 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-231156
CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)
1.50% Convertible Notes due 2026	$287,500,000	100.0%	$287,500,000	$31,367
Common Stock, $0.01 par value per share	(2)	(3)	(3)	(3)

(1)
This filing fee is calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended, or the Securities Act. Payment of the registration fee to the Securities and Exchange Commission, or the SEC, for the 1.50% Convertible Senior Notes due 2026 is being made by the registrant on a “pay-as-you-go” basis, using the current SEC filing fee rate of $109.10 per million.

(2)
Includes an indeterminate number of shares of common stock issuable upon conversion of the notes at the initial conversion price of approximately $11.99 per share of common stock. Pursuant to Rule 416 under the Securities Act, such number of shares of common stock registered hereby shall include an indeterminate number of shares of common stock that may be issued in connection with a stock split, stock dividend, recapitalization or similar event.

(3)
Pursuant to Rule 457(i) under the Securities Act, there is no additional filing fee with respect to the number of shares of common stock issuable upon conversion of the notes because no additional consideration will be received in connection with the exercise of the conversion privilege.

PROSPECTUS SUPPLEMENT
(To prospectus dated January 6, 2021)
$250,000,000
1.50% Convertible Senior Notes Due 2026

Summit Hotel Properties, Inc. is offering $250,000,000 aggregate principal amount of its 1.50% Convertible Senior Notes due 2026, or the notes, under this prospectus supplement. Interest on the notes will be payable semiannually in arrears on February 15 and August 15 of each year, beginning on August 15, 2021. The notes will mature on February 15, 2026 unless earlier converted, purchased or redeemed.
Subject to the restrictions on share ownership and transfer discussed herein, holders may convert the notes at their option prior to the close of business on the business day immediately preceding August 15, 2025, but only under the following circumstances: (1) during any fiscal quarter commencing after March 31, 2021 (and only during such fiscal quarter), if the last reported sale price of our common stock, $0.01 par value per share, or our common stock, for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the conversion price for the notes on each applicable trading day; (2) during the five consecutive business day period after any five consecutive trading day period, or the measurement period, in which the trading price (as defined herein) per $1,000 principal amount of notes for each trading day of such measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate for the notes on each such trading day; (3) if we call any or all of the notes for redemption, at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date; or (4) upon the occurrence of specified corporate events. On or after August 15, 2025, until the close of business on the second scheduled trading day immediately preceding the maturity date of the notes, holders may convert their notes at any time, regardless of the foregoing circumstances. Upon conversion of a note, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described in this prospectus supplement.
The conversion rate applicable to the notes will initially equal 83.4028 shares of our common stock per $1,000 principal amount of notes (equivalent to a conversion price of approximately $11.99 per share of our common stock). The conversion rate will be subject to adjustment upon the occurrence of certain events, but will not be adjusted for any accrued and unpaid interest. In addition, following the occurrence of a make-whole fundamental change or if we provide notice of redemption, we will, in certain circumstances, increase the conversion rate for a holder that converts its notes in connection with such make-whole fundamental change or notice of redemption, as the case may be.
We may redeem for cash all or any portion of the notes, at our option, on or after February 20, 2024 if the last reported sale price of our common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption. The redemption price will be equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. No sinking fund is provided for the notes.
If we undergo a fundamental change, holders may require us to purchase the notes in whole or in part for cash at a fundamental change purchase price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date.
The notes will be our senior unsecured obligations and will rank senior in right of payment to any future indebtedness that is expressly subordinated in right of payment to the notes, equal in right of payment to our existing and future unsecured indebtedness that is not so subordinated, effectively junior to any of our future secured indebtedness to the extent of the value of the assets securing such indebtedness and structurally junior to all existing and future indebtedness (including trade payables) and preferred equity of our subsidiaries, other than to the extent the notes are guaranteed in the future by our subsidiaries, as described in this prospectus supplement.
We do not intend to apply for listing of the notes on any securities exchange. Our common stock is listed on the New York Stock Exchange, or the NYSE, under the trading symbol “INN.” The last reported sale price of our common stock on the NYSE on January 7, 2021 was $8.72 per share.

Investing in the notes involves certain risks. See “Risk Factors” in this prospectus supplement and the reports we file with the U.S. Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, that are incorporated by reference into this prospectus supplement and the accompanying prospectus to read about factors you should consider before making a decision to invest in the notes.
Neither the U.S. Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of the notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Per Note	Total
Public offering price(1)	100.0%	$250,000,000
Underwriting discount	2.5%	$6,250,000
Proceeds, before expenses, to us	97.5%	$243,750,000

(1)
Plus accrued interest from January 12, 2021, if settlement occurs after that date

The underwriters will have the option to purchase within 13 days beginning on and including the date on which we first issue the notes up to an additional $37,500,000 principal amount of notes from us at the public offering price less the underwriting discount solely to cover over-allotments, if any.
The underwriters expect to deliver the notes in book-entry only form through the facilities of The Depository Trust Company on or about January 12, 2021.

Joint Book-Running Managers
BofA SecuritiesDeutsche Bank Securities
Senior Co-Managers
KeyBanc Capital MarketsRegions Securities LLC US Bancorp
Co-Managers
Capital One SecuritiesPNC Capital Markets LLC Raymond James
BMO Capital MarketsRBC Capital Markets Baird Bancroft Capital
The date of this prospectus supplement is January 7, 2021.

Prospectus Supplement

S-i

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any applicable free writing prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction where it is unlawful to make such offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and adds to and updates information contained in the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering.
To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or the documents incorporated by reference in this prospectus supplement prior to the date of this prospectus supplement, the information in this prospectus supplement will supersede such information.
This prospectus supplement does not contain all of the information that is important to you. Before making a decision to invest in the notes, you should read the accompanying prospectus as well as the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Incorporation of Certain Information by Reference” in this prospectus supplement and “Where You Can Find More Information” in the accompanying prospectus.
In this prospectus supplement and the accompanying prospectus, except where the context suggests otherwise, the terms: (1) “we,” “our” and “us” refer to Summit Hotel Properties, Inc., a Maryland corporation, and its subsidiaries on a consolidated basis; and (2) “our operating partnership” means Summit Hotel OP, LP, a Delaware limited partnership for which one of our wholly owned subsidiaries serves as the general partner. Summit Hotel TRS, Inc., a Delaware corporation, which we refer to in this prospectus supplement as “Summit TRS,” is a taxable REIT subsidiary, or TRS, and we refer to Summit TRS and any other TRSs that we may form in the future as “our TRSs.” We refer to the wholly owned subsidiaries of our TRSs that lease our hotels from our operating partnership or subsidiaries of our operating partnership as “our TRS lessees.”
All brand and trade names, logos or trademarks contained, or referred to, in this prospectus supplement and the accompanying prospectus, as well as any document incorporated by reference into this prospectus supplement and the accompanying prospectus, are the properties of their respective owners. These references shall not in any way be construed as participation by, or endorsement of, the offering of any of our securities by any of our franchisors or managers.
“Residence Inn by Marriott,” “Courtyard by Marriott,” “SpringHill Suites by Marriott,” “Fairfield Inn & Suites by Marriott,” “AC Hotels by Marriott” and “Marriott” are registered trademarks of Marriott International, Inc. or one of its affiliates. All references to “Marriott” mean Marriott International, Inc. and all of its affiliates and subsidiaries. We are party to a license agreement with The Sheraton LLC that enables a third-party hotel management company engaged by us to operate a hotel using the trademark “Four Points®.” All references to “Sheraton” mean The Sheraton LLC. and all of its affiliates and subsidiaries.
“Holiday Inn Express,” “Hotel Indigo” and “Staybridge Suites” are registered trademarks of Six Continents Hotels, Inc., commonly known as InterContinental Hotels Group, or one of its affiliates. All references to “IHG” mean Six Continents Hotels, Inc. and all of its affiliates and subsidiaries.
None of Marriott, IHG, Sheraton, Hilton Worldwide, Inc., or Hilton, Hyatt Hotels Corporation, or Hyatt is responsible for the content of this prospectus supplement and the accompanying prospectus, or the information incorporated by reference into this prospectus supplement and the accompanying prospectus, whether relating to hotel information, operating information, financial information, its relationship with us or otherwise. None of Marriott, IHG, Sheraton, Hilton or Hyatt is involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the offering by us of the securities covered by this prospectus supplement and the accompanying prospectus. None of Marriott, IHG, Sheraton, Hilton or Hyatt has expressed any approval or disapproval regarding the offering of securities pursuant to this prospectus supplement and the accompanying prospectus and the grant of any franchise or other rights to us shall not be construed as any expression of approval or disapproval. None of Marriott, IHG, Sheraton, Hilton or Hyatt has assumed any liability in connection with the offering of securities contemplated by this prospectus supplement and the accompanying prospectus.

S-iii

“RevPAR Index” is calculated by STR, Inc., or STR, as the quotient of a hotel’s revenue per available room, or RevPAR, divided by the average RevPAR of its competitors, multiplied by 100. A RevPAR Index in excess of 100 indicates a hotel is achieving higher RevPAR than the average of its competitors. STR, an independent third-party, collects and compiles the data it uses to calculate RevPAR Index. We select the competing hotels included in the RevPAR Index calculation subject to STR’s guidelines and provide STR with RevPAR information with respect to our hotels. STR does not guarantee the performance of any company about which it collects and provides data. STR does not endorse us, or any other company, and STR data should not be viewed as investment advice or as recommendation to take a particular course of action.

S-iv

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, contain “forward-looking statements.” Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “forecast,” “project,” “potential,” “continue,” “likely,” “will,” “would” or similar expressions. Forward-looking statements include, among others, statements about our business strategy, including acquisition and development strategies, industry trends, estimated revenues and expenses, ability to realize deferred tax assets and expected liquidity needs and sources (including capital expenditures and the ability to obtain financing or raise capital). You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to:
•
the effects of the novel coronavirus (COVID-19) pandemic and other infectious disease outbreaks;

•
potential changes in operations as a result of laws or regulations imposed in connection with, or changes in consumer behavior in response to, the COVID-19 pandemic;

•
financing risks, including the risk of leverage and the corresponding risk of default on our existing indebtedness and potential inability to refinance or extend the maturities of our existing indebtedness;

•
default by borrowers to which we lend or provide seller financing;

•
global, national, regional and local economic and geopolitical conditions;

•
levels of spending for business and leisure travel, as well as consumer confidence;

•
supply and demand factors in our markets or sub-markets;

•
the effect of alternative accommodations on our business;

•
adverse changes in occupancy, average daily rate, or ADR, and RevPAR and other hotel operating metrics;

•
hostilities, including future terrorist attacks, or fear of hostilities that affect travel;

•
financial condition and liquidity of, and our relationships with, third-party property managers and franchisors;

•
the degree and nature of our competition;

•
increased interest rates;

•
increased operating costs, including but not limited to labor costs and costs related to COVID-19 protocols;

•
increased renovation costs, which may cause actual renovation costs to exceed our current estimates;

•
changes in zoning laws;

•
increases in real property taxes that are significantly higher than our expectations;

•
risks associated with hotel acquisitions, including the ability to ramp up and stabilize newly acquired hotels with limited or no operating history or that require substantial amounts of capital improvements for us to earn stabilized economic returns consistent with our expectations at the time of acquisition;

•
risks associated with dispositions of hotel properties, including our ability to successfully complete the sale of hotel properties under contract to be sold, including the risk that the purchaser may not have access to the capital needed to complete the purchase;

•
the nature of our structure and transactions such that our federal and state taxes are complex and there is risk of successful challenges to our tax positions by the Internal Revenue Service, or IRS, or other federal and state taxing authorities;

S-v

•
the recognition of taxable gains from the sale of hotel properties as a result of the inability to complete certain like-kind exchanges in accordance with Section 1031 of the Internal Revenue Code of 1986, as amended, or the Code;

•
availability of and our ability to retain qualified personnel;

•
our failure to maintain our qualification as a real estate investment trust, or REIT, under the Code;

•
changes in our business or investment strategy;

•
availability, terms and deployment of capital;

•
general volatility of the capital markets and the market price of our common stock;

•
environmental uncertainties and risks related to natural disasters;

•
our ability to recover fully under third party indemnities or our existing insurance policies for insurable losses and our ability to maintain adequate or full replacement cost “all-risk” property insurance policies on our properties on commercially reasonable terms;

•
the effect of a data breach or significant disruption of hotel operator information technology networks as a result of cyber-attacks that are greater than insurance coverages or indemnities from service providers;

•
the effect on our interest expense if LIBOR is replaced with a new benchmark or performs differently than in the past;

•
our ability to effectively manage our joint venture with our joint venture partner;

•
current and future changes to the Code;

•
the use of the net proceeds from this offering and the potential benefits of the capped call transactions described herein; and

•
the factors referenced or incorporated by reference into this prospectus supplement and accompanying prospectus, as well as the factors described under the section entitled “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2019, which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Accordingly, there is no assurance that our expectations will be realized. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in this prospectus supplement, the accompanying prospectus, our Annual Report on Form 10-K for the year ended December 31, 2019, which are incorporated by reference into this prospectus supplement and the accompanying prospectus. Except as otherwise required by the federal securities laws, we disclaim any obligations or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

S-vi

SUMMARY
The following summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. It may not contain all of the information that is important to you. Before making a decision to invest in the notes, you should read carefully this entire prospectus supplement and the accompanying prospectus, including the risks set forth under the caption “Risk Factors” in this prospectus supplement, the accompanying prospectus and our Annual Report on Form 10-K for the year ended December 31, 2019, which are incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. Unless otherwise indicated, the information in this prospectus supplement assumes that the underwriters’ over-allotment option is not exercised.
OUR COMPANY
General
We are a self-managed hotel investment company that was incorporated in June 2010 and completed our initial public offering in February 2011. We focus on owning primarily premium-branded, select-service hotels. As of September 30, 2020, our portfolio consisted of 72 hotels with a total of 11,288 guestrooms located in 23 states. As of the date of this prospectus supplement, we own 100% of the outstanding equity interests in 67 of the 72 hotels and we own a 51% controlling interest in five hotels owned through a joint venture.
As of September 30, 2020, 92% of our guestrooms were located in the largest 50 metropolitan statistical areas, or MSAs, 97% were located within the largest 100 MSAs and 100% of our hotel guestrooms operated under premium franchise brands owned by Marriott® International, Inc., Hilton® Worldwide, Hyatt® Hotels Corporation and InterContinental® Hotels Group. Our hotels are typically located in markets with multiple demand generators such as corporate offices and headquarters, retail centers, airports, state capitols, convention centers, universities, and leisure attractions. The average RevPAR Index for our portfolio of hotels for the year ended December 31, 2019 was 115. For the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, the average RevPAR Index for our portfolio of hotels was 122, 148 and 152, respectively. See “About this Prospectus Supplement” for additional information about the RevPAR Index. For the twelve months ended September 30, 2020, approximately 32%, 22%, 15%, 14% and 17% of our guestroom occupancy was attributable to retail, discount, negotiated, group business and other segments, respectively.
Substantially all of our assets are held by, and all of our operations are conducted through, our operating partnership. Through a wholly-owned subsidiary, we are the sole general partner of our operating partnership. At September 30, 2020, we owned, directly and indirectly, approximately 99.8% of our operating partnership’s issued and outstanding common units of limited partnership interest, and all of our operating partnership’s issued and outstanding Series D and Series E preferred units of limited partnership interest. Pursuant to our operating partnership’s limited partnership agreement, we have full, exclusive and complete responsibility and discretion in the management and control of our operating partnership, such as the ability to cause our operating partnership to enter into certain major transactions including acquisitions, dispositions and refinancings, to make distributions to partners and to cause changes in our operating partnership’s business activities.
We elected to be taxed as a REIT for federal income tax purposes commencing with our short taxable year ended December 31, 2011. To qualify as a REIT, we cannot operate or manage our hotels. Accordingly, all of our hotels are leased to our TRS lessees. All of our hotels are operated pursuant to hotel management agreements between our TRS lessees and professional third-party hotel management companies. We have one reportable segment as defined by U.S. generally accepted accounting principles.
Our corporate offices are located at 13215 Bee Cave Parkway, Suite B-300, Austin, Texas 78738. Our telephone number is (512) 538-2300. Our website is www.shpreit.com. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus supplement and accompanying prospectus and should not be considered a part of this prospectus supplement or the accompanying prospectus.

THE OFFERING
The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the notes, see “Description of the Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.
Issuer
Summit Hotel Properties, Inc., a Maryland corporation
Securities Offered
$250,000,000 principal amount of 1.50% Convertible Senior Notes due 2026 (plus up to an additional $37,500,000 principal amount solely to cover over-allotments), which we refer to as the notes.
Maturity
February 15, 2026 unless earlier converted, purchased or redeemed.
Interest
1.50% per year. Interest will accrue from January 12, 2021 (the scheduled date of original issuance) or from the most recent date to which interest has been paid or duly provided for, and will be payable semiannually in arrears on February 15 and August 15 of each year, beginning on August 15, 2021.
We will also be required to pay additional interest on the notes under the circumstances described under “Description of the Notes — Events of Default.”
Conversion Rights
Subject to the restrictions on share ownership and transfer discussed below, holders may convert the notes at their option prior to the close of business on the business day immediately preceding August 15, 2025, but only under the following circumstances:
•
during any fiscal quarter commencing after March 31, 2021 (and only during such fiscal quarter), if the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the conversion price for the notes on each applicable trading day;

•
during the five consecutive business day period after any five consecutive trading day period, or the measurement period, in which the trading price (as defined herein) per $1,000 principal amount of the notes for each trading day of such measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate for the notes on each such trading day;

•
if we call any or all of the notes for redemption, as described under “Description of the Notes — Optional Redemption On or After February 20, 2024,” at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date; or

•
upon the occurrence of specified corporate events described under “Description of the Notes — Conversion Rights — Conversion Upon Specified Corporate Events.”

On or after August 15, 2025, until the close of business on the second scheduled trading day immediately preceding the maturity date of the notes, holders may convert their notes at any time, regardless of the foregoing circumstances.
The conversion rate for the notes will initially equal 83.4028 shares of our common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $11.99 per share of our common stock), subject to adjustment as described in this prospectus supplement.
In addition, following the occurrence of certain corporate events or if we provide a notice of redemption, we will, in certain circumstances, increase the conversion rate for a holder that converts its notes in connection therewith. See “Description of the Notes — Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change or Notice of Redemption.”
You will not receive any additional cash payment representing accrued and unpaid interest, if any, upon conversion of a note, except in limited circumstances. Instead, interest will be deemed paid by our payment or delivery, as the case may be, of the cash, shares of our common stock or combination of cash and shares of our common stock into which your note is convertible. See “Description of the Notes — Conversion Rights — General.”
Settlement Upon Conversion
Upon conversion, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination thereof at our election. We refer to our obligation to pay or deliver these amounts as our conversion obligation. If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock (rather than solely through delivery of our common stock), the amount of cash and shares of our common stock, if any, due upon conversion will be based on a daily conversion value (as described herein) calculated on a proportionate basis for each trading day in the 40 trading-day cash settlement averaging period (as described herein). See “Description of the Notes — Conversion Rights — Settlement Upon Conversion.”
Optional Redemption On or After February 20, 2024
We may redeem for cash all or part of the notes, at our option, on or after February 20, 2024 if the last reported sale price of our common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. See “Description of the Notes — Optional Redemption On or After February 20, 2024.”

Fundamental Change
If we undergo a “fundamental change” (as defined under “Description of the Notes — Fundamental Change Permits Holders to Require Us to Purchase Notes”), subject to certain conditions, you may require us to purchase for cash all or part of your notes. The fundamental change purchase price will equal 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date.
Ranking
The notes will be our senior unsecured obligations and will rank:
•
senior in right of payment to any future indebtedness we may incur that is expressly subordinated in right of payment to the notes;

•
equal in right of payment to our existing and future unsecured indebtedness that is not so subordinated;

•
effectively junior in right of payment to any of our existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness; and

•
structurally subordinated to all existing and future indebtedness (including trade payables) and preferred equity (other than preferred equity in our operating partnership that we hold) of our subsidiaries, including our operating partnership.

As of September 30, 2020, our total consolidated indebtedness was approximately $1.1 billion, all of which was debt of our subsidiaries, to which the notes will be structurally subordinate. Of the $1.1 billion, $154.9 million was indebtedness secured by first mortgage liens, $141.5 million was indebtedness related to our consolidated joint venture and $795.0 million was our term loan and revolving credit facility indebtedness.
The indenture governing the notes will not limit the amount of secured or unsecured debt that we or our subsidiaries may incur or preferred equity that our subsidiaries may issue.
Events of Default
Except as described under “Description of the Notes — Events of Default,” if an event of default with respect to the notes occurs, holders of the notes may, upon satisfaction of certain conditions, accelerate the principal amount of the notes plus accrued and unpaid interest; provided, however, that the principal amount of the notes plus accrued and unpaid interest will automatically become due and payable in the case of certain types of bankruptcy or insolvency events of default involving us.
Restrictions on Ownership and
Transfer
To assist us in complying with the limitations on the concentration of ownership of a REIT for federal income tax purposes, among other purposes, our charter contains restrictions on the ownership and transfer of our shares. Our charter generally prohibits, among other prohibitions, any stockholder from beneficially or constructively owning more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock. The indenture that will govern the notes will provide that no holder of notes will be entitled to receive shares of our common stock following conversion of such notes to the extent that receipt of such shares of our common stock would cause such holder (after application of certain constructive ownership rules) to exceed the ownership limit as provided in our charter; provided, however, that, if any delivery of shares of our common stock owed to a holder upon conversion of the notes is not made, in whole or in part, as a result of the 9.8% ownership limit described above, our obligation to make such delivery shall not be extinguished and we shall deliver such shares as promptly as practicable after any converting holder gives notice to us that such delivery would not result in it being the beneficial or constructive owner of more than 9.8% by value or number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock. See “Description of Common and Preferred Stock — Restrictions on Ownership and Transfer” in the accompanying prospectus.
Book-Entry Form
The notes will be issued in book-entry only form and will be represented by one or more permanent global certificates deposited with, or on behalf of, The Depository Trust Company, or DTC, and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances.
Absence of a Public Market for
Notes
Prior to this offering, there was no public market for the notes, and we do not intend to apply for listing of the notes on any securities exchange. If no active trading market develops, you may not be able to resell your notes at their fair market value or at all. The liquidity of any future trading market in the notes and future trading prices of the notes will depend on many factors, including the market price of our common stock, prevailing interest rates, our operating results and prospects and the market for similar securities. We have been advised by the underwriters that they currently intend to make a market in the notes after this offering is completed. However, the underwriters are not obligated to do so, and they may cease their market-making at any time and without notice.
No Listing
We do not intend to apply for listing of the notes on any securities exchange. Our common stock is listed on the NYSE under the symbol “INN.”
Federal Income Tax Considerations
For federal income tax considerations relating to the purchase, ownership and disposition of the notes and our common stock into which the notes are convertible, see “Material Federal Income Tax Considerations” in the accompanying prospectus.
Trustee and Conversion Agent
The Bank of New York Mellon Trust Company, N.A.

Governing Law
New York.
Use of Proceeds
We estimate that the net proceeds from this offering will be approximately $243.3 million (or approximately $279.8 million if the underwriters exercise their over-allotment option to purchase additional notes to cover over-allotments in full), after deducting the underwriting discount and our estimated offering expenses related to this offering.
We entered into privately negotiated capped call transactions with certain of the underwriters or their respective affiliates and another financial institution, or the option counterparties. We intend to use approximately $18.4 million of the net proceeds from this offering to pay the cost of the capped call transactions. If the underwriters exercise their over-allotment option to purchase additional notes, we expect to use a portion of the net proceeds from the sale of such additional notes to enter into additional capped call transactions.
We will contribute the remaining net proceeds from this offering to our operating partnership. Our operating partnership will use the remaining net proceeds to reduce our outstanding indebtedness, including amounts outstanding under our $400.0 million senior unsecured revolving credit facility and our term loans. As of November 30, 2020, (1) the annual interest rate payable on our $400.0 million senior unsecured revolving credit facility, or our revolving credit facility, which matures on March 31, 2023 (without giving effect to options to extend the maturity date to March 2024, subject to our compliance with certain conditions), was approximately 2.40% and the principal amount outstanding was approximately $155.0 million and (2) the weighted-average annual interest rate payable on our term loans, which have a weighted-average maturity of 3.2 years, was approximately 2.32%, and the aggregate principal amount outstanding was $650.0 million. Affiliates of certain underwriters in this offering are lenders under our outstanding indebtedness and will receive their pro rata portions of the net proceeds from this offering used to reduce our indebtedness outstanding with them. See “Use of Proceeds.”
Capped Call Transactions
In connection with the pricing of the notes, we entered into privately negotiated capped call transactions with the option counterparties. The capped call transactions cover, subject to customary adjustments, the number of shares of our common stock underlying the notes. The capped call transactions are generally expected to reduce the potential dilution to our common stock upon any conversion of the notes and/or offset any cash payments we are required to make in excess of the principal amount of such converted notes, as the case may be, with such reduction and/or offset subject to a cap. If the underwriters exercise their over-allotment option to purchase additional notes, we expect to use a portion of the net proceeds from the sale of such additional notes to enter into additional capped call transactions with the option counterparties.
We have been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to purchase shares of our common stock and/or enter into various derivative transactions with respect to our common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of our common stock or the notes at that time.
In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to our common stock and/or purchasing or selling our common stock or other securities of ours in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so following any conversion, purchase or redemption of the notes, to the extent we exercise the relevant election under the capped call transactions). This activity could also cause or avoid an increase or a decrease in the market price of our common stock or the notes, which could affect your ability to convert the notes. To the extent the activity occurs during any observation period related to a conversion of the notes, it could also affect the number of shares of our common stock and value of the consideration that you will receive upon conversion of the notes.
For a discussion of the potential impact of any market or other activity by the option counterparties or their respective affiliates in connection with these capped call transactions, see “Risk Factors — Risks Related to the Notes and to This Offering — The capped call transactions may affect the value of the notes and our common stock” and “Underwriting — Capped Call Transactions.”
Risk Factors
See “Risk Factors” beginning on page S-8 of this prospectus supplement and beginning on page 8 of our Annual Report on Form 10-K for the year ended December 31, 2019 to read about certain risks you should consider before making a decision to invest in the notes.

RISK FACTORS
An investment in the notes involves a high degree of risk. In addition to other information in this prospectus supplement, you should carefully consider the following risks, the risks described in our Annual Report on Form 10-K for the year ended December 31, 2019, as well as other information and data set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before making an investment decision with respect to the notes. The occurrence of any of these risks could materially and adversely affect our business, financial condition, liquidity, results of operations and prospects. As a result, the market price of our common stock, and, in turn, the trading price of the notes, could decline, and you could lose part or all of your investment. Additional risks and uncertainties that are not yet identified or that we think are immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment. Some statements in this prospectus supplement, including statements in the following risk factors, constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”
Risks Related to the Notes and to This Offering
We expect that the trading price of the notes will be significantly affected by changes in the market price of our common stock, the interest rate environment and our credit quality, each of which could change substantially at any time.
We expect that the trading price of the notes will depend on a variety of factors, including, without limitation, the market price of our common stock, the interest rate environment and our credit quality. Each of these factors may be volatile, and may or may not be within our control.
For example, the trading price of the notes will increase with the market price and volatility of our common stock. We cannot, however, predict whether the market price of our common stock will rise or fall or whether the volatility of our common stock will continue at its historical level. In addition, general market conditions, including the level of, and fluctuations in, the market price of stocks generally, may affect the market price and the volatility of our common stock. Moreover, we may or may not choose to take actions that could influence the volatility of our common stock.
Likewise, if interest rates, or expected future interest rates, rise during the term of the notes, the yield of the notes will likely decrease. Because interest rates and interest rate expectations are influenced by a wide variety of factors, many of which are beyond our control, we cannot assure you that changes in interest rates or interest rate expectations will not adversely affect the trading price of the notes.
Furthermore, the trading price of the notes will likely be significantly affected by any change in our credit quality. Because our credit quality is influenced by a variety of factors, some of which are beyond our control, we cannot guarantee that we will maintain or improve our credit quality during the term of the notes. In addition, because we may choose to take actions that adversely affect our credit quality, such as incurring additional debt, there can be no guarantee that our credit quality will not decline during the term of the notes, which would likely negatively impact the trading price of the notes.
The claims of holders of the notes will be structurally subordinated to claims of creditors of our subsidiaries. Our ability to repay our debt, including the notes, depends on the performance of our operating partnership and its ability to make distributions to us.
The notes will not be guaranteed by any of our subsidiaries, including our operating partnership, through which we conduct substantially all of our operations. Accordingly, none of our subsidiaries is currently, and may not become, obligated to pay any amounts due pursuant to the notes, or to make any funds available therefor. Consequently, to the extent the notes do not have the benefit of subsidiary guarantees, claims of holders of the notes will be structurally subordinated to the claims of creditors and preferred stockholders of these subsidiaries, including trade creditors. As a result, in the event of a bankruptcy, liquidation or reorganization of any of our subsidiaries, such subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us.
As of September 30, 2020, our total consolidated indebtedness was approximately $1.1 billion, all of which was debt of our subsidiaries, to which the notes will be structurally subordinate. Of the $1.1 billion,

$154.9 million was indebtedness secured by first mortgage liens, $141.5 million was indebtedness related to our consolidated joint venture and $795.0 million was our term loan and revolving credit facility indebtedness.
Our substantial indebtedness could adversely affect our business, financial condition or results of operations and prevent us from fulfilling our obligations under the notes.
We currently have and, after this offering, will continue to have a substantial amount of indebtedness. As of September 30, 2020, our total consolidated indebtedness was approximately $1.1 billion. This level of indebtedness increases the risk that we may be unable to generate enough cash to pay amounts due in respect of our indebtedness, including the notes.
Our substantial indebtedness could have important consequences to you and significant effects on our business. For example, it could:
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make it more difficult for us to satisfy our obligations with respect to the notes;

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increase our vulnerability to general adverse economic and industry conditions;

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require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, our strategic growth initiatives and development efforts and other general corporate purposes;

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limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

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restrict us from exploiting business opportunities;

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place us at a competitive disadvantage compared to our competitors that have less indebtedness; and

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limit our ability to borrow additional funds for working capital, capital expenditures, acquisitions, debt service requirements, execution of our business strategy or other general corporate purposes.

In addition, the agreements that govern our current indebtedness contain, and the agreements that may govern any future indebtedness that we may incur may contain, financial and other restrictive covenants that will limit our ability to engage in activities that may be in our long-term best interests. Our failure to comply with those covenants could result in an event of default that, if not cured or waived, could result in the acceleration of all of our debt.
Despite our substantial current indebtedness, we and our subsidiaries may still be able to incur substantially more indebtedness. This could further exacerbate the risks associated with our substantial leverage.
We and our subsidiaries may be able to incur substantial additional indebtedness in the future, including pursuant to a capital markets transaction such as a notes offering as well as secured indebtedness that will be structurally senior to the notes. Furthermore, neither the base indenture nor the supplemental indenture establishing the terms of the notes limits or will limit the amount of debt that we or our subsidiaries may issue. Adding new indebtedness to current debt levels could make it more difficult for us to satisfy our obligations with respect to the notes.
The notes are not protected by restrictive covenants, which in turn may allow us to engage in a variety of transactions that may impair our ability to fulfill our obligations under the notes.
The indenture governing the notes will not contain any financial covenants and will not restrict us from paying dividends, incurring debt or issuing or repurchasing our other securities. Because the indenture will not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating for any reason, including as a result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us, except to the extent described under “Description of the Notes — Fundamental Change Permits Holders to Require Us to Purchase Notes,” “Description of the Notes — Consolidation, Merger and Sale of Assets” and “Description of the Notes — Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change or Notice of Redemption,” we may

engage in transactions that may impair our ability to fulfill our obligations under the notes. Other than the repurchase right, the restrictions provided by the merger covenant and our obligation to increase the conversion rate with respect to the notes in certain circumstances upon the occurrence of certain events, we generally have no duty to consider the interests of holders of the notes in determining whether to engage in such transactions.
Regulatory actions and other events may adversely affect the trading price and liquidity of the notes.
We expect that many investors in, and potential purchasers of, the notes will employ, or seek to employ, a convertible arbitrage strategy with respect to the notes. Investors would typically implement such a strategy by selling short our common stock, into which the notes are convertible, and dynamically adjusting their short position while continuing to hold the notes. Investors may also implement this type of strategy by entering into swaps on our common stock in lieu of or in addition to short selling our common stock.
The U.S. Securities and Exchange Commission, or the SEC, and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our common stock). Such rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a “Limit Up-Limit Down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the notes to effect short sales of our common stock, borrow our common stock or enter into swaps on our common stock could adversely affect the trading price and the liquidity of the notes.
Some significant restructuring transactions that may adversely affect you may not constitute a “fundamental change” under the indenture, in which case we would not be obligated to offer to purchase the notes.
Upon the occurrence of a “fundamental change” (as defined under “Description of the Notes — Fundamental Change Permits Holders to Require Us to Purchase Notes”), you have the right, at your option, to require us to purchase your notes for cash. However, the definition of fundamental change contained in the indenture is limited to certain enumerated transactions. As a result, the fundamental change provision of the indenture will not afford protection to holders of notes in the event of other transactions that could adversely affect the notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings or acquisitions initiated by us may not constitute a fundamental change requiring us to purchase the notes. In the event of any such transaction, holders of the notes would not have the right to require us to purchase their notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting holders of the notes.
The adjustment to the conversion rate for notes converted in connection with a make-whole fundamental change or notice of redemption may not adequately compensate you for any lost option value of your notes as a result of such transaction or redemption. In addition, the definition of a make-whole fundamental change is limited and may not protect you from losing some of the option value of your notes in the event of a variety of transactions that do not constitute a make-whole fundamental change.
Upon the occurrence of a make-whole fundamental change, or if we provide notice of redemption, we will, in certain circumstances, increase the conversion rate for a holder that converts its notes in connection with such make-whole fundamental change or notice of redemption. The increase in the conversion rate will be determined based on the date on which the make-whole fundamental change becomes effective or the date of the notice of redemption and the price paid (or deemed paid) per share of our common stock in such make-whole fundamental change or with respect to such redemption, all as described below under “Description of the Notes — Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change or Notice of Redemption.”
Although the adjustment to the conversion rate for notes converted in connection with a make-whole fundamental change or notice of redemption is designed to compensate you for the option value of your notes that you lose as a result of a make-whole fundamental change or redemption, it is only an estimate of such value and may not adequately compensate you for such lost option value. In addition, if the price paid (or deemed paid) for our common stock in the make-whole fundamental change or with respect to such redemption is greater than $50.00 per share or less than $8.72 per share (in each case, subject to adjustment in accordance with the indenture), then we will not be required to adjust the conversion rate if you convert your notes in connection with such make-whole fundamental change or notice of redemption. Moreover, in no event will we increase the conversion rate for the notes solely because of such an adjustment to a rate that exceeds 114.6788 shares of our common stock per $1,000 principal amount of notes, subject to adjustments in accordance with the indenture.
Furthermore, the definition of make-whole fundamental change contained in the indenture is limited to certain enumerated transactions. As a result, the make-whole fundamental change provisions of the indenture will not afford protection to holders of the notes in the event that other transactions occur that could adversely affect the option value of the notes. For example, transactions, such as leveraged recapitalizations, refinancings, restructurings or acquisitions, could significantly affect the trading characteristics of our common stock and thereby reduce the option value embedded in the notes without triggering a make-whole fundamental change.
In addition, our obligation to increase the conversion rate upon the occurrence of a make-whole fundamental change could be considered a penalty, in which case the enforceability thereof could be subject to general equity principles such as the reasonableness of economic remedies.
Adjustments to the conversion rate do not cover all dilutive events that may adversely affect the value of the notes.
The conversion rate is subject to adjustment for certain events, including, but not limited to, the issuance of dividends on our common stock, the issuance of certain rights, options or warrants, subdivisions, combinations, distributions of shares of our capital stock, indebtedness or assets, cash dividends and certain issuer tender or exchange offers as described under “Description of the Notes — Conversion Rights — Conversion Rate Adjustments.” However, the conversion rate will not be adjusted for other events, such as a third-party tender or exchange offer or an issuance of our common stock for cash or in connection with an acquisition, that may adversely affect the trading price of the notes or our common stock. An event that adversely affects the value of the notes may occur and that event may not result in an adjustment to the conversion rate.
Redemption may adversely affect your return on the notes.
Prior to February 20, 2024, we may not redeem the notes. On or after February 20, 2024, we may redeem for cash all or part of the notes, at our option, if the last reported price of our common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.
We may not have the ability to raise funds necessary to settle conversions of the notes or to purchase the notes upon a fundamental change.
If a fundamental change occurs, you will have the right, at your option, to require us to purchase for cash any or all of your notes, or any portion of the principal amount thereof such that the principal amount that remains outstanding of each note purchased in part equals $1,000 or an integral multiple of $1,000 in excess thereof. The fundamental change purchase price will equal 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date. In addition, upon conversion of the notes, unless we elect to settle the conversion entirely in our common stock, we will be required to make cash payments in respect of the notes being converted. However, we may not have sufficient funds at the time we are required to purchase the notes surrendered therefor or to make cash payments on the notes being converted and we may not be able to arrange necessary financing on acceptable terms, if at all. In addition, our ability to purchase the notes or to pay cash upon conversion may be limited by law, by regulatory authority or by the agreements governing our other indebtedness currently outstanding or outstanding at the time. If we fail to pay the fundamental change purchase price when due, or fail to pay any amount of cash due upon conversion within five business days of its due date, we will be in default under the indenture governing the notes. A default under the indenture or the fundamental change itself could also constitute a default under the agreements governing our other existing and future indebtedness which would further restrict our ability to make required payments under the notes. In particular, the occurrence of certain events that would constitute a fundamental change would also constitute an event of default under our existing credit agreements.
If an active trading market does not develop for the notes, you may not be able to resell them.
Prior to this offering, there was no public market for the notes, and we do not intend to apply for listing of the notes on any securities exchange. If no active trading market develops, you may not be able to resell your notes at their fair market value or at all. The liquidity of any future trading market in the notes and future trading prices of the notes will depend on many factors, including the market price of our common stock, prevailing interest rates, our operating results and prospects and the market for similar securities. We have been advised by the underwriters that they currently intend to make a market in the notes after this offering is completed. However, the underwriters are not obligated to do so, and they may cease their market-making at any time.
The conditional conversion features of the notes, if triggered, may adversely affect our financial condition.
If one of the conversion contingencies is triggered, holders of the notes will be entitled to convert the notes at any time during specified periods. See “Description of the Notes — Conversion Rights.” If one or more holders elect to convert their notes, unless we elect to satisfy our conversion obligation by delivering solely shares of our common stock, we would be required to settle a portion of or all of our conversion obligation through the payment of cash, which could adversely affect our liquidity and various aspects of our business (including our credit ratings and the trading price of the notes).
The conditional conversion feature of the notes could result in your receiving less than the value of the cash, shares of our common stock or the cash and shares of our common stock, if any, as the case may be, into which your notes would otherwise be convertible.
Prior to August 15, 2025, you may convert your notes only if specified conditions are met. If the specific conditions for conversion are not met, you will not be able to convert your notes, and you may not be able to receive the value of the cash, shares of our common stock or a combination of cash and shares of our common stock, if any, as the case may be, into which your notes would otherwise be convertible. Therefore, you may not be able to realize the appreciation, if any, in the value of shares of our common stock after the issuance of the notes in this offering and prior to such date. In addition, the inability to freely convert your notes may also adversely affect the trading price of the notes and your ability to resell the notes.
The settlement feature of the notes may have adverse consequences.
The settlement feature of the notes, as described under “Description of the Notes — Conversion Rights — Settlement Upon Conversion,” may:
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result in holders receiving no shares of our common stock upon conversion or fewer shares of our common stock relative to the conversion value of the notes;

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reduce our liquidity;

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delay holders’ receipt of the consideration due upon conversion; and

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subject holders to the market risks of our common stock before receiving any shares of our common stock upon conversion.

That is, unless we elect to settle the conversion entirely in shares of our common stock, upon conversion of the notes, you will, at our election, receive cash, or a combination of cash and shares of our common stock, based upon the volume weighted average prices of our common stock for each of the 40 trading days during the applicable cash settlement averaging period. As described under “Description of the Notes — Conversion Rights — Settlement Upon Conversion,” this period means, (1) for notes with a conversion date occurring on or after the 45th scheduled trading day before the maturity date, the 40 consecutive trading day period beginning on, and including, the 41st scheduled trading day prior to the maturity date (or, if such scheduled trading day is not a trading day, the immediately following trading day), (2) if the relevant conversion date occurs on or after the date of our issuance of a notice of redemption with respect to the notes as described under “Description of the Notes — Optional Redemption On or After February 20, 2024” and, in each case, prior to the relevant redemption date, the 40 consecutive trading days beginning on, and including, the 41st scheduled trading day immediately preceding such redemption date, and (3) in all other instances, the 40 consecutive trading day period beginning on, and including, the second trading day immediately following the related conversion date. Accordingly, if the price of our common stock decreases during this period, the amount and/or value of consideration you receive will be adversely affected. Furthermore, because we may settle all or a portion of our conversion obligation in cash, the conversion of notes may significantly reduce our liquidity. See “Description of the Notes — Conversion Rights — Settlement Upon Conversion.”
We may issue more shares of our common stock or additional instruments convertible into our common stock, including in connection with conversions of notes, which may materially and adversely affect the price of our common stock and, in turn, the notes.
Subject to lock-up provisions described under “Underwriting,” we are not restricted from issuing additional shares of our common stock or other instruments convertible into our common stock during the life of the notes. See “Underwriting.” We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock. If we issue more of our common stock or additional instruments convertible into or exercisable for our common stock, it may materially and adversely affect the price of our common stock and, in turn, the price of the notes. Furthermore, the conversion or exercise of some or all of the notes or such other instruments may dilute the ownership interests of existing stockholders, and any sales in the public market of shares of our common stock issuable upon any such conversion or exercise could adversely affect prevailing market prices of our common stock or the notes. In addition, the anticipated issuance and sale of substantial amounts of our common stock or the anticipated conversion or exercise of securities into shares of our common stock could depress the price of our common stock.
Holders of the notes will not be entitled to any rights with respect to our common stock, but will be subject to all changes made with respect to our common stock to the extent our conversion obligations include shares of our common stock.
Holders of the notes will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), until the time at which they become record holders of our common stock, which, if we deliver shares of our common stock as part of our conversion obligation, will, if we elect to satisfy our conversion obligation by delivering solely shares of our common stock, be the close of business on the conversion date, and otherwise will generally be the close of business on the last trading day of the applicable cash settlement averaging period, but will be subject to all changes affecting our common stock. For example, if an amendment is proposed to our charter or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the date you are deemed to be a record holder of our common stock, you generally will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes affecting our common stock. In addition, because of the conditional conversion feature and the settlement features of the notes, which would permit us to satisfy our obligation upon conversion solely in cash, you may not be able to convert your notes until August 15, 2025, and you may not receive any shares of our common stock upon conversion.
Certain provisions in the notes and the indenture could delay or prevent an otherwise beneficial takeover or takeover attempt of us and, therefore, the ability of holders to exercise their rights associated with a potential fundamental change or a make-whole fundamental change.
Certain provisions in the notes and the indenture could make it more difficult or more expensive for a third party to acquire us. For example, if an acquisition event constitutes a fundamental change, holders of the notes will have the right to require us to purchase their notes in cash. In addition, if an acquisition event constitutes a make-whole fundamental change, we may be required to increase the conversion rate for holders who convert their notes in connection with such make-whole fundamental change. Our obligations under the notes and the indenture could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management.
Ownership limitations in our charter may impair the ability of holders to convert notes into our common stock.
In order to assist us in maintaining our qualification as a REIT for federal income tax purposes, our charter prohibits, among other prohibitions, ownership of more than 9.8% by value or number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock, subject to certain exceptions. The indenture that will govern the notes will provide that no holder of notes will be entitled to receive shares of our common stock following conversion of such notes to the extent that receipt of such shares of our common stock would cause such holder (after application of certain constructive ownership rules) to exceed the ownership limit as provided in our charter; provided, however, that, if any delivery of shares of our common stock owed to a holder upon conversion of the notes is not made, in whole or in part, as a result of the 9.8% ownership limit described above, our obligation to make such delivery shall not be extinguished and we shall deliver such shares as promptly as practicable after any converting holder gives notice to us that such delivery would not result in it being the beneficial or constructive owner of more than 9.8% by value or number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock.
The capped call transactions may affect the value of the notes and our common stock.
In connection with the pricing of the notes, we entered into privately negotiated capped call transactions with the option counterparties. The capped call transactions cover, subject to customary adjustments, the number of shares of our common stock underlying the notes. The capped call transactions are generally expected to reduce the potential dilution to our common stock upon any conversion of the notes and/or offset any cash payments we are required to make in excess of the principal amount of such converted notes, as the case may be, with such reduction and/or offset subject to a cap. If the underwriters exercise their over-allotment option to purchase additional notes, we expect to use a portion of the net proceeds from the sale of such additional notes to enter into additional capped call transactions with the option counterparties.
We have been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to purchase shares of our common stock and/or enter into various derivative transactions with respect to our common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of our common stock or the notes at that time.
In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to our common stock and/or purchasing or selling our common stock or other securities of ours in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so following any conversion, purchase or redemption of the notes, to the extent we exercise the relevant election under the capped call transactions). This activity could also cause or avoid an increase or a decrease in the market price of our common stock or the notes, which could affect your ability to convert the notes. To the extent the activity occurs during any observation period related to a conversion of the notes, it could also affect the number of shares of our common stock and value of the consideration that you will receive upon conversion of the notes.
In addition, if any such capped call transaction fails to become effective, whether or not this offering of notes is completed, the option counterparty party thereto may unwind its hedge positions with respect to our common stock, which could adversely affect the value of our common stock and, if the notes have been issued, the value of the notes.
We are subject to counterparty risk with respect to the capped call transactions.
The option counterparties will be financial institutions, and we are subject to the risk that any or all of them might default under the capped call transactions. Our exposure to the credit risk of the option counterparties is not secured by any collateral. Past global economic conditions have resulted in the actual or perceived failure or financial difficulties of many financial institutions. If an option counterparty becomes subject to insolvency proceedings, then we will become an unsecured creditor in those proceedings with a claim equal to our exposure at that time under the capped call transaction with such option counterparty or the capped call transaction may be transferred to another financial institution. Our exposure will depend on many factors, but, generally, an increase in our exposure will be correlated to an increase in the market price and volatility of our common stock. In addition, upon a default by an option counterparty, we may suffer adverse tax consequences and more dilution than we currently anticipate with respect to our common stock. We can provide no assurance as to the financial stability or viability of the option counterparties.
Risks Related to Taxation
You may be subject to tax if we make or fail to make certain adjustments to the conversion rate of the notes even though you do not receive a corresponding cash distribution.
The conversion rate for the notes is subject to adjustment in certain circumstances, including the payment of cash dividends. If the conversion rate is adjusted as a result of a distribution that is taxable to our common stockholders, such as a cash dividend, you may be deemed to have received a dividend subject to federal income tax without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. If a make-whole fundamental change occurs prior to the maturity date, under some circumstances, we will increase the conversion rate for notes converted in connection with the make-whole fundamental change. Such increase may also be treated as a distribution subject to federal income tax as a dividend. You should consult your tax advisor as to the tax consequences of constructive dividends. If you are a Non-U.S. Securityholder (as defined in “Material Federal Income Tax Considerations — Taxation of Non-U.S. Securityholders” in the accompanying prospectus), any deemed dividend would be subject to federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty, which may be set off against subsequent payments on the notes. See “Material Federal Income Tax Considerations” in the accompanying prospectus.
The tax consequences of a conversion of notes for a combination of cash and shares of our common stock are unclear.
The amount of gain or loss that may be recognized upon a conversion of notes for a combination of cash and shares of our common stock is unclear. See “Material Federal Income Tax Considerations” in the accompanying prospectus.
Risks Related to Our Business and Properties
The COVID-19 pandemic has severely disrupted and is expected to continue to disrupt our business, which could further materially adversely affect our operations, financial position, results of operations, operating cash flow and liquidity.
The COVID-19 pandemic has materially adversely affected, and is expected to continue to materially adversely affect, our financial position, results of operations, operating cash flow and liquidity. In general, on a portfolio-wide basis, our properties are running with lower occupancy and lower average daily rates as compared to pre-pandemic levels. With our operating results significantly reduced, we have been, and for the foreseeable future likely will be, required to use a substantial portion of our available cash to pay expenses, including fixed hotel and debt service costs. While we have taken steps to increase our cash position and preserve our financial flexibility, given the unprecedented impact of COVID-19 on the global market and our operations, we cannot assure you that these steps will prove to be sufficient our that our forecast or the assumptions we used to estimate our liquidity requirements will be correct. The extent to which the COVID-19 pandemic will ultimately affect our business, liquidity, operating cash flow, financial condition, and results of operations, will depend on numerous evolving factors, many of which are beyond our control, and that we may not be able to accurately predict or assess, including: the duration and scope of the pandemic; the negative effect on the domestic and global economies; increased unemployment; the short and long-term effects of the pandemic on the demand for guestrooms and levels of consumer confidence; the efficacy of, and the willingness of a significant portion of the populace to receive, vaccines and the timing of the distribution thereof; our ability to successfully mitigate the adverse effects of the pandemic; government action, including restrictions on travel; and reductions in business and consumer travel and discretionary spending. Even if COVID-19 does not continue to spread significantly, the perceived risk of infection or health risk may adversely affect willingness to travel and consumer confidence, which will adversely affect our business, operating cash flow, liquidity, financial condition and results of operations. We have been and could continue to be adversely affected by government restrictions on public gatherings, shelter-in-place orders and government-mandated or voluntary temporary suspension of operations of certain of our properties. We are unable to predict when restrictive measures may be reduced or eliminated, or if lifted measures will be reinstated, or how quickly, or if, our operations will return to levels consistent with recent fiscal years after the restrictive measures are reduced or eliminated. The significant and continuing uncertainty created by the COVID-19 pandemic has also made it increasingly difficult for us and securities analysts to forecast trends affecting our business. Accordingly, in March 2020 we withdrew our 2020 outlook, and we may not meet the operating expectations of securities analysts who have independently published 2020 guidance. In addition to the impact of the pandemic, we expect our hotels to exhibit typical seasonality, with operating performance for the three months ended December 31, 2020 being weaker than for the three months ended September 30, 2020.
The COVID-19 pandemic has adversely impacted our ability to comply with various covenants relating to our indebtedness. We have amended, and intend to seek further amendments to, the agreements governing our indebtedness. If we are in default under the agreements relating to our indebtedness, our ability to meet our obligations under the notes could be materially and adversely affected.
We are subject to various covenants under agreements relating to our outstanding indebtedness. Under certain circumstances, if we fail to comply with these covenants the maturity of the debt to which the covenant default relates, and possibly other debt due to cross-default provisions, could be accelerated. The notes offered hereby will not have the benefit of the financial covenants applicable to much of our other indebtedness (to which the notes are structurally subordinated) and defaults with respect to such other indebtedness could result in the acceleration of our obligation to repay such debt and materially and adversely affect our ability to meet our obligations with respect to the notes. The COVID-19 pandemic has had a severe and ongoing adverse impact on our business and our ability to comply with the covenants governing our indebtedness. In response thereto, on May 7, 2020, we amended the agreements governing our $600 million senior unsecured credit facility, our $225 million 2018 Term Loan and our $225 million 2017 Term Loan. In general, the amendments temporarily waive all financial and certain other covenants through March 31, 2021, adjust certain financial covenants for the period April 1, 2021 through December 31, 2021 and increase our maximum permissible leverage ratio during 2022 (subject to downward adjustments throughout 2022). We also amended our loan agreements to provide up to an additional $150.0 million of borrowing capacity. The foregoing is only a summary of the amendments and is qualified by reference to the actual amendments, which are filed as exhibits to our Current Report on Form 8-K dated May 7, 2020 and filed with the SEC on May 12, 2020. In addition, we borrowed a net amount of $70.0 million on our revolving credit facility during the nine months ended September 30, 2020 as a precautionary measure to provide liquidity to meet our expected funding needs for the foreseeable future during the COVID-19 pandemic. The increase in our level of debt may adversely affect or restrict our financial and operating activities or our ability to incur additional debt. As a result of the risks described above and in our Annual Report on Form 10-K for the year ended December 31, 2019, we may be required to raise additional capital, and there is no guarantee that debt or equity financings will be available in the future to fund our obligations, or will be available on terms consistent with our expectations or at all.
Due to the ongoing adverse impact of the COVID-19 pandemic on us and our ability to continue to comply with the covenants governing our indebtedness, we intend to seek further amendments to the agreements relating to our indebtedness. The potential additional amendments may include extensions of the existing waivers, further waivers of certain covenants and/or further adjustments to certain financial covenants and may involve operating restrictions, increased costs and fees, increased interest rates and other lender protections. However, no assurance can be given that we will be successful in obtaining further amendments to these agreements. If we are unable to amend these agreements and operating conditions do not improve significantly, particularly if the pandemic persists or if willingness to travel remains suppressed for a prolonged period of time, we likely will be in default of certain covenants relating to our indebtedness, and the indebtedness, and potentially other debt obligations subject to cross-default provisions, could be accelerated, and we may not have sufficient liquidity to meet these obligations. Therefore, the failure to obtain waivers could have a material adverse effect on our business and financial condition and our ability to continue as a going concern. In addition, continued availability of borrowings under our revolving credit facility is subject to our satisfying certain financial covenants and other credit facility conditions. If we default under the agreements relating to our indebtedness, it would likely have a significant adverse effect on our liquidity and could make us unable to pay principal and interest on the notes and substantially decrease the market value of the notes.

USE OF PROCEEDS
We estimate that the net proceeds from this offering will be approximately $243.3 million (or approximately $279.8 million if the underwriters exercise their over-allotment option to purchase additional notes to cover over-allotments in full), after deducting the underwriting discount and our estimated offering expenses related to this offering.
We entered into privately negotiated capped call transactions with the option counterparties. We intend to use approximately $18.4 million of the net proceeds from this offering to pay the cost of the capped call transactions. If the underwriters exercise their over-allotment option to purchase additional notes, we expect to use a portion of the net proceeds from the sale of such additional notes to enter into additional capped call transactions.
We will contribute the remaining net proceeds from this offering to our operating partnership. Our operating partnership will use the remaining net proceeds to reduce our outstanding indebtedness, including amounts outstanding under our revolving credit facility and our term loans.
As of November 30, 2020, (1) the annual interest rate payable on our revolving credit facility which matures on March 31, 2023 (without giving effect to options to extend the maturity date to March 2024, subject to our compliance with certain conditions), was approximately 2.40% and the principal amount outstanding was approximately $155.0 million and (2) the weighted-average annual interest rate payable on our term loans, which have a weighted-average maturity of 3.2 years, was approximately 2.32%, and the aggregate principal amount outstanding was $650.0 million. Affiliates of certain underwriters in this offering are lenders under our outstanding indebtedness and will receive their pro rata portions of the net proceeds from this offering used to reduce our outstanding indebtedness.

CAPITALIZATION
The following table sets forth our consolidated capitalization (1) as of September 30, 2020 and (2) as of September 30, 2020, as adjusted to give effect to the sale of the notes in this offering and the application of the net proceeds therefrom.
You should read the table below in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the accompanying consolidated financial statements and related notes in our annual report on Form 10-K for the year ended December 31, 2019 and in our quarterly report on Form 10-Q for the quarterly period ended September 30, 2020, which are incorporated by reference into this prospectus supplement and the accompanying prospectus.
	As of September 30, 2020
	Historical	As adjusted for this offering(1)
	(in thousands)
Debt:
Revolving debt	$211,500	$66,500
Term loans	725,000	645,125
Mortgage loans	154,937	154,937
Debt issuance costs	(7,345)	(7,345)
1.50% convertible senior notes due 2026, offered hereby, net(2)	—	243,250
Total debt	1,084,092	1,102,467
Stockholders’ equity
Preferred stock, $.01 par value per share, 100,000,000 shares authorized; 9,400,000 shares outstanding, historical and as adjusted	94	94
Common stock, $.01 par value per share, 500,000,000 shares authorized; 105,696,008 shares issued and outstanding, historical and as adjusted(3)	1,057	1,057
Additional paid-in capital	1,195,700	1,177,325
Accumulated other comprehensive loss	(33,260)	(33,260)
Distributions in excess of retained earnings	(132,250)	(132,250)
Total stockholders’ equity	1,031,341	1,012,966
Non-controlling interests in operating partnership	1,265	1,265
Non-controlling interests in joint venture	63,796	63,796
Total equity	1,096,402	1,078,027
Total capitalization	$2,180,494	$2,180,494

(1)
Does not include the underwriters’ over-allotment option to purchase up to an additional $37,500,000 principal amount of the notes.

(2)
We early adopted ASU No. 2020-06 — “ Debt — Debt with Conversion and Other Options and Derivatives and Hedging — Contract in Entity's Own Equity.” As such, the convertible debt is recorded entirely as a liability with no portion of the proceeds from the issuance of the convertible debt instrument recorded as attributable to the conversion feature.

(3)
Excludes (1) up to 161,742 shares of our common stock issuable upon redemption of outstanding common units of our operating partnership that are currently redeemable, (2) up to 235,000 shares of our common stock issuable upon exercise of employee stock options granted under our 2011 Equity Incentive Plan, as amended and restated, or our 2011 Equity Incentive Plan and (3) up to 1,286,883 shares of our common stock reserved for future issuance pursuant to our 2011 Equity Incentive Plan.

DESCRIPTION OF THE NOTES
We will issue the notes under an indenture, which we refer to as the base indenture, to be dated as of
January 12, 2021, between us and The Bank of New York Mellon Trust Company, N.A., as trustee, which we refer to as the trustee, as supplemented by a supplemental indenture establishing the terms of the notes, which we refer to as the supplemental indenture. We refer to the base indenture and the supplemental indenture, collectively, as the indenture. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended, which we refer to as the Trust Indenture Act.
You may request a copy of the indenture from us as described below under “Where You Can Find More Information.”
The following description is a summary of the material provisions of the notes and (solely as it applies to the notes) the indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the notes.
This description of the notes supplements and, to the extent it is inconsistent with, replaces the description of the general provisions of the notes and the base indenture in the accompanying prospectus. For purposes of this description, references to “Summit Hotel Properties, Inc.,” “we,” “our” and “us” refer only to Summit Hotel Properties, Inc. and not to its subsidiaries.
General
The notes:
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will be our general unsecured, senior obligations;

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will initially be limited to an aggregate principal amount of $250,000,000 (or $287,500,000 if the underwriters’ over-allotment option is exercised in full);

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will bear cash interest from January 12, 2021 (the scheduled date of original issuance) at an annual rate of 1.50%, payable on February 15 and August 15 of each year, beginning on August 15, 2021;

•
will be subject to purchase by us at the option of the holders following a fundamental change (as defined below under “— Fundamental Change Permits Holders to Require Us to Purchase Notes”), at a price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date;

•
will be subject to redemption at our option as described below under “— Optional Redemption On or After February 20, 2024”;

•
will mature on February 15, 2026, unless earlier converted, purchased or redeemed;

•
will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof; and

•
will be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form. See “— Book-Entry, Settlement and Clearance.”

Subject to fulfillment of certain conditions and during the periods described below, the notes may be converted at a conversion rate initially equal to 83.4028 shares of our common stock per $1,000 principal amount of notes (equivalent to a conversion price of approximately $11.99 per share of common stock). The conversion rate is subject to adjustment if certain events occur. See “— Conversion Rights — Conversion Rate Adjustments” and “— Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change.”
Upon conversion of a note, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination thereof at our election as described below under “— Conversion Rights — Settlement Upon Conversion.” Holders will not receive any additional cash payment for interest or additional interest, if any, accrued and unpaid to the conversion date except under the circumstances described below under “— Conversion Rights — General.”
The indenture will not limit the amount of secured or unsecured debt which may be issued by us or our subsidiaries under the indenture or otherwise or preferred equity that our subsidiaries may issue. The indenture will not contain any financial covenants and will not restrict us from paying dividends or issuing or repurchasing our other securities. Other than the restrictions described under “— Consolidation, Merger and Sale of Assets” below and except for the provisions set forth under “— Fundamental Change Permits Holders to Require Us to Purchase Notes” and “— Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change or Notice of Redemption,” the indenture will not contain any covenants or other provisions designed to afford holders of the notes protection in the event we subsequently increase our borrowings substantially or engage in a transaction that substantially increases our debt to equity ratio (each of which would be an example of a highly leveraged transaction) or in the event of a decline in our credit rating for any reason, including as a result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.
We may, without notice to or the consent of the holders, issue additional notes under the indenture with the same terms and with the same CUSIP number as the notes offered hereby in an unlimited aggregate principal amount; provided that such additional notes must be part of the same issue (and part of the same series) as the notes offered hereby for U.S. federal income tax purposes. We may also from time to time repurchase notes in open market purchases or negotiated transactions without giving prior notice to holders. Any notes purchased by us will be retired and no longer outstanding under the indenture.
We do not intend to apply for listing of the notes on any securities exchange or an interdealer quotation system.
The notes will not have the benefit of a sinking fund.
Except to the extent the context otherwise requires, we use the term notes in this prospectus supplement to refer to each $1,000 principal amount of notes. We use the term “common stock” in this prospectus supplement to refer to our common stock, $0.01 par value per share. References in this prospectus supplement to a “holder” or “holders” of notes that are held through DTC are references to owners of beneficial interests in such notes, unless the context otherwise requires. However, we and the trustee will treat the person in whose name the notes are registered (Cede & Co., in the case of notes held through DTC) as the owner of such notes for all purposes.
Payments on the Notes; Paying Agent and Registrar; Transfer and Exchange
We will pay principal of and interest on notes in global form registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note. We will pay principal of any certificated notes at the office or agency designated by us for that purpose. We will pay interest on any certificated note by check mailed to the address of the registered holder of such note; provided, however, that we will pay interest to any holder of more than $2,000,000 aggregate principal amount of certificated notes by wire transfer in immediately available funds to an account within the United States designated by such holder in a written application delivered by such person to the trustee and the paying agent not later than the record date for the relevant interest payment, which application will remain in effect until such holder notifies the trustee and paying agent, in writing, to the contrary.
We have initially designated the trustee as our paying agent and registrar and its agency in New York, New York as a place where notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to the holders of the notes, and we may act as paying agent or registrar.
A holder of notes in global form may transfer its notes in accordance with the applicable procedures of the depositary and the indenture. A holder of certificated notes may transfer or exchange such notes at the office of the registrar in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture. We are not required to transfer or exchange any note surrendered for conversion or repurchase upon a fundamental change or redemption.
Interest
The notes will bear cash interest at a rate of 1.50% per year until maturity. Interest on the notes will accrue from the most recent date on which interest has been paid or duly provided for, or if no interest has been paid or duly provided for, January 12, 2021 (the scheduled date of original issuance). Interest will be payable semiannually in arrears on February 15 and August 15 of each year, beginning on August 15, 2021.
Interest will be paid to the person in whose name a note is registered at the close of business on the February 1 or August 1, as the case may be, immediately preceding the relevant interest payment date. Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months.
If any interest payment date, the maturity date, the redemption date or any fundamental change purchase date of a note falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay. The term “business day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.
Unless the context otherwise requires, all references to interest in this prospectus supplement include additional interest, if any, payable at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under “— Events of Default.”
Ranking
The notes will be the direct unsecured obligations of Summit Hotel Properties, Inc. and will not be guaranteed by any of our subsidiaries. The notes will rank equal in right of payment with all of our other existing and future unsecured and unsubordinated indebtedness. The notes will be effectively subordinated to any of our existing and future secured indebtedness, to the extent of the value of our assets that secure such indebtedness. The notes will also be structurally subordinated to all existing and future indebtedness (including trade payables) and preferred equity of our subsidiaries.
As of September 30, 2020, our total consolidated indebtedness was approximately $1.1 billion, all of which was debt of our subsidiaries, to which the notes will be structurally subordinate. Of the $1.1 billion, $154.9 million was indebtedness secured by first mortgage liens, $141.5 million was indebtedness related to our consolidated joint venture and $795.0 million was our term loan and revolving credit facility indebtedness.
Ownership Limit
Subject to certain exceptions, our charter restricts, among other restrictions, ownership of more than 9.8% by value or number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock in order to protect our status as a REIT for U.S. federal income tax purposes. The indenture that will govern the notes will provide that no holder of notes will be entitled to receive shares of our common stock following conversion of such notes to the extent that receipt of such shares of our common stock would cause such holder (after application of certain constructive ownership rules) to exceed the ownership limit as provided in our charter; provided, however, that, if any delivery of shares of our common stock owed to a holder upon conversion of the notes is not made, in whole or in part, as a result of the 9.8% ownership limit described above, our obligation to make such delivery shall not be extinguished and we shall deliver such shares as promptly as practicable after any converting holder gives notice to us that such delivery would not result in it being the beneficial or constructive owner of more than 9.8% by value or number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock.

Optional Redemption On or After February 20, 2024
Prior to February 20, 2024, the notes will not be redeemable by us at our option. On or after February 20, 2024, we may redeem for cash all or part of the notes (an “optional redemption”), at our option, if the last reported sale price of our common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption.
In connection with any optional redemption, we will redeem the notes at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (unless the redemption date falls after a record date but on or prior to the immediately succeeding interest payment date, in which case we will pay the full amount of accrued and unpaid interest, if any, to the holder of record as of the close of business on such record date, and the redemption price will be equal to 100% of the principal amount of the notes to be redeemed).
If we decide to redeem fewer than all of the outstanding notes, the trustee will select the notes to be redeemed (in principal amounts of $1,000 or multiples thereof) in accordance with the applicable procedures of the depositary, or, in the case of notes in definitive form, on a pro rata basis.
If the trustee selects a portion of your note for partial redemption and you convert a portion of the same note, the converted portion will be deemed to be from the portion selected for redemption.
In the event of any redemption in part, we will not be required to register the transfer of or exchange any note so selected for redemption, in whole or in part, except the unredeemed portion of any note being redeemed in part.
No notes may be redeemed in connection with an optional redemption if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to the relevant redemption date (except in the case of an acceleration resulting from a default by us in the payment of the redemption price with respect to such notes).
If we redeem the notes pursuant to an optional redemption, a holder may convert its notes at any time until the close of business on the scheduled trading day immediately preceding the relevant redemption date as described under “— Conversion upon Notice of Redemption.” If a holder elects to convert its notes in connection with an optional redemption, the conversion rate may be adjusted as described under “— Conversion Rights — Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change or Notice of Redemption.”
We will give written notice of any optional redemption ( a “notice of redemption”), which notice shall be irrevocable and shall specify the relevant redemption date, not less than 50 nor more than 60 scheduled trading days before the relevant redemption date to the trustee, the conversion agent (if other than the trustee), the paying agent and each holder of notes. Simultaneously with providing such notice, we will publish, or cause to be published, a notice containing this information on our website or through such other public medium as we may use at that time. The redemption date must be a business day, and we may not specify a redemption date that falls on or after the 41st scheduled trading day immediately preceding the maturity date.
Conversion Rights
General
Prior to the close of business on the business day immediately preceding August 15, 2025, the notes will be convertible only upon satisfaction of one or more of the conditions described under the headings “— Conversion Upon Satisfaction of Sale Price Condition,” “— Conversion Upon Satisfaction of Trading Price Condition,” “— Conversion upon Notice of Redemption,” and “— Conversion Upon Specified Corporate Events.” On or after August 15, 2025, holders may convert each of their notes at the applicable conversion rate at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date irrespective of the foregoing conditions.

The conversion rate for the notes will initially equal 83.4028 shares of our common stock per $1,000 principal amount of notes (equivalent to a conversion price of approximately $11.99 per share of our common stock). Upon conversion of a note, we will satisfy our conversion obligation by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, all as set forth below under “— Settlement Upon Conversion.” If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock, the amount of cash and shares of our common stock, if any, due upon conversion will be based on a “daily conversion value” (as defined below) calculated on a proportionate basis for each trading day in a 40 trading-day “cash settlement averaging period” (as defined below), all as set forth under “— Settlement Upon Conversion.” If we elect to satisfy our conversion obligation solely in shares of our common stock, we will deliver to the converting holder for each $1,000 principal amount of notes converted a number of shares of our common stock equal to the conversion rate, all as set forth under “— Settlement Upon Conversion.” The trustee will initially act as the conversion agent. However, we will be providing to the conversion agent all calculations required in relation to the conversion rights. Neither the trustee nor the conversion agent will be responsible for monitoring the price of our common stock at any time.
The conversion rate and the equivalent conversion price in effect at any given time are referred to as the “applicable conversion rate” and the “applicable conversion price” and will be subject to adjustment as described below. A holder may convert less than the entire principal amount of its notes so long as the principal amount that remains outstanding of each note that is not converted in full equals $1,000 or an integral multiple of $1,000 in excess thereof.
If a holder of notes has submitted notes for purchase upon a fundamental change, the holder may convert those notes only if that holder first withdraws its purchase notice. If we call notes for redemption, a holder of notes may convert all or any portion of its notes called for redemption only until 5:00 p.m., New York City time, on the business day immediately preceding the redemption date.
Upon conversion, except as described below, you will not receive any separate cash payment for accrued and unpaid interest, if any (or dividends, if we declare any), except as described below. We will not issue fractional shares upon conversion of notes. Instead, we will pay cash in lieu of fractional shares as described under “— Settlement Upon Conversion.” Our payment or delivery, as the case may be, to you of the cash, shares of our common stock or combination of cash and shares of our common stock, together with any cash payment for any fractional share, into which your note is convertible, will be deemed to satisfy in full our obligation to pay:
•
the principal amount of the note; and

•
accrued and unpaid interest, if any, on the note, to, but not including, the conversion date.

As a result, accrued and unpaid interest, if any, to, but not including, the conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon conversion of a note, accrued and unpaid interest will be deemed to be paid first out of any cash paid upon such conversion.
Notwithstanding the preceding paragraph, if notes are converted after 5:00 p.m., New York City time, on a record date for the payment of interest, holders of such notes at 5:00 p.m., New York City time, on such record date will receive the interest payable on such notes on the corresponding interest payment date notwithstanding the conversion. Notes, upon surrender for conversion during the period from 5:00 p.m., New York City time, on any record date to 9:00 a.m., New York City time, on the immediately following interest payment date must be accompanied by funds equal to the amount of interest payable on the notes so converted; provided that no such payment need be made:
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for conversions following the record date immediately preceding the maturity date;

•
if we have specified a redemption date that is after a record date and on or prior to the corresponding interest payment date;

•
if we have specified a fundamental change purchase date that is after a record date and on or prior to the corresponding interest payment date; or

•
to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such note.

Therefore, for the avoidance of doubt, all record holders on the record date immediately preceding the maturity date will receive the full interest payment, if any, due on the maturity date in cash regardless of whether their notes have been converted following such record date.
If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of any common stock upon the conversion, unless the tax is due because the holder requests any shares to be issued in a name other than the holder’s name, in which case the holder will pay that tax.
Holders may surrender their notes for conversion, only under the following circumstances:
Conversion Upon Satisfaction of Sale Price Condition
Prior to the close of business on the business day immediately preceding August 15, 2025, holders may surrender their notes for conversion during any fiscal quarter commencing after March 31, 2021 (and only during such fiscal quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter is greater than or equal to 130% of the applicable conversion price for the notes on each applicable trading day.
The “last reported sale price” of our common stock on any trading day means the closing sale price per share (or if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on that trading day as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock is traded. If our common stock is not listed for trading on a U.S. national or regional securities exchange on the relevant trading day, the “last reported sale price” will be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If our common stock is not so quoted, the “last reported sale price” will be the average of the mid-point of the last bid and last ask prices for our common stock on the relevant trading day from each of at least three nationally recognized independent investment banking firms selected by us for this purpose, which may include the underwriters. Any such determination will be conclusive absent manifest error.
“Trading day” means a scheduled trading day on which (i) trading in our common stock generally occurs on the NYSE or, if our common stock is not then listed on the NYSE, on the principal other United States national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a United States national or regional securities exchange, on the principal other market on which our common stock is then traded and (ii) there is no market disruption event. If our common stock is not so listed or traded, “trading day” means a “business day.”
“Market disruption event” means, if our common stock listed for trading on the NYSE or listed on another U.S. national or regional securities exchange, the occurrence or existence during the one-half hour period ending on the scheduled close of trading on any trading day of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in our common stock or in any options, contracts or futures contracts relating to our common stock.
Conversion Upon Satisfaction of Trading Price Condition
Prior to the close of business on the business day immediately preceding August 15, 2025, a holder of notes may surrender all or a portion of its notes for conversion during the five business day period after any five consecutive trading day period, which we refer to as the measurement period, in which the “trading price” per $1,000 principal amount of notes, as determined following a request by a holder of notes in accordance with the procedures described below, for each trading day of that measurement period was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on such trading day.

The “trading price” of the notes on any date of determination means the average of the secondary market bid quotations obtained by the bid solicitation agent for $3.0 million principal amount of the notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select, which may include one or more of the underwriters; provided that, if three such bids cannot reasonably be obtained by the bid solicitation agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the bid solicitation agent, that one bid shall be used. If the bid solicitation agent cannot reasonably obtain at least one bid for $3.0 million principal amount of the notes from a nationally recognized securities dealer, then the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate. Any such determination will be conclusive absent manifest error. If we do not so instruct the bid solicitation agent to obtain bids when required, or the bid solicitation agent fails to solicit bids when required, the trading price per $1,000 principal amount of the notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on each day we or it fails to do so. We will be the initial bid solicitation agent.
The bid solicitation agent (if other than us) shall have no obligation to determine the trading price of the notes unless we have requested such determination; and we shall have no obligation to make such request (or, if we are acting as bid solicitation agent, we shall have no obligation to determine the trading price) unless a holder of at least $3,000,000 aggregate principal amount of notes provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate. At such time, we shall instruct the bid solicitation agent (if other than us) to determine, or if we are acting as bid solicitation agent, we shall determine, the trading price per $1,000 principal amount of the notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the applicable conversion rate. If the trading price condition has been met, we will so notify the holders of the notes and the trustee. If, at any time after the trading price condition has been met, the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the conversion rate for such date, we will so notify the holders of the notes and the trustee.
Conversion upon Notice of Redemption
If we call any or all of the notes for redemption prior to the close of business on the business day immediately preceding August 15, 2025 as described under “— Optional Redemption On or After February 20, 2024,” holders may convert all or any portion of their notes at any time prior to the close of business on the scheduled trading day prior to the relevant redemption date, even if the notes are not otherwise convertible at such time. After that time, the right to convert such notes on account of our delivery of the notice of redemption will expire, unless we default in the payment of the redemption price, in which case a holder of notes may convert all or any portion of its notes until the redemption price has been paid or duly provided for.
Conversion Upon Specified Corporate Events
Certain Distributions
If we elect to:
•
issue to all or substantially all holders of our common stock rights, options or warrants entitling them for a period of not more than 45 calendar days after the date of such issuance to subscribe for or purchase our common stock, at a price per share less than the average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on the trading day immediately preceding the date of announcement of such issuance; or

•
distribute to all or substantially all holders of our common stock our assets, debt securities or rights to purchase our securities, which distribution has a per share value, as reasonably determined by our board of directors, or a committee thereof, exceeding 10% of the last reported sale price of our common stock on the trading day preceding the date of announcement for such distribution;
we must notify the holders of the notes at least 50 scheduled trading days prior to the ex-dividend date (as defined herein) for such issuance or distribution. Holders may surrender their notes for conversion at any time during the period beginning on the 45th scheduled trading day immediately prior to the ex-dividend date for such issuance or distribution and ending on the earlier of (i) 5:00 p.m., New York City time, on the business day immediately preceding such ex-dividend date or (ii) our announcement that such issuance or distribution will not take place, even if the notes are not otherwise convertible at such time. A holder may not convert any of its notes based on this conversion contingency if we provide that holders of the notes shall participate, at the same time and upon the same terms as holders of our common stock and as a result of holding the notes, in the relevant transaction described above without having to convert their notes as if they held a number of shares of our common stock equal to the applicable conversion rate multiplied by the principal amount (expressed in thousands) of notes held by such holder.
Certain Corporate Events
If (i) a transaction or event that constitutes a “make-whole fundamental change” (as defined under “— Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change or Notice of Redemption”) occurs or (ii) we are a party to (a) a consolidation, merger or binding share exchange pursuant to which our common stock would be converted into cash, securities or other assets or (b) a sale, conveyance, transfer or lease of all or substantially all of our assets, the notes may be surrendered for conversion at any time from or after the date which is 25 scheduled trading days prior to the anticipated effective date of the transaction (or, if later, the business day after we give notice of such transaction) until the close of business, (i) if such transaction or event is a fundamental change, on the business day immediately preceding the related fundamental change purchase date and (ii) otherwise, on the 35th business day immediately following the effective date of such transaction or event. We will notify holders and the trustee of such a transaction:
•
as promptly as practicable following the date we publicly announce such transaction but in no event less than 35 scheduled trading days prior to the anticipated effective date of such transaction; or

•
if we do not have knowledge of such transaction at least 35 scheduled trading days prior to the anticipated effective date of such transaction, within one business day of the date upon which we receive notice, or otherwise become aware, of such transaction, but in no event later than the actual effective date of such transaction.

Conversions on or After August 15, 2025
On or after August 15, 2025, a holder may convert any of its notes at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date regardless of the foregoing conditions.
Conversion Procedures
If you hold a beneficial interest in a global note, to convert you must comply with DTC’s procedures for converting a beneficial interest in a global note and, if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled and, if required, pay all taxes or duties, if any. As such, if you are a beneficial owner of the notes, you must allow for sufficient time to comply with DTC’s procedures if you wish to exercise your conversion rights.
If you hold a certificated note, to convert you must:
•
complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice;

•
deliver the conversion notice, which is irrevocable, and the note to the conversion agent;

•
if required, furnish appropriate endorsements and transfer documents;

•
if required, pay all transfer or similar taxes; and

•
if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled.

We refer to the date you comply with the relevant procedures for conversion described above and any other procedures for conversion set forth in the indenture as the “conversion date.”
If a holder has already delivered a purchase notice as described under “— Fundamental Change Permits Holders to Require Us to Purchase Notes” with respect to a note, the holder may not surrender that note for conversion until the holder has withdrawn the notice in accordance with the indenture, except to the extent that a portion of the holder’s note is not subject to such fundamental change purchase notice.
Settlement Upon Conversion
Upon conversion, we may choose to deliver cash, shares of our common stock or a combination of cash and shares of our common stock, as described below.
All conversions of notes after our issuance of a notice of redemption with respect to the notes and prior to the related redemption date and all conversions during the period beginning on the 45th scheduled trading day prior to the maturity date and ending at 5:00 p.m., New York City time, on the second scheduled trading day immediately prior to the maturity date (the “final conversion period”) will be settled in the same relative proportions of cash and/or shares of our common stock, which we refer to as the “settlement method.” If we elect to redeem the notes, the related redemption notice will specify the settlement method that will be applicable with respect to notes converted after such notice and prior to the related redemption date. If we have not delivered a notice of our election of settlement method prior to the final conversion period, or if a redemption notice does not specify the settlement method applicable to notes converted after such notice and prior to the related redemption date, as the case may be, we will be deemed to have elected combination settlement with the specified dollar amount (as defined below) of $1,000 as described below.
Prior to final conversion period, we will use the same settlement method for all conversions of notes occurring on any given conversion date. Except for any conversions that occur after our issuance of a notice of redemption with respect to the notes and prior to the related redemption date or that occur during the final conversion period, we will not have any obligation to use the same settlement method with respect to conversions that occur on different conversion dates.
In other words, prior to the final conversion period (and other than after our issuance of a notice of redemption with respect to the notes and prior to the related redemption date) we may choose on one conversion date with respect to the notes to settle conversions in shares of our common stock only, and choose on another conversion date to settle in cash, shares of our common stock or a combination of cash and shares of our common stock. With respect to any conversion prior to the final conversion period, we will inform holders so converting through the trustee of the settlement method we have selected (including the specified dollar amount, if applicable) no later than the close of business on the trading day immediately following the related conversion date. If we do not inform holders of our election by the close of business on the trading day immediately following the conversion date, we will be deemed to have elected combination settlement with the specified dollar amount of $1,000.
By notice to holders of the notes, the trustee and the conversion agent (if other than the trustee), we may, prior to the final conversion period, at our option, irrevocably elect to satisfy our conversion obligation with respect to the notes through any settlement method that we are then permitted to elect for all conversion dates occurring subsequent to delivery of such notice. Concurrently with providing notice to all holders of notes, the trustee and the conversion agent (if other than the trustee) of an election to irrevocably fix the settlement method, we will promptly issue a report on Form 8-K or press release announcing that we have elected to irrevocably fix the settlement method. Notwithstanding the foregoing, no such irrevocable election will affect any settlement method theretofore elected (or deemed to be elected) with respect to any note pursuant to the provisions described in this “— Settlement upon Conversion” section. For the avoidance of doubt, such an irrevocable election, if made, will be effective without the need to amend the indenture or the notes. However, we may nonetheless choose to execute such an amendment at our option.
Settlement amounts will be computed as follows:
•
if we elect to satisfy our conversion obligation solely in shares of our common stock, we will deliver to the converting holder in respect of each $1,000 principal amount of notes being converted a number of shares of our common stock equal to the applicable conversion rate;

•
if we elect to satisfy our conversion obligation solely in cash, we will deliver to the converting holder, in respect of each $1,000 principal amount of notes being converted, cash in an amount equal to the sum of the daily conversion values for each of the 40 consecutive trading days during the related cash settlement averaging period; and

•
if we elect to satisfy our conversion obligation through delivery of a combination of cash and shares of our common stock, we will deliver to the converting holder in respect of each $1,000 principal amount of notes being converted a “settlement amount” equal to the sum of the daily settlement amounts for each of the 40 consecutive trading days during the related cash settlement averaging period.

The “daily settlement amount,” for each of the 40 consecutive trading days during the cash settlement averaging period, will consist of:
•
cash equal to the lesser of (i) a dollar amount per note to be received upon conversion as specified by us in the notice regarding our chosen settlement method (the “specified dollar amount”), if any, divided by 40 (such quotient being referred to as the “daily measurement value”) and (ii) the daily conversion value; and

•
to the extent the daily conversion value exceeds the daily measurement value, a number of shares equal to (i) the difference between the daily conversion value and the daily measurement value, divided by (ii) the daily VWAP of our common stock for such trading day.

“Daily conversion value” means, with respect to any note as to which cash settlement or combination settlement is applicable, for each of the 40 consecutive trading days during the cash settlement averaging period, two and one-half percent (2.5%) of the product of (i) the applicable conversion rate on such trading day and (ii) the daily VWAP of our common stock on such trading day.
“Daily VWAP” means, with respect to any note as to which cash settlement or combination settlement is applicable, for any trading day, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “INN <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The “daily VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.
“Cash settlement averaging period” means, with respect to any note as to which cash settlement or combination settlement is applicable, the 40 consecutive trading-day period beginning on, and including, the second trading day immediately following the related conversion date, except that “cash settlement averaging period” means, (1) with respect to any conversion date occurring during the final conversion period, the 40 consecutive trading-day period beginning on, and including, the 41st scheduled trading day prior to the maturity date, and (2) with respect to any conversion date occurring on or after the date of our issuance of a redemption notice and prior to the related redemption date, the 40 consecutive trading-day period beginning on, and including, the 41st scheduled trading day prior to the redemption date.
For the purposes of determining amounts due upon conversion only, “trading day” means a day during which trading in our common stock generally occurs on the primary exchange or quotation system on which our common stock then trades or is quoted and there is no market disruption event.
For the purposes of determining amounts due upon conversion only, “market disruption event” means (1) a failure by the primary exchange or quotation system on which our common stock trades or is quoted to open for trading during its regular trading session or (2) the occurrence or existence, prior to 1:00 p.m., New York City time, on any trading day for our common stock, of an aggregate one half-hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in our common stock or in any options, contracts or future contracts relating to our common stock.
“Scheduled trading day” means any day that is scheduled to be a trading day.

We generally will deliver the conversion consideration in respect of any notes that you convert by the second trading day immediately following the last trading day of the cash settlement averaging period. However:
•
if we elect to satisfy our conversion obligation solely in shares of our common stock, we will deliver the conversion consideration due in respect of conversion on the second trading day immediately following the relevant conversion date; and

•
if prior to the conversion date for any converted notes our common stock has been replaced by reference property (as defined under “— Recapitalizations, Reclassifications and Changes of Our Common Stock” below) consisting solely of cash pursuant to the provisions described under “— Recapitalizations, Reclassifications and Changes of Our Common Stock,” we will deliver the conversion consideration due in respect of conversion on the second trading day immediately following the relevant conversion date.

Notwithstanding the foregoing, if any information required in order to calculate the conversion consideration deliverable will not be available as of the applicable settlement date, we will deliver the additional shares of our common stock resulting from that adjustment on the second trading day after the earliest trading day on which such calculation can be made.
We will not issue fractional shares of our common stock upon conversion of notes. Instead, we will pay cash in lieu of fractional shares based on the daily VWAP of our common stocks on the relevant conversion date (if we elect to satisfy our conversion obligation solely in shares of our common stock) or based on the daily VWAP of our common stock on the last trading day of the relevant cash settlement averaging period (in the case of any other settlement method).
Each conversion will be deemed to have been effected as to any notes surrendered for conversion on the conversion date; provided, however, that the person in whose name any of our common stock shall be deliverable upon such conversion will be treated as the holder of record of such shares as of the close of business on such conversion date (in the case of physical settlement) or the last trading day of the relevant cash settlement averaging period (in the case of any other settlement method).
Conversion Rate Adjustments
The conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if holders of the notes participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of our common stock and as a result of holding the notes, in any of the transactions described below without having to convert their notes as if they held a number of shares of our common stock equal to the applicable conversion rate, multiplied by the principal amount (expressed in thousands) of notes held by such holder.
(1)
If we exclusively issue shares of our common stock as a dividend or distribution on all or substantially all of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

where,
CR0 =
the conversion rate in effect immediately prior to the open of business on the ex-dividend date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or combination, as applicable;

CR1 =
the conversion rate in effect immediately after the open of business on such ex-dividend date or effective date;

OS0 =
the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date or effective date, as applicable, before giving effect to such dividend, distribution, share split or share combination; and

OS1 =
the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination, as applicable.

Any adjustment made under this clause (1) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, the conversion rate shall be immediately readjusted, effective as of the date our board of directors, or a committee thereof, determines not to pay such dividend or other distribution to the conversion rate that would then be in effect if such dividend or other distribution had not been declared.
(2)
If we issue to all or substantially all holders of our common stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the date of such issuance, to subscribe for or purchase our common stock, at a price per share less than the average of the last reported sale prices of our common stock for the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, the conversion rate will be increased based on the following formula:

where,
CR0 =
the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such issuance;

CR1 =
the conversion rate in effect immediately after the open of business on such ex-dividend date;

OS0 =
the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date;

X =
the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and

Y =
the number of shares of our common stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the last reported sale prices of our common stock over the 10 consecutive trading-day period ending on the trading day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the ex-dividend date for such issuance. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of our common stock are not delivered upon the expiration of such rights, options or warrants, the conversion rate shall be readjusted to the conversion rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of our common stock actually delivered. If such rights, options or warrants are not so issued, or if no such rights, options or warrants are exercised prior to their expiration, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such ex-dividend date for such issuance had not occurred.
For purposes of this clause (2) and for purposes of the provisions set forth above under “— Conversion Upon Specified Corporate Events — Certain Distributions,” in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of our common stock at a price per share less than such average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on the trading day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of our common stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by our board of directors, or a committee thereof.
(3)
If we distribute shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding:

•
dividends, distributions, rights, options or warrants as to which an adjustment was effected pursuant to clause (1) or (2) above;

•
dividends or other distributions paid exclusively in cash as to which an adjustment was effected pursuant to clause (4) below; and

•
spin-offs as to which the provisions set forth below in this clause (3) shall apply;

then the conversion rate will be increased based on the following formula:
where,
CR0 =
the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

CR1 =
the conversion rate in effect immediately after the open of business on such ex-dividend date;

SP0 =
the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and

FMV =
the fair market value (as determined by our board of directors, or a committee thereof) of the shares of capital stock, evidences of indebtedness, other assets, or property of ours or rights, options or warrants to acquire our capital stock or other securities distributed with respect to each outstanding share of our common stock on the ex-dividend date for such distribution.

If “FMV” (as defined above) is equal to or greater than the “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, in respect of each $1,000 principal amount of notes it holds, at the same time and upon the same terms as holders of our common stock, the amount and kind of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities that such holder would have received as if such holder owned a number of shares of our common stock equal to the conversion rate in effect on the ex-dividend date for the distribution.
Any increase made under the portion of this clause (3) above will become effective immediately after the open of business on the ex-dividend date for such distribution. If such distribution is not so paid or made, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.
With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock or shares of capital stock of any class or series, or similar equity interest, of or relating to one of our subsidiaries or other business units, and such capital stock or similar equity interest is listed or quoted (or will be listed or quoted upon the consummation of the distribution) on a United States national securities exchange, which we refer to as a “spin-off,” the conversion rate will be increased based on the following formula:

where,
CR0 =
the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such spin-off;

CR1 =
the conversion rate in effect immediately after the open of business on the ex-dividend date for such spin-off;

FMV0 =
the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of common stock over the first ten (10) consecutive trading-day period after, and including, the effective date of the spin-off (the “valuation period”); and

MP0 =
the average of the last reported sale prices of our common stock over the valuation period.

The adjustment to the applicable conversion rate under the preceding paragraph of this clause (3) will be made immediately after the open of business on the day after the last day of the valuation period, but will be given effect as of the open of business on the ex-dividend date for the spin-off. If the ex-dividend date for the spin-off is less than 10 trading days prior to, and including, the end of the cash settlement averaging period in respect of any conversion, references within this clause (3) to 10 trading days shall be deemed replaced, for purposes of calculating the affected daily conversion values in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for the spin-off to, and including, the last trading day of such cash settlement averaging period. For purposes of determining the applicable conversion rate, in respect of any conversion during the 10 trading days commencing on the ex-dividend date for any spinoff, references within the portion of this clause (3) related to “spin-offs” to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for such spin-off to, and including, the relevant conversion date.
(4)
If any cash dividend or distribution is made to all or substantially all holders of our common stock, the conversion rate will be adjusted based on the following formula:

where,
CR0 =
the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution;

CR1 =
the conversion rate in effect immediately after the open of business on the ex-dividend date for such dividend or distribution;

SP0 =
the last reported sale price of our common stock on the trading day immediately preceding the ex-dividend date for such dividend or distribution; and

C =
the amount in cash per share that we distribute to holders of our common stock.

If “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, for each $1,000 principal amount of notes it holds, at the same time and upon the same terms as holders of our common stock, the amount of cash that such holder would have received as if such holder owned a number of shares of our common stock equal to the conversion rate on the ex-dividend date for such cash dividend or distribution. Such increase shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution. If such dividend or distribution is not so paid, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(5)
If we or any of our subsidiaries make a payment in respect of a tender offer or exchange offer for our common stock, to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the last reported sale price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “expiration date”), the conversion rate will be increased based on the following formula:

where,
CR0 =
the conversion rate in effect immediately prior to the close of business on the expiration date;

CR1 =
the conversion rate in effect immediately after the close of business on the expiration date;

AC =
the aggregate value of all cash and any other consideration (as determined by our board of directors, or a committee thereof) paid or payable for shares purchased in such tender or exchange offer;

OS0 =
the number of shares of our common stock outstanding immediately prior to the expiration time of the tender or exchange offer on the expiration date (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender offer or exchange offer);

OS1 =
the number of shares of our common stock outstanding immediately after the expiration time of the tender or exchange offer on the expiration date (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1 =
the average of the last reported sale prices of our common stock over the ten (10) consecutive trading-day period commencing on the trading day next succeeding the expiration date (the “averaging period”).

The adjustment to the applicable conversion rate under the preceding paragraph of this clause (5) will be given effect at the open of business on the trading day next succeeding the expiration date. If the trading day next succeeding the expiration date is less than 10 trading days prior to, and including, the end of the cash settlement averaging period in respect of any conversion, references within this clause (5) to 10 trading days shall be deemed replaced, for purposes of calculating the affected daily conversion values in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding the expiration date to, and including, the last trading day of such cash settlement averaging period. For purposes of determining the applicable conversion rate, in respect of any conversion during the 10 trading days commencing on the trading day next succeeding the expiration date, references within this clause (5) to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding the expiration date to, and including, the relevant conversion date.
Notwithstanding the foregoing, if a conversion rate adjustment becomes effective on any ex-dividend date as described above, and a holder that has converted its notes on or after such ex-dividend date and on or prior to the related record date would be treated as the record holder of shares of our common stock as of the related conversion date as described under “— Settlement upon Conversion” based on an adjusted conversion rate for such ex-dividend date, then, notwithstanding the foregoing conversion rate adjustment provisions, the conversion rate adjustment relating to such ex-dividend date will not be made for such converting holder. Instead, such holder will be treated as if such holder were the record owner of the shares of our common stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.
Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our common stock or any securities convertible into or exchangeable for our common stock or the right to purchase our common stocks or such convertible or exchangeable securities. If, however, the application of the foregoing formulas would result in a decrease in the conversion rate, except to the extent of any readjustment to the conversion rate, no adjustment to the conversion rate will be made (other than as a result of a reverse share split, share combination or readjustment).
“Ex-dividend date” means the first date on which the common stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.
To the extent permitted by applicable law, we are permitted to increase the conversion rate of the notes by any amount for a period of at least 20 business days if our board of directors, or a committee thereof, determines that such increase would be in our best interest. We may also (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase our common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.
A holder may, in some circumstances, including a distribution of cash dividends to holders of our common stock, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. For a discussion of the United States income tax treatment of an adjustment to the conversion rate, see “Material Federal Income Tax Considerations” in the accompanying prospectus.
We do not currently have a rights plan in effect. If you convert a note, to the extent that we have a rights plan in effect, you will receive, in addition to any shares of our common stock received in connection with such conversion, the rights under the rights plan unless the rights have separated from the common stock, in which case, and only in such case, the conversion rate will be adjusted at the time of separation as if we distributed to all holders of our common stock, shares of our capital stock, evidences of indebtedness, assets, property, rights, options or warrants as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.
Notwithstanding any of the foregoing, the applicable conversion rate will not be adjusted:
•
on account of share repurchases that are not tender offers referred to in clause (5) above, including structured or derivative transactions, or transactions pursuant to a share repurchase program approved by our board of directors, or a committee thereof, or otherwise;

•
upon the issuance of any common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in common stock under any plan;

•
upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, program or agreement of or assumed by us or any of our subsidiaries;

•
upon the issuance of any common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;

•
for a change in the par value of the common stock;

•
for accrued and unpaid interest, if any; or

•
for an event otherwise requiring an adjustment, as described herein, if such event is not consummated.

Notwithstanding anything to the contrary herein, except on and after the first trading day of any cash settlement averaging period with respect to a note and on or prior to the last trading day of such cash settlement averaging period, we will not be required to adjust the conversion rate unless such adjustment would require an increase or decrease of at least one percent; provided, however, that any such minor adjustments that are not required to be made will be carried forward and taken into account in any subsequent adjustment, and provided, further, that any such adjustment of less than one percent that has not been made shall be made (i) upon the occurrence of the effective date for any make-whole fundamental change,

(ii) if we call the notes for redemption, (iii) on each trading day of any cash settlement averaging period and (iv) if we elect to satisfy our conversion obligation solely in shares of our common stock, upon any conversion of notes.
Adjustments to the applicable conversion rate will be calculated to the nearest 1/10,000th of a share.
Recapitalizations, Reclassifications and Changes of Our Common Stock
In the case of:
•
any recapitalization, reclassification or change of our common stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination for which an adjustment is made pursuant to (1) above under “— Conversion Rights — Conversion Rate Adjustments”);

•
any consolidation, merger or combination involving us;

•
any sale, lease or other transfer to a third party of the consolidated assets of ours and our subsidiaries substantially as an entirety; or

•
any statutory share exchange;

and, in each case, as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof), then, at the effective time of the transaction, the right to convert each $1,000 principal amount of notes based on a number of shares of our common stock equal to the conversion rate will be changed into a right to convert such principal amount of notes based on the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof), which stock, other securities or other property or assets we refer to as the reference property, that a holder of a number of shares of our common stock equal to the conversion rate immediately prior to such transaction would have owned or been entitled to receive upon such transaction. However, at and after the effective time of the transaction, (i) we will continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, as described above under “— Conversion Rights — Settlement Upon Conversion,” and (i)(x) any amount payable in cash upon conversion of the notes as set forth under “— Conversion Rights — Settlement Upon Conversion” will continue to be payable in cash, (y) any shares of our common stock that we would have been required to deliver upon conversion of the notes as set forth under “— Conversion Rights — Settlement Upon Conversion” will instead be deliverable in the amount and type of reference property that a holder of that number of shares of our common stock would have received in such transaction and (z) the daily VWAP will be calculated based on the value of the amount and kind of reference property that a holder of one share of common stock would have received in such transaction. If the transaction causes our common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the amount and type of reference property that a holder of one or more shares would have been entitled to receive in such transaction (and into which the notes will be convertible) will be deemed to be based on the weighted average of the types and amounts of consideration actually received by the holders of our common stock. We will notify holders of the weighted average as soon as practicable after such determination is made. We will agree in the indenture not to become a party to any such transaction unless its terms are consistent with the foregoing.
Adjustments of Prices
Whenever any provision of the indenture requires us to calculate the last reported sale prices, the daily VWAPs or any function thereof over a span of multiple days (including during a cash settlement averaging period), we will make appropriate adjustments to each to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the effective date, ex-dividend date or expiration date of the event occurs, at any time during the period when the last reported sale prices, the daily VWAPs or functions thereof are to be calculated.
Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change or Notice of Redemption
If (1) an event occurs that (i) is a fundamental change (as defined below and determined after giving effect to any exceptions or exclusions to such definition) or (ii) would be a fundamental change, but for the proviso set forth in clause (2) of the definition thereof (any such event, a “make-whole fundamental change”) or (2) we give a notice of redemption as described above under “— Optional Redemption On or After February 20, 2024” and a holder elects to convert its notes in connection with such make-whole fundamental change or notice of redemption, as the case may be, we will, under certain circumstances, increase the conversion rate for the notes so surrendered for conversion by a number of additional shares of our common stock, which we refer to as the additional shares, as described below. A conversion of notes will be deemed for these purposes to be “in connection with” a make-whole fundamental change if the notice of conversion of the notes is received by the conversion agent from, and including, the effective date of the fundamental change up to, and including, the close of business on the business day immediately prior to the related fundamental change purchase date, or, if such make-whole fundamental change is not also a fundamental change, the 35th business day immediately following the effective date for such make-whole fundamental change. A conversion of notes will be deemed for these purposes to be “in connection with” a notice of redemption if the notice of conversion of the notes is received by the conversion agent from, and including, the date of the notice of redemption until the close of business on the scheduled trading day immediately preceding the redemption date.
Notwithstanding anything to the contrary herein, if the consideration paid for our common stock in any make-whole fundamental change described in clause (2) of the definition of fundamental change is comprised entirely of cash, for any conversion of notes following the effective date of such make-whole fundamental change, the settlement amount will be calculated based solely on the “stock price” (as defined below) for the transaction and will be deemed to be an amount equal to the applicable conversion rate (including any adjustment as described in this section), multiplied by such stock price. In such event, the settlement amount will be determined and paid to holders in cash on the second business day following the conversion date. Otherwise, we will settle any conversion of notes following the effective date of a make-whole fundamental change as described above under “— Conversion Rights — Settlement Upon Conversion.” We will notify holders of the effective date of any make-whole fundamental change and issue a press release announcing such effective date no later than five business days after such effective date.
The number of additional shares, if any, by which the conversion rate will be increased will be determined by reference to the table below, based on the date on which the make-whole fundamental change occurs or becomes effective or the date of the notice of redemption, which we refer to, in either case, as the effective date, and the price, which we refer to as the stock price, paid (or deemed paid) per share of common stock in the make-whole fundamental change or with respect to the redemption, as the case may be. If the holders of our common stock receive only cash in a make-whole fundamental change described in clause (2) of the definition of fundamental change, the stock price shall be the cash amount paid per share. Otherwise, the stock price shall be the average of the last reported sale prices of our common stock over the ten trading day period ending on, and including, the trading day immediately preceding the effective date of the make-whole fundamental change or the date of the notice of redemption, as the case may be.
The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the conversion rate of the notes is otherwise required to be adjusted. The adjusted stock prices will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner and at the same time as the conversion rate is required to be adjusted as set forth under “— Conversion Rights — Conversion Rate Adjustments.”
The following table sets forth the number of additional shares by which we will increase the conversion rate for each stock price and effective date set forth below:
	Stock Price
Effective Date	$8.72	$9.50	$10.50	$11.99	$13.50	$15.59	$17.50	$20.00	$25.00	$30.00	$40.00	$50.00
January 12, 2021	31.2760	27.1042	21.8124	16.1293	12.1459	8.4516	6.2171	4.2740	2.1504	1.1270	0.2865	0.0278
February 15, 2022	31.2760	26.4232	20.9314	15.1109	11.1067	7.4811	5.3503	3.5550	1.6828	0.8323	0.1788	0.0000
February 15, 2023	31.2760	25.4642	19.7152	13.7323	9.7281	6.2341	4.2720	2.6970	1.1700	0.5343	0.0860	0.0000
February 15, 2024	31.2760	24.1926	18.0438	11.8249	7.8526	4.6100	2.9360	1.7070	0.6560	0.2717	0.0240	0.0000
February 15, 2025	31.2760	22.5779	15.6086	8.9158	5.0778	2.4298	1.3269	0.6725	0.2328	0.0913	0.0015	0.0000
February 15, 2026	31.2760	21.8603	11.8352	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock prices and effective dates may not be set forth in the table above, in which case:
•
if the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year;

•
if the stock price is greater than $50.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate; or

•
if the stock price is less than $8.72 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate exceed 114.6788 shares of our common stock per $1,000 principal amount of notes, subject to adjustments in the same manner as the conversion rate is required to be adjusted as set forth under “— Conversion Rights — Conversion Rate Adjustments.”
Our obligation to satisfy the additional shares requirement could be considered a penalty, in which case the enforceability thereof could be subject to general equity principles including principles of reasonableness and equitable remedies.
Fundamental Change Permits Holders to Require Us to Purchase Notes
If a “fundamental change” (as defined below in this section) occurs at any time, you will have the right, at your option, to require us to purchase for cash any or all of your notes, or any portion thereof such that the principal amount that remains outstanding of each note that is not purchased in full equals $1,000 or an integral multiple of $1,000 in excess thereof. The price we are required to pay, which we refer to as the fundamental change purchase price, will be equal to 100% of the principal amount of the notes to be purchased plus accrued and unpaid interest, if any, to but excluding the fundamental change purchase date (unless the fundamental change purchase date is after a record date and on or prior to the interest payment date to which such record date relates, in which case we will instead pay the full amount of accrued and unpaid interest to the holder of record on such record date and the fundamental change purchase price will be equal to 100% of the principal amount of the notes to be purchased). The fundamental change purchase date will be a date specified by us that is not less than 20 or more than 35 calendar days following the date of our fundamental change notice as described below. Any notes purchased by us will be paid for in cash.
A “fundamental change” will be deemed to have occurred at the time after the notes are originally issued if any of the following occurs:
(1)
any “person” or “group” (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act), other than us or our subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the voting power of our common equity;

(2)
the consummation of (A) any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination) as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of us pursuant to which our common stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our wholly owned subsidiaries; provided, however, that a transaction described in clause (B) in which the holders of all classes of our common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a fundamental change pursuant to this clause (2);
(3)
our stockholders approve any plan or proposal for the liquidation or dissolution of us (other than in a transaction described in clause (2) above); or

(4)
our common stock ceases to be listed on any of the NYSE, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors);

provided, however, that in the case of a transaction or event described in clause (1) or (2) above, if at least 90% of the consideration received or to be received by holders of our common stock (excluding cash payments for fractional shares) in the transaction or transactions that would otherwise constitute a “fundamental change” consists of shares of common stock or common equity interests that are traded on the NYSE, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or that will be so traded when issued or exchanged in connection with the transaction that would otherwise constitute a fundamental change under clause (1) or (2) of the definition thereof, which we refer to as publicly traded securities, and as a result of such transaction or transactions, the notes become convertible into or by reference to such publicly traded securities, excluding cash payments for fractional shares (subject to settlement in accordance with the provisions of “— Conversion Rights — Settlement Upon Conversion”), such event shall not be a fundamental change.
On or before the 20th day after the occurrence of a fundamental change, we will provide to all holders of the notes and the trustee and paying agent a notice of the occurrence of the fundamental change and of the resulting purchase right. Such notice shall state, among other things:
•
the events causing a fundamental change;

•
the date of the fundamental change;

•
the last date on which a holder may exercise the purchase right;

•
the fundamental change purchase price;

•
the fundamental change purchase date;

•
if applicable, the name and address of the paying agent and the conversion agent;

•
if applicable, the applicable conversion rate and any adjustments to the applicable conversion rate;

•
if applicable, that the notes with respect to which a fundamental change purchase notice has been delivered by a holder may be converted only if the holder withdraws the fundamental change purchase notice in accordance with the terms of the indenture; and

•
the procedures that holders must follow to require us to purchase their notes.

Simultaneously with providing such notice, we will publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on our website or through such other public medium as we may use at that time.
To exercise the fundamental change purchase right, you must deliver, on or before the business day immediately preceding the fundamental change purchase date, the notes to be purchased, duly endorsed for transfer, together with a written purchase notice and the form entitled “Form of Fundamental Change Purchase Notice” on the reverse side of the notes duly completed, to the paying agent if the notes are certificated. If the notes are not in certificated form, you must comply with DTC’s procedures for tendering interests in global notes. Your purchase notice must state:
•
if certificated, the certificate numbers of your notes to be delivered for purchase;

•
the portion of the principal amount of notes to be purchased, which must be such that the principal amount that remains outstanding of each note that is not to be purchased in full equals $1,000 or an integral multiple of $1,000 in excess thereof; and

•
that the notes are to be purchased by us pursuant to the applicable provisions of the notes and the indenture.

You may withdraw any purchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day immediately preceding the fundamental change purchase date. The notice of withdrawal shall state:
•
the principal amount of the withdrawn notes;

•
if certificated notes have been issued, the certificate numbers of the withdrawn notes, or if not certificated, your notice must comply with appropriate DTC procedures; and

•
the principal amount, if any, of each note that remains subject to the purchase notice, which must be such that the principal amount not to be purchased equals $1,000 or an integral multiple of $1,000 in excess thereof.

We will be required to purchase the notes on the fundamental change purchase date, subject to extensions to comply with applicable law. You will receive payment of the fundamental change purchase price on the later of (i) the fundamental change purchase date or (ii) the time of book-entry transfer or the delivery of the notes. If the paying agent holds money sufficient to pay the fundamental change purchase price of the notes on the fundamental change purchase date, then:
•
the notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the notes are delivered to the paying agent); and

•
all other rights of the holder will terminate (other than the right to receive the fundamental change purchase price and previously accrued and unpaid interest upon delivery or transfer of the notes).

In connection with any purchase offer pursuant to a fundamental change purchase notice, we will, if required:
•
comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable;

•
file a Schedule TO or any other required schedule under the Exchange Act; and

•
comply with any other U.S. federal or state securities laws applicable to us in connection with such repurchase offer.

If a fundamental change were to occur, we may not have sufficient funds to pay the fundamental change purchase price. No notes may be purchased at the option of holders upon a fundamental change if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by us in the payment of the fundamental change purchase price with respect to such notes).
The purchase rights of the holders could discourage a potential acquirer of us. The fundamental change purchase feature, however, is not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.
The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to purchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.
The definition of fundamental change includes a phrase relating to the conveyance, transfer, sale, lease or disposition of “all or substantially all” of our consolidated assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of the notes to require us to purchase its notes as a result of the conveyance, transfer, sale, lease or other disposition of less than all of our assets may be uncertain.
If a fundamental change were to occur, we may not have enough funds to pay the fundamental change purchase price. Our ability to purchase the notes for cash may be limited by restrictions on our ability to obtain funds for such purchase through dividends from our subsidiaries, the terms of our then existing borrowing arrangements or otherwise. See “Risk Factors — Risks Related to the Notes and to This Offering — We may not have the ability to raise funds necessary to settle conversions of the notes or to purchase the notes upon a fundamental change.” If we fail to purchase the notes when required following a fundamental change, we will be in default under the indenture. In addition, we have, and may in the future incur, other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to purchase our indebtedness upon the occurrence of similar events or on some specific dates.
Consolidation, Merger and Sale of Assets
Notwithstanding anything to the contrary set forth under “Description of Debt Securities — Consolidation, Merger and Sale of Assets” in the accompanying prospectus, the indenture provides that we shall not consolidate with, merge with or into, or convey, transfer or lease our properties and assets substantially as an entirety to another person, unless (i) we are the surviving person or the resulting, surviving or transferee person (if not us) is organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such person (if not us) shall expressly assume, by supplemental indenture, executed and delivered to the trustee, in form satisfactory to the trustee, all of our obligations under the notes and the indenture; and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture with respect to the notes. Upon any such consolidation, merger, conveyance, transfer or lease, the resulting, surviving or transferee person (if not us) shall succeed to, and may exercise every right and power of ours under the indenture, and we shall be discharged from our obligations under the notes and the indenture except in the case of any such lease.
Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change permitting each holder to require us to purchase the notes of such holder as described above.
Events of Default
The following description replaces the description set forth under “Description of Debt Securities — Events of Default” in the accompanying prospectus in its entirety.
Each of the following is an event of default with respect to the notes:
(1)
default in any payment of interest on any note when due and payable, and the default continues for a period of thirty (30) days;

(2)
default in the payment of principal of any note (including the fundamental change purchase price or the redemption price) when due and payable on the maturity date, upon redemption, upon required repurchase, upon declaration of acceleration or otherwise;

(3)
failure by us to comply with our obligation to convert the notes into the amount of cash or the combination of cash and shares of our common stock, if any, in accordance with the indenture upon exercise of a holder’s conversion right and that failure continues for five (5) business days;

(4)
failure by us to comply with our obligations under “— Consolidation, Merger and Sale of Assets” above;

(5)
failure by us to issue a notice in accordance with the provisions of “— Fundamental Change Permits Holders to Require Us to Purchase Notes” or “— Conversion Rights — Conversion Upon Specified Corporate Events” above when due;

(6)
failure by us for sixty (60) days after written notice from the trustee or the holders of at least 25% in principal amount of the notes then outstanding (a copy of which notice, if given by holders, must also be given to the trustee) has been received by us to comply with any of our agreements contained in the notes or the indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this section specifically provided for or which does not apply to the notes), which notice shall state that it is a “Notice of Default” under the indenture;
(7)
failure by us to pay beyond any applicable grace period, or the acceleration of, indebtedness of ours or any of our subsidiaries in an aggregate amount greater than $25,000,000 (or its foreign currency equivalent at the time); or

(8)
certain events of bankruptcy, insolvency, or reorganization of us or any significant subsidiary (as defined in Article 1, Rule 1-02 of Regulation S-X) of us.

If an event of default other than an event of default arising under clause (8) above with respect to us occurs and is continuing, the trustee by notice to us, or the holders of at least 25% in principal amount of then outstanding notes by notice to us and the trustee, may, and the trustee at the request of such holders shall, declare 100% of the principal of, and accrued and unpaid interest, if any, on, all then outstanding notes to be due and payable. In addition, upon an event of default arising under clause (8) above with respect to us, 100% of the principal of and accrued and unpaid interest on the notes will automatically become due and payable. Upon any such acceleration, the principal of and accrued and unpaid interest, if any, on the notes will be due and payable immediately.
The holders of a majority in principal amount of the outstanding notes may waive (including, by way of consents obtained in connection with a repurchase of, or tender or exchange offer for, the notes) all past defaults (except with respect to nonpayment of principal or interest, the failure to deliver the consideration due upon conversion or any other provision that requires the consent of each affected holder to amend), and rescind any acceleration with respect to the notes and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing events of default, other than the nonpayment of the principal of and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived.
Notwithstanding the foregoing, the indenture will provide that, to the extent we elect, the sole remedy for an event of default in respect of the notes relating to (i) our failure to file with the trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or (ii) our failure to comply with our obligations as set forth under “— Reports” below, will after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the notes at a rate equal to (x) 0.25% per annum of the principal amount of the notes outstanding for the first 90 days of the 180-day period on which such event of default is continuing beginning on, and including, the date on which such an event of default first occurs and (y) 0.50% per annum of the principal amount of the notes outstanding for the last 90 days of such 180-day period as long as such event of default is continuing. If we so elect, such additional interest will be payable in the same manner and on the same dates as the stated interest payable on the notes. On the 181st day after such event of default (if the event of default relating to the reporting obligations is not cured or waived prior to such 181st day), the notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other event of default. If we do not elect to pay the additional interest following an event of default in accordance with this paragraph or we elected to make such payment but do not pay the additional interest when due, the notes will be immediately subject to acceleration as provided above.
In order to elect to pay the additional interest as the sole remedy during the first 180 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in accordance with the immediately preceding paragraph, we must notify all holders of the notes, the trustee and the paying agent of such election prior to the beginning of such 180-day period. Upon our failure to timely give such notice, the notes will be immediately subject to acceleration as provided above.
If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.
Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. In addition, except to enforce the right to receive payment of the principal of, or interest on, or fundamental change purchase price with respect to, its notes when due, or the right to receive payment or delivery of the consideration due upon conversion of its notes, no holder of notes may pursue any remedy with respect to the indenture or the notes unless:
(1)
such holder has previously given the trustee notice that an event of default is continuing;

(2)
holders of at least 25% in principal amount of then outstanding notes have requested the trustee to pursue the remedy;

(3)
such holders have offered the trustee indemnity reasonably satisfactory to it against any loss, liability or expense;

(4)
the trustee has not complied with such request within 60 days after the receipt of the request and the offer of indemnity; and

(5)
the holders of a majority in principal amount of the outstanding notes have not given the trustee a direction that is inconsistent with such request within such 60-day period.

However, each holder shall have the right, which is absolute and unconditional, to receive the principal of, interest on, fundamental change purchase price with respect to, and the amount of cash or the combination of cash and shares of our common stock, if any, as the case may be, due upon conversion of its notes and to institute suit for the enforcement of any such payment or delivery, as the case may be, and such rights shall not be impaired without the consent of such holder. In addition, subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee with respect to the notes.
The indenture provides that in the event an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification reasonably satisfactory to it against all losses and expenses caused by taking or not taking such action.
If a default occurs and is continuing and is known to the trustee in accordance with the terms of the indenture, the trustee must transmit notice of the default to each holder within 90 days after it occurs. Except in the case of a default in the payment of principal (including the fundamental change purchase price) of or interest on any note or a default in the payment or delivery, as the case may be, of the consideration due upon conversion, the trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officers of the trustee in good faith determines that the withholding of such notice is in the interests of the holders of the notes. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, an officers’ certificate, stating whether or not to the knowledge of the signers thereof we are in default in the performance and observance of any of the terms, provisions and conditions of the indenture (without regard to any period of grace or requirement of notice provided under the indenture) and, if we are in default, specifying all such defaults and the nature and the status thereof of which they may have knowledge. We also are required to deliver to the trustee, as soon as possible, and in any event within 30 days after we become aware of the occurrence of any default or event of default, an officers’ certificate setting forth such defaults or events of default, as applicable, their status and what action we are taking or propose to take in respect thereof.
Modification and Amendment
The following description replaces the description set forth under “Description of Debt Securities — Modification and Waiver” in the accompanying prospectus in its entirety.

Subject to certain exceptions, the indenture or the notes may be amended, and compliance with any provisions of the indenture may be waived, with the consent of the holders of a majority of the principal amount of the notes then outstanding (including, in each case, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, notes). However, without the consent of each holder of a then outstanding note affected, no amendment may, among other things:
(1)
reduce the percentage in aggregate principal amount of notes outstanding necessary to waive any past default or event of default;

(2)
reduce the rate of interest on any note or change the time for payment of interest on any note;

(3)
reduce the principal of any note or the amount payable upon redemption of any note or change the maturity date of any note;

(4)
change the place or currency of payment on any note;

(5)
make any change that impairs or adversely affects the conversion rights of any notes;

(6)
reduce the fundamental change purchase price of any note or amend or modify in any manner adverse to the rights of the holders of the notes our obligation to pay the fundamental change purchase price, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(7)
impair the right of any holder to receive payment of principal of and interest, if any, on, its notes, or the right to receive the amounts in cash and/or shares of our common stock, if any, due upon conversion of its notes on or after the due date therefor or to institute suit for the enforcement of any such payment or delivery, as the case may be, with respect to such holder’s notes;

(8)
modify the ranking provisions of the indenture in a manner that is adverse to the rights of the holders of the notes; or

(9)
make any change in the provisions described in this “Modification and Amendment” section that requires each holder’s consent or in the waiver provisions if such change is adverse to the rights of the holders of the notes.

Without the consent of any holder of the notes, we and the trustee may amend the indenture or the notes:
(1)
to conform the terms of the indenture or the notes to the description thereof in the preliminary prospectus supplement, as supplemented by the issuer free writing prospectus related to the offering of the notes;

(2)
to evidence the succession by a successor corporation and to provide for the assumption by a successor corporation of our obligations under the indenture;

(3)
to add guarantees with respect to the notes and to remove guarantees in accordance with the terms of the indenture and the notes;

(4)
to secure the notes;

(5)
to add to our covenants such further covenants, restrictions or conditions for the benefit of the holders or to surrender any right or power conferred upon us;

(6)
to cure any ambiguity, omission, defect or inconsistency in the indenture or the notes, including to eliminate any conflict with the terms of the Trust Indenture Act, or to make any other change that does not adversely affect the rights of any holder of the notes in any material respect;

(7)
to provide for a successor trustee;

(8)
to irrevocably elect a settlement method and/or a specified dollar amount, or eliminate our right to elect a settlement method;

(8)
to comply with the applicable procedures of the depositary; or

(9)
to comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act.

Holders do not need to approve the particular form of any proposed amendment. It will be sufficient if such holders approve the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.
Discharge
We may satisfy and discharge our obligations under the indenture by delivering to the securities registrar for cancellation all outstanding notes or by depositing with the trustee or delivering to the holders, as applicable, after the notes have become due and payable, whether at the maturity date, any fundamental change purchase date, upon conversion or otherwise, cash or cash and shares of our common stock, if any (solely to satisfy outstanding conversions, if applicable), sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.
The provisions set forth under “Description of Debt Securities — Defeasance” in the accompanying prospectus will not apply with respect to the notes.
Calculations in Respect of Notes
Except as otherwise provided above, we will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determinations of the last reported sale prices of our common stock, accrued interest payable on the notes and the conversion rate of the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and the conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the request of that holder.
Reports
The indenture requires us to file with the trustee, within 15 days after we are required to file the same with the SEC, copies of the quarterly and annual reports and of the information, documents and other reports, if any, that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and to otherwise comply with Section 314(a) of the Trust Indenture Act. Any such report, information or document that we file with the SEC through the EDGAR system (or any successor thereto) will be deemed to be delivered to the trustee for the purposes of this covenant at the time of such filing through the EDGAR system (or such successor thereto).
Delivery of any such reports, information and documents to the trustee shall be for informational purposes only, and the trustee’s receipt of such reports, information and documents shall not constitute constructive or actual notice or knowledge of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants hereunder.
Trustee
The Bank of New York Mellon Trust Company, N.A. will be the trustee, security registrar, paying agent and conversion agent. The Bank of New York Mellon Trust Company, N.A., in each of its capacities, including without limitation as trustee, security registrar, paying agent and conversion agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

Governing Law
The indenture provides that it and the notes will be governed by, and construed in accordance with, the internal laws of the State of New York. The indenture provides that we, the trustee and the holders of the notes waive, to the extent permitted by applicable law, the right to trial by jury in respect of any litigation in connection with the indenture.
Book-Entry, Settlement and Clearance
The Global Notes
The notes will be initially issued in the form of one or more registered notes in global form, without interest coupons, which we refer to as the global notes. Upon issuance, each of the global notes will be deposited with the trustee as custodian for DTC, which will serve as the initial securities depositary, and registered in the name of Cede & Co., as nominee of DTC.
Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC, which we refer to as DTC participants, or persons who hold interests through DTC participants. We expect that under procedures established by DTC:
•
upon deposit of a global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and

•
ownership of beneficial interests in a global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in global notes may not be exchanged for notes in physical, fully-registered certificated form except in the limited circumstances described below. We may not issue the notes in bearer form.
Book-Entry Procedures for the Global Notes
All interests in the global notes will be subject to the operations and procedures of DTC and, therefore, you must allow for sufficient time in order to comply with these procedures if you wish to exercise any of your rights with respect to the notes. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the underwriters are responsible for those operations or procedures.
DTC has advised us that it is:
•
a limited purpose trust company organized under the laws of the State of New York;

•
a “banking organization” within the meaning of the New York State banking law;

•
a member of the Federal Reserve System;

•
a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•
a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:
•
will not be entitled to have notes represented by the global note registered in their names;

•
will not receive or be entitled to receive physical, certificated notes; and

•
will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).
Payments of principal and interest with respect to the notes represented by a global note will be made by the trustee to DTC’s nominee as the registered holder of the global note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.
Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.
Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.
Certificated Notes
Notwithstanding anything to the contrary under “Description of Debt Securities — Book-Entry Debt Securities” in the accompanying prospectus, notes in physical, fully-registered certificated form will be issued and delivered to each person that the depositary identifies as a beneficial owner of the related notes only if:
•
the depositary notifies us that it is unwilling, unable or no longer permitted under applicable law to continue as depositary for that global note and we do not appoint another institution to act as depositary within 90 days;

•
we notify the trustee that we wish to terminate that global note (or reduce the principal amount of that global note) and the beneficial owners of the majority of the principal amount of that global note (or of the majority of the principal amount of that global note to be reduced) consent to such termination; or

•
an event of default has occurred with regard to the notes represented by the relevant global note, such event of default has not been cured or waived and a beneficial owner of the global note requests that its notes be issued in physical, certificated form.

DESCRIPTION OF CAPPED CALL TRANSACTIONS
In connection with the pricing of the notes, we entered into privately negotiated capped call transactions with the option counterparties. The capped call transactions cover, subject to customary adjustments, the number of shares of our common stock underlying the notes.
We intend to use approximately $18.4 million of the net proceeds from this offering to pay the cost of the capped call transactions. If the underwriters exercise their over-allotment option to purchase additional notes, we expect to use a portion of the net proceeds from the sale of such additional notes to enter into additional capped call transactions.
The capped call transactions are generally expected to reduce the potential dilution of our common stock upon conversion of the notes and/or offset any cash payments we are required to make in excess of the principal amount of such converted notes, as the case may be, in the event that the market price per share of our common stock, as measured under the terms of the capped call transactions, is greater than the strike price of the capped call transactions, which initially corresponds to the conversion price of the notes and is subject to customary adjustments. If, however, the market price per share of our common stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, to the extent that such market price exceeds the cap price of the capped call transactions.
We will not be required to make any cash payments to the option counterparties or their respective affiliates upon the exercise of the options that are a part of the capped call transactions, but we will be entitled to receive from them a number of shares of our common stock, an amount of cash, or a combination thereof, generally based on the amount by which the market price per share of our common stock, as measured under the terms of the capped call transactions, exceeds the strike price of the capped call transactions during the relevant valuation period under the capped call transactions (which corresponds to the cash settlement averaging period for the conversion of notes during the final conversion period). However, if the market price per share of our common stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions during such valuation period, the number of shares of our common stock and/or the amount of cash we expect to receive upon exercise of the capped call transactions will be capped based on the amount by which the cap price exceeds the strike price of the capped call transactions.
The capped call transactions are separate transactions that we entered into with the option counterparties, are not part of the terms of the notes and do not change the holders’ rights under the notes. As a holder of the notes, you do not have any rights with respect to the capped call transactions.
For a discussion of the potential impact of any market or other activity by the option counterparties or their respective affiliates in connection with these capped call transactions, see “Underwriting — Capped Call Transactions” and “Risk Factors — Risks Related to the Notes and to This Offering — The capped call transactions may affect the value of the notes and our common stock.”

UNDERWRITING
BofA Securities, Inc. and Deutsche Bank Securities Inc. are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us, our operating partnership and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below.
Underwriter	Principal Amount of Notes
BofA Securities, Inc.	$115,000,000
Deutsche Bank Securities Inc.	27,000,000
KeyBanc Capital Markets Inc.	15,750,000
Regions Securities LLC	15,750,000
U.S. Bancorp Investments, Inc.	15,750,000
Capital One Securities, Inc.	12,600,000
PNC Capital Markets LLC	12,600,000
Raymond James & Associates, Inc.	12,600,000
BMO Capital Markets Corp.	9,225,000
RBC Capital Markets, LLC	9,225,000
Robert W. Baird & Co. Incorporated	3,375,000
Bancroft Capital, LLC	1,125,000
Total	$250,000,000
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Underwriting Discount
The representatives have advised us that the underwriters propose initially to offer the notes at a price of 100.0% of the principal amount of notes, plus accrued interest from the original issue date of the notes, if any, and to dealers at that price less a concession not in excess of 1.50% of the principal amount of the notes, plus accrued interest from the original issue date of the notes, if any. After the initial offering, the public offering price, concession or any other term of the offering may be changed.
The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option to purchase additional notes.

	Per Note	Without Option	With Option
Public offering price	100.0%	$250,000,000	$287,500,000
Underwriting discount	2.5%	$6,250,000	$7,187,500
Proceeds, before expenses, to us	97.5%	$243,750,000	$280,312,500
The expenses of the offering, not including the underwriting discount, are estimated at $500,000 and are payable by us.
Over-allotment option
We have granted an option to the underwriters to purchase up to an additional $37,500,000 principal amount of the notes at the public offering price, less the underwriting discount, solely to cover over-allotments, if any. The underwriters may exercise this option for 13 days from the date of this prospectus supplement. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase an additional principal amount of the notes proportionate to that underwriters’ initial amount reflected in the above table.
New Issue of Notes
The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of any future trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.
New York Stock Exchange Listing
Our common stock is listed on the NYSE under the symbol “INN.”
The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.
No Sales of Similar Securities
We and our executive officers and directors have agreed, with certain limited exceptions, that we and they will not, for a period of 60 days after the date of this prospectus supplement, without first obtaining the prior written consent of the representatives, directly or indirectly
•
offer, pledge, sell or contract to sell any common stock,

•
sell any option or contract to purchase any common stock,

•
purchase any option or contract to sell any common stock,

•
grant any option, right or warrant to purchase any common stock,

•
otherwise transfer or dispose of any common stock,

•
request or demand that we file a registration statement related to any common stock, or

•
enter into any swap or other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of any common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

This lock-up provision applies to our common stock and to securities convertible into or exercisable or exchangeable for our common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. Notwithstanding the above, this lock-up provision will not apply to us with respect to, among other things, our entry into, or consummation of the transactions contemplated by, the capped call transaction confirmations.
Price Stabilization, Short Positions
In connection with the offering, the underwriters may purchase and sell the notes or our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional notes described above. The underwriters may close out any covered short position by either exercising their over-allotment option to purchase additional notes or purchasing notes in the open market. In determining the source of notes to close out the covered short position, the underwriters will consider, among other things, the price of notes available for purchase in the open market as compared to the price at which they may purchase notes through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of notes or our common stock made by the underwriters in the open market to peg, fix or maintain the price of the notes or our common stock prior to the completion of the offering.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes or our common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Capped Call Transactions
In connection with the pricing of the notes, we entered into privately negotiated capped call transactions with the option counterparties. The capped call transactions cover, subject to customary adjustments, the number of shares of our common stock underlying the notes. The capped call transactions are generally expected to reduce the potential dilution to our common stock upon any conversion of the notes and/or offset any cash payments we are required to make in excess of the principal amount of such converted notes, as the case may be, with such reduction and/or offset subject to a cap. See “Description of the Capped Call Transactions.”
We intend to use approximately $18.4 million of the net proceeds from this offering to pay the cost of the capped call transactions. If the underwriters exercise their over-allotment option to purchase additional notes, we expect to use a portion of the net proceeds from the sale of such additional notes to enter into additional capped call transactions.
We have been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to purchase shares of our common stock and/or enter into various derivative transactions with respect to our common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of our common stock or the notes at that time.
In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to our common stock and/or purchasing or selling our common stock or other securities of ours in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so following any conversion, purchase or redemption of the notes, to the extent we exercise the relevant election under the capped call transactions). This activity could also cause or avoid an increase or a decrease in the market price of our common stock or the notes, which could affect your ability to convert the notes. To the extent the activity occurs during any observation period related to a conversion of the notes, it could also affect the number of shares of common stock and value of the consideration that you will receive upon conversion of the notes. For a discussion of the potential impact of any market or other activity by the option counterparties or their respective affiliates in connection with these capped call transactions, see “Risk Factors — Risks Related to the Notes and to This Offering — The capped call transactions may affect the value of the notes and our common stock.”
Other Relationships
Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Affiliates of certain underwriters in this offering are lenders under our outstanding indebtedness and will receive their pro rata portions of the net proceeds from this offering used to reduce our indebtedness outstanding with them. Additionally, certain of the underwriters or their respective affiliates entered into the capped call transactions with us and will receive a portion of the net proceeds from this offering applied to those transactions.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Electronic Distribution
In connection with the offering, certain of the underwriters or securities dealers may distribute this prospectus supplement and the accompanying prospectus by electronic means, such as e-mail.
Notice to Prospective Investors in the United Kingdom
In the United Kingdom, no offer of the notes which are the subject of the offering has been, or will be made to the public, other than under the following exemptions under the Prospectus Regulation (as defined below):
A.
to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

B.
to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

C.
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the notes referred to in (a) to (c) above shall result in a requirement for us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation, or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer of the notes to the public” in relation to any offer of the notes in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. The expression “Prospectus Regulation” means Regulation

(EU) 2017/1129, as it forms part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018 (EUWA).
Each person located in the United Kingdom to whom any offer of the notes is made or who receives any communication in respect of any offer of such notes, or who initially acquires any notes will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and us that (1) it is a “qualified investor” within the meaning provided in Article 2(e) of the Prospectus Regulation; and (2) in the case of any of the notes acquired by it as a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, the notes acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in the United Kingdom other than qualified investors, as that term is defined in the Prospectus Regulation.
We, the underwriters and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.
In addition, in the United Kingdom, this prospectus supplement (and the accompanying prospectus and any applicable free writing prospectus) is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at, persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “Relevant Persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not Relevant Persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, Relevant Persons.
Notice to Prospective Investors in the Netherlands
This prospectus supplement and the accompanying prospectus are not addressed to or intended for and the notes described in this prospectus supplement and the accompanying prospectus are not and will not be, directly or indirectly, offered, sold, transferred or delivered to any individual or legal entity in the Netherlands except to individuals or entities that are qualified investors (gekwalificeerde beleggers) within the meaning of Article 1:1 of the Dutch Financial Supervision Act (Wet op het financieel toezicht, Wft). As a consequence no approved prospectus has to be published in the Netherlands pursuant to Article 3 of the European Directive 2003/71/EC as amended (including by Directive 2010/73/EU) and implemented in Netherlands law.
Notice to Prospective Investors in Canada
The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts, or NI 33-105, the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS
Certain legal matters in connection with this offering will be passed upon for us by Hunton Andrews Kurth LLP. Venable LLP, Baltimore, Maryland, will issue an opinion to us regarding certain matters of Maryland law. Sidley Austin LLP, New York, New York, will act as counsel to the underwriters.
EXPERTS
The consolidated financial statements of Summit Hotel Properties, Inc. appearing in Summit Hotel Properties, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2019, and the effectiveness of Summit Hotel Properties, Inc.’s internal control over financial reporting as of December 31, 2019, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
SEC rules allow us to incorporate by reference information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. Any information referred to in this way is considered part of this prospectus supplement and the accompanying prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement and the accompanying prospectus and before the date that the offering of notes by means of this prospectus supplement and the accompanying prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference into this prospectus supplement and the accompanying prospectus. We incorporate by reference into this prospectus supplement and the accompanying prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
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our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 25, 2020;

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our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, filed with the SEC on May 11, 2020, August 5, 2020 and November 3, 2020, respectively;

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our Current Reports on Form 8-K filed with the SEC on March 11, 2020, March 26, 2020, May 12, 2020, May 14, 2020, June 24, 2020 and December 22, 2020 (solely with respect to Item 5.02);

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the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2019 from our Definitive Proxy Statement for our 2020 annual meeting of stockholders, filed with the SEC on April 1, 2020; and

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the description of our common stock included in our Registration Statement on Form 8-A filed with the SEC on February 7, 2011, including any amendments and reports filed for the purpose of updating such description;

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the description of our Series D Preferred Stock included in our Registration Statement on Form 8-A filed with the SEC on June 24, 2016, including any amendments and reports filed for the purpose of updating such description; and

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the description of our Series E Preferred Stock included in our Registration Statement on Form 8-A filed with the SEC on November 8, 2017, including any amendments and reports filed for the purpose of updating such description.

All documents or portions thereof that we file (but not those or portions thereof that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and the accompanying prospectus and prior to the termination of the offering of the notes covered under this prospectus supplement and the accompanying prospectus shall be deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus and will automatically update and supersede the information in this prospectus supplement, the accompanying prospectus and any previously filed documents. Our filings with the SEC are also available to the public through the SEC’s Internet website www.sec.gov and through the NYSE, 11 Wall Street, New York, New York 10005.
You may obtain copies of any of these filings from us as described below or through the SEC’s website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing at: Summit Hotel Properties, Inc., 13215 Bee Cave Parkway, Suite B-300, Austin, Texas 78738, Attention: Investor Relations.

PROSPECTUS
Common Stock
Preferred Stock
Debt Securities
Warrants
Units
Summit Hotel Properties, Inc. may offer, issue and sell, from time to time, in one or more series or classes, the securities described in this prospectus. The securities may be offered separately or together in any combination and as separate series. We will provide the specific terms of any securities we may offer in a supplement to this prospectus. You should read carefully this prospectus and any accompanying prospectus supplement before deciding to invest in these securities.
We may offer and sell these securities through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If any underwriters, dealers or agents are involved in the sale of any securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth or will be calculable from the information set forth in the accompanying prospectus supplement.
Our capital stock is subject to certain restrictions on ownership designed to, among other purposes, preserve our qualification as a real estate investment trust (“REIT”) for federal income tax purposes. See “Description of Common and Preferred Stock — Restrictions on Ownership and Transfer,” “Description of Debt Securities,” “Description of Warrants” and “Description of Units.”
Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “INN.” Our 6.45% Series D Cumulative Redeemable Preferred Stock (our “Series D Preferred Stock”) is listed on the NYSE under the symbol “INNPrD” and our 6.25% Series E Cumulative Redeemable Preferred Stock (our “Series E Preferred Stock”) is listed on the NYSE under the symbol “INNPrE.”
Investing in our securities involves risks. Before making a decision to invest in our securities, you should carefully consider the risks described in this prospectus and any accompanying prospectus supplement, as well as the risks described under the section entitled “Risk Factors” included in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other documents filed by us with the U.S. Securities and Exchange Commission (the “SEC”).
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is January 6, 2021

You should rely only on the information contained in or incorporated by reference into this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference into this prospectus or any accompanying prospectus supplement. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference into this prospectus or any accompanying prospectus supplement. You must not rely on any unauthorized information or representation. We are offering to sell only the securities described in this prospectus and any accompanying prospectus supplement only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus and any accompanying prospectus supplement is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document containing the incorporated information. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS
This prospectus is part of a “shelf” registration statement that we have filed with the SEC. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our registration statement and documents incorporated by reference contain the full text of certain contracts and other important documents that we have summarized in this prospectus or that we may summarize in a prospectus supplement. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits and other documents can be obtained from the SEC as indicated under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
This prospectus only provides you with a general description of the securities we may offer, which is not meant to be a complete description of each security. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully both this prospectus and any prospectus supplement together with the additional information described under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
Except where the context suggests otherwise, the terms “we,” “our,” “us,” “our company” and the “company” refer to Summit Hotel Properties, Inc., a Maryland corporation, and its subsidiaries on a consolidated basis, and “our operating partnership” means Summit Hotel OP, LP, a Delaware limited partnership for which one of our wholly owned subsidiaries serves as the general partner. Summit Hotel TRS, Inc., a Delaware corporation, which we refer to in this prospectus as “Summit TRS,” is a taxable REIT subsidiary (“TRS”) and we refer to Summit TRS and any other TRSs that we may form in the future as “our TRSs.” We refer to our TRSs, the wholly owned subsidiaries of our TRSs and the one majority owned subsidiary of Summit TRS that lease our hotels from our operating partnership or subsidiaries of our operating partnership as “our TRS lessees.”

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC rules allow us to “incorporate by reference” into this prospectus the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The incorporated documents contain significant information about us, our business and our finances. Any information contained in this prospectus or in any document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to have been modified or superseded to the extent that a statement contained in this prospectus, in any other document we subsequently file with the SEC that is also incorporated or deemed to be incorporated by reference into this prospectus or in the applicable prospectus supplement, modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus. We incorporate by reference into this prospectus the following documents we filed with the SEC:
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our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 25, 2020;

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our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020 filed with the SEC on May 11, 2020, August 5, 2020 and November 3, 2020, respectively;

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our Current Reports on Form 8-K filed with the SEC on March 11, 2020, March 26, 2020, May 12, 2020, May 14, 2020, June 24, 2020 and December 22, 2020 (solely with respect to Item 5.02);

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the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2019 from our Definitive Proxy Statement for our 2020 annual meeting of stockholders, filed with the SEC on April 1, 2020;

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the description of our common stock included in our Registration Statement on Form 8-A filed with the SEC on February 7, 2011; including any amendments and reports filed for the purpose of updating such description;

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the description of our Series D Preferred Stock included in our Registration Statement on Form 8-A filed with the SEC on June 24, 2016, including any amendments and reports filed for the purpose of updating such description;

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the description of our Series E Preferred Stock included in our Registration Statement on Form 8-A filed with the SEC on November 8, 2017, including any amendments and reports filed for the purpose of updating such description; and

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all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus and prior to the termination of the offering of the underlying securities.

To the extent that any information contained in any current report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference into this prospectus.
We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus, other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents. A request should be addressed in writing to Summit Hotel Properties, Inc., 13215 Bee Cave Parkway, Suite B-300, Austin, TX 78738, Attention: Investor Relations, telephone number: (512) 538-2300.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act, and, in accordance with those requirements, file reports, proxy statements and other information with the SEC. Copies of such reports, proxy statements and other information, as well as the registration statement and the exhibits and schedules thereto, may be obtained from the SEC’s website at www.sec.gov. Copies of these documents are also available on our website at www.shpreit.com. Our website and the information contained therein or connected thereto are not incorporated into this prospectus or any amendment or supplement to this prospectus.
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, certain parts of which are omitted in accordance with the SEC’s rules and regulations. For further information about us and the securities, we refer you to the registration statement and to such exhibits and schedules. Please be aware that statements in this prospectus referring to a contract or other document are summaries and you should refer to the exhibits that are part of the registration statement for a copy of the contract or document.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any accompanying prospectus supplement, including the information incorporated by reference into this prospectus and any accompanying prospectus supplement, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “forecast,” “project,” “potential,” “continue,” “likely,” “will,” “would” or similar expressions. Forward-looking statements include, among other things, statements about our business strategy, including acquisition and development strategies, industry trends, estimated revenues and expenses, ability to realize deferred tax assets and expected liquidity needs and sources (including capital expenditures and the ability to obtain financing or raise capital. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to:
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the effects of the novel coronavirus (“COVID-19”) pandemic and other infectious disease outbreaks;

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potential changes in operations as a result of laws or regulations imposed in connection with, or changes in consumer behavior in response to, the COVID-19 pandemic;

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financing risks, including the risk of leverage and the corresponding risk of default on our existing indebtedness and potential inability to refinance or extend the maturities of our existing indebtedness;

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default by borrowers to which we lend or provide seller financing;

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global, national, regional and local economic and geopolitical conditions;

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levels of spending for business and leisure travel, as well as consumer confidence;

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supply and demand factors in our markets or sub-markets;

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the effect of alternative accommodations on our business;

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adverse changes in occupancy, average daily rate (“ADR”), revenue per available room, (“RevPAR”) and other hotel operating metrics;

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hostilities, including future terrorist attacks, or fear of hostilities that affect travel;

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financial condition and liquidity of, and our relationships with, third-party property managers and franchisors;

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the degree and nature of our competition;

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increased interest rates;

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increased operating costs, including but not limited to labor costs and costs related to COVID-19 protocols;

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increased renovation costs, which may cause actual renovation costs to exceed our current estimates;

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changes in zoning laws;

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increases in real property taxes that are significantly higher than our expectations;

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risks associated with hotel acquisitions, including the ability to ramp up and stabilize newly acquired hotels with limited or no operating history or that require substantial amounts of capital improvements for us to earn stabilized economic returns consistent with our expectations at the time of acquisition;

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risks associated with dispositions of hotel properties, including our ability to successfully complete the sale of hotel properties under contract to be sold, including the risk that the purchaser may not have access to the capital needed to complete the purchase;

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the nature of our structure and transactions such that our federal and state taxes are complex and there is risk of successful challenges to our tax positions by the Internal Revenue Service (the “IRS”) or other federal and state taxing authorities;

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the recognition of taxable gains from the sale of hotel properties as a result of the inability to complete certain like-kind exchanges in accordance with Section 1031 of the Internal Revenue Code of 1986, as amended (the “Code”);

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availability of and our ability to retain qualified personnel;

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our failure to maintain our qualification as a REIT under the Code;

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changes in our business or investment strategy;

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availability, terms and deployment of capital;

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general volatility of the capital markets and the market price of our common stock;

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environmental uncertainties and risks related to natural disasters;

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our ability to recover fully under third-party indemnities or our existing insurance policies for insurable losses and our ability to maintain adequate or full replacement cost “all-risk” property insurance policies on our properties on commercially reasonable terms;

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the effect of a data breach or significant disruption of hotel operator information technology networks as a result of cyber-attacks that are greater than insurance coverages or indemnities from service providers;

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the effect on our interest rates if LIBOR is replaced with a new benchmark or performs differently than in the past;

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our ability to effectively manage our joint venture with our joint venture partner;

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current and future changes to the Code; and

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the factors referenced or incorporated by reference into this prospectus and any prospectus supplement, as well as the factors described under the section entitled “Risk Factors” included in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other documents filed by us with the SEC.

Accordingly, there is no assurance that our expectations will be realized. These factors are not necessarily all of the important factors that could cause our actual results, performance or achievements to differ materially from those expressed in or implied by any of our forward-looking statements. Other unknown or unpredictable factors, many of which are beyond our control, also could harm our results, performance or achievements.
All forward-looking statements contained in this prospectus and any accompanying prospectus supplement, including the information incorporated by reference into this prospectus and any accompanying prospectus supplement, are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made, and we do not undertake or assume any obligation to update publicly any of these statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

CERTAIN TRADEMARKS
THIS PROSPECTUS, INCLUDING THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN, CONTAINS REGISTERED TRADEMARKS THAT ARE THE EXCLUSIVE PROPERTY OF THEIR RESPECTIVE OWNERS, WHICH ARE COMPANIES OTHER THAN US, INCLUDING, BUT NOT LIMITED TO THE FOLLOWING OWNERS: MARRIOTT INTERNATIONAL, INC., OR MARRIOTT; HILTON WORLDWIDE, INC., OR HILTON; INTERCONTINENTAL HOTELS GROUP, OR IHG; HYATT CORPORATION, OR HYATT. NONE OF THESE TRADEMARK OWNERS, THEIR PARENTS, SUBSIDIARIES OR AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, MEMBERS, MANAGERS, STOCKHOLDERS, OWNERS, AGENTS OR EMPLOYEES IS AN ISSUER OR UNDERWRITER OF THE SECURITIES COVERED BY THIS PROSPECTUS, PLAYS (OR WILL PLAY) ANY ROLE IN THE OFFER OR SALE OF OUR SECURITIES OR HAS ANY RESPONSIBILITY FOR THE CREATION OR CONTENTS OF THIS PROSPECTUS, INCLUDING THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN. IN ADDITION, NONE OF THE TRADEMARK OWNERS HAS OR WILL HAVE ANY LIABILITY OR RESPONSIBILITY WHATSOEVER ARISING OUT OF OR RELATED TO THE OFFER OR SALE OF THE SECURITIES COVERED BY THIS PROSPECTUS, INCLUDING ANY LIABILITY OR RESPONSIBILITY FOR ANY FINANCIAL STATEMENTS, PROJECTIONS OR OTHER FINANCIAL INFORMATION OR OTHER INFORMATION INCORPORATED BY REFERENCE INTO THIS PROSPECTUS OR OTHERWISE DISSEMINATED IN CONNECTION WITH THE OFFER OR SALE OF THE SECURITIES COVERED BY THIS PROSPECTUS. YOU MUST UNDERSTAND THAT YOUR SOLE RECOURSE FOR ANY ALLEGED OR ACTUAL IMPROPRIETY RELATING TO THE OFFER AND SALE OF THE SECURITIES COVERED BY THIS PROSPECTUS AND THE OPERATION OF OUR BUSINESS WILL BE AGAINST US AND IN NO EVENT MAY YOU SEEK TO IMPOSE LIABILITY ARISING FROM OR RELATED TO SUCH ACTIVITY, DIRECTLY OR INDIRECTLY, UPON ANY OF THE TRADEMARK OWNERS.

SUMMIT HOTEL PROPERTIES, INC.
We are a self-managed hotel investment company that was incorporated in June 2010 and completed its initial public offering in February 2011. We focus on owning primarily premium-branded, select-service hotels. As of September 30, 2020, our portfolio consisted of 72 hotels with a total of 11,288 guestrooms located in 23 states. As of the date of this prospectus, we own 100% of the outstanding equity interests in 67 of our 72 hotels. We own a 51% controlling interest in five hotels that we acquired in 2019 through a joint venture.
As of September 30, 2020, 92% of our guestrooms were located in the largest 50 metropolitan statistical areas (“MSAs”), 97% were located within the largest 100 MSAs and 100% of our hotel guestrooms operated under premium franchise brands owned by Marriott® International, Inc., Hilton® Worldwide, Hyatt® Hotels Corporation and InterContinental® Hotels Group. Our hotels are typically located in markets with multiple demand generators such as corporate offices and headquarters, retail centers, airports, state capitols, convention centers, universities, and leisure attractions.
Substantially all of our assets are held by, and all of our operations are conducted through, our operating partnership. Through a wholly-owned subsidiary, we are the sole general partner of our operating partnership. At September 30, 2020, we owned, directly and indirectly, approximately 99.8% of our operating partnership’s issued and outstanding common units of limited partnership interest and all of our operating partnership’s issued and outstanding Series D and Series E preferred units of limited partnership interest. Pursuant to our operating partnership’s partnership agreement, we have full, exclusive and complete responsibility and discretion in the management and control of the Operating Partnership, including the ability to cause the Operating Partnership to enter into certain major transactions including acquisitions, dispositions and refinancings, to make distributions to partners and to cause changes in our operating partnership’s business activities.
We have elected to be taxed as a REIT for federal income tax purposes commencing with our short taxable year ended December 31, 2011. To qualify as a REIT, we cannot operate or manage our hotels. Accordingly, all of our hotels are leased to our TRS lessees. All of our hotels are operated pursuant to hotel management agreements between our TRS lessees and professional third-party hotel management companies that are not affiliated with us. We have one reportable segment as defined by generally accepted accounting principles (“GAAP”).
Our corporate offices are located at 13215 Bee Cave Parkway, Suite B-300, Austin, Texas 78738. Our telephone number is (512) 538-2300. Our website is www.shpreit.com. The information contained on, or accessible through, our website is not incorporated by reference into this report and should not be considered a part of this prospectus or any applicable prospectus supplement.

RISK FACTORS
Before purchasing any securities offered by this prospectus you should carefully consider the risk factors incorporated by reference into this prospectus from our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other documents filed by us with the SEC and incorporated by reference into this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects.
USE OF PROCEEDS
Except as may be set forth in a particular prospectus supplement accompanying this prospectus or document filed by us with the SEC and incorporated by reference into this prospectus, we will use the net proceeds from sales of securities for general corporate purposes, including the acquisition of hotels, the repayment of indebtedness, making capital improvements to our hotels and other general corporate purposes. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering.

DESCRIPTION OF COMMON AND PREFERRED STOCK
The following summary of our capital stock is qualified in its entirety by reference to Maryland law our charter and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”
General
Our charter provides that we may issue up to 500,000,000 shares of common stock, $0.01 par value per share, and 100,000,000 shares of preferred stock, $0.01 par value per share, of which 3,000,000 shares have been classified as our Series D Preferred Stock and 6,400,000 shares have been classified as our Series E Preferred Stock. Our charter authorizes our board of directors, with the approval of a majority of the entire board of directors and without any action on the part of our stockholders, to amend our charter to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of stock of any class or series. Under Maryland law, stockholders generally are not liable for a corporation’s debts or obligations.
As of October 23, 2020, there were 105,708,787 shares of our common stock issued and outstanding, 3,000,000 shares of our Series D Preferred Stock issued and outstanding and 6,400,000 shares of our Series E Preferred Stock issued and outstanding.
Common Stock
Any shares of our common stock issuable pursuant to this prospectus will be duly authorized, validly issued, fully paid and nonassessable shares. Subject to the preferential rights of any other class or series of our stock, including our Series D Preferred Stock and our Series E Preferred Stock, and to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, holders of shares of our common stock are entitled to receive dividends on such stock when, as and if authorized by our board of directors out of assets legally available therefor and declared by us and to share ratably in the assets of our company legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all known debts and liabilities of our company.
Holders of shares of our common stock have no redemption, sinking fund, conversion, preemptive or appraisal rights with respect to our common stock. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of stock, shares of our common stock have equal dividend, liquidation and other rights.
Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock and except as may otherwise be specified in the terms of any class or series of stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as may be provided with respect to any other class or series of stock, the holders of such shares possess the exclusive voting power. There is no cumulative voting in the election of our directors. In contested elections, directors are elected by a plurality of the votes cast. In uncontested elections, directors are elected by a majority of the total votes cast for and votes cast against as to each director nominee. An election will be considered to be contested if our secretary has received notice that a stockholder has nominated one or more persons for election as a director, which notice complies with the requirements for advance notice of stockholder nominations set forth in our bylaws, and the nomination has not been withdrawn at least 10 days prior to the date that our proxy statement is filed with the SEC, and, as a result of which, the number of nominees exceeds the number of directors to be elected at the meeting. Consequently, at each annual meeting of stockholders, the holders of a majority of the outstanding shares of our common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.
Our board of directors has adopted a policy pursuant to which at any meeting of stockholders at which members of the board of directors are to be elected by the stockholders in an uncontested election, any nominee for director who receives a greater number of votes “against” from his or her election than votes “for” his or her election must submit to our board of directors a written offer to resign from our board of directors no later than two weeks after the certification of the voting results. The Nominating and Corporate

Governance Committee of our board of directors will consider any such resignation offer and, within 60 days after the certification of the voting results, recommend to our board of directors whether to accept or reject the resignation offer. Our board of directors will act on the committee’s recommendation, which will not be binding, no later than 90 days after the certification of the voting results.
Our common stock is traded on the NYSE under the symbol “INN.” The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.
Preferred Stock
Our charter authorizes our board of directors to authorize the issuance of preferred stock in one or more classes or series and may determine, with respect to any such class or series, the rights, preferences, privileges and restrictions of the preferred stock of that class or series, including:
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distribution rights;

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conversion rights;

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voting rights;

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redemption rights and terms of redemptions; and

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liquidation preferences.

The preferred stock we may offer from time to time under this prospectus, when issued, will be duly authorized, fully paid and non-assessable, and holders of preferred stock will not have any preemptive rights.
The issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders. In addition, any preferred stock that we issue could rank senior to our common stock with respect to the payment of distributions, in which case we could not pay any distributions on our common stock until full distributions have been paid with respect to such preferred stock.
The preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of each class or series of preferred stock will be fixed by articles supplementary relating to the class or series. We will describe the specific terms of the particular series of preferred stock in the prospectus supplement relating to that series, which terms will include:
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the designation and par value of the preferred stock;

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the voting rights, if any, of the preferred stock;

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the number of shares of preferred stock offered, the liquidation preference per share of preferred stock and the offering price of the preferred stock;

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the distribution rate(s), period(s) and payment date(s) or method(s) of calculation applicable to the preferred stock;

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whether distributions will be cumulative or non-cumulative and, if cumulative, the date(s) from which distributions on the preferred stock will cumulate;

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the procedures for any auction and remarketing for the preferred stock, if applicable;

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the provision for a sinking fund, if any, for the preferred stock;

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the provision for, and any restriction on, redemption, if applicable, of the preferred stock;

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the provision for, and any restriction on, repurchase, if applicable, of the preferred stock;

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the terms and provisions, if any, upon which the preferred stock will be convertible into common stock, including the conversion price (or manner or calculation) and conversion period;

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the terms under which the rights of the preferred stock may be modified, if applicable;

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the relative ranking and preferences of the preferred stock as to distribution rights and rights upon the liquidation, dissolution or winding up of our affairs;

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any limitation on issuance of any other series of preferred stock, including any series of preferred stock ranking senior to or on parity with the series of preferred stock as to distribution rights and rights upon the liquidation, dissolution or winding up of our affairs;

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any listing of the preferred stock on any securities exchange;

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if appropriate, a discussion of any additional material federal income tax considerations applicable to the preferred stock;

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information with respect to book-entry procedures, if applicable;

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in addition to those restrictions described below, any other restrictions on the ownership and transfer of the preferred stock; and

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any additional rights, preferences, privileges or restrictions of the preferred stock.

In addition to any other class or series of preferred stock that we may offer, issue or sell pursuant to this prospectus and any accompanying prospectus supplement, we have previously issued shares of our Series D Preferred Stock and Series E Preferred Stock. We may reopen these series and issue additional shares of Series D Preferred Stock or Series E Preferred Stock. Our Series D Preferred Stock and Series E Preferred Stock rank senior to our common stock with respect to distribution rights and rights upon the voluntary or involuntary liquidation, dissolution or winding up of our company. In addition to other preferential rights, each holder of our Series D Preferred Stock and Series E Preferred Stock is entitled to receive a liquidation preference, which is equal to $25.00 per share of our Series D Preferred Stock or Series E Preferred Stock, as applicable, plus any accrued and unpaid distributions thereon, before the holders of our common stock receive any distributions in the event of any voluntary or involuntary liquidation, dissolution or winding up of our company. Furthermore, we are generally restricted from declaring or paying any distributions, or setting aside any funds for the payment of distributions, on our common stock or, subject to certain exceptions, redeeming or otherwise acquiring shares of our common stock unless full cumulative distributions on our Series D Preferred Stock and Series E Preferred Stock have been declared and either paid or set aside for payment in full for all past distribution periods.
Upon certain changes in control (as defined in our charter), the holders of our Series D Preferred Stock and the Series E Preferred Stock have the right to convert some or all of their shares into a number of shares of our common stock based on a defined formula, subject to a share cap, or alternative consideration. The share cap on the Series D Preferred Stock is 3.9216 shares of common stock and the share cap on the Series E Preferred Stock is 3.1686 shares of common stock, all subject to certain adjustments.
Our Series D Preferred Stock is traded on the NYSE under the symbol “INNPrD” and our Series E Preferred Stock is traded on the NYSE under the symbol “INNPrE.” The transfer agent and registrar for our Series D Preferred Stock and Series E Preferred Stock is Broadridge Corporate Issuer Solutions, Inc.
Power to Reclassify and Issue Stock
Our charter authorizes our board of directors to classify any unissued shares of preferred stock, and reclassify any unissued shares of common stock or any previously classified but unissued shares of preferred stock into other classes or series of stock, including one or more classes or series of stock that have priority over our common stock with respect to voting rights or distributions or upon liquidation, and authorize us to issue the newly classified shares. Prior to the issuance of shares of each class or series of our stock, our board of directors is required by the Maryland General Corporation Law (the “MGCL”) and our charter to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series of our stock. These actions can be taken without stockholder approval, unless stockholder approval is required by applicable law, the terms of any other class or series of our stock or the rules of the NYSE or any other stock exchange or automated quotation system on which our stock may be then listed or quoted.

Power to Increase or Decrease Authorized Stock and Issue Additional Shares of Our Common and Preferred Stock
Our charter authorizes our board of directors, with the approval of a majority of the entire board of directors, to amend our charter to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of stock of any class or series without stockholder approval. We believe that the power of our board of directors to increase or decrease the number of authorized shares of stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as the additional shares of stock, will be available for issuance without further action by our stockholders, unless such action is required by applicable law, the terms of any other class or series of stock or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Our board of directors could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for our stockholders or otherwise be in their best interests.
Restrictions on Ownership and Transfer
In order to qualify as a REIT under the Code, our shares of stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).
Because our board of directors believes it is at present essential for us to qualify as a REIT, our charter, subject to certain exceptions, contains restrictions on the number of our shares of stock that a person may own. Our charter provides that, subject to certain exceptions, no person may beneficially or constructively own more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock (the “stock ownership limit”).
Our charter also prohibits any person from:
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subject to certain exceptions, beneficially owning shares of our capital stock to the extent that such beneficial ownership would result in our being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of the taxable year);

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subject to certain exceptions, transferring shares of our capital stock to the extent that such transfer would result in our shares of capital stock being beneficially owned by fewer than 100 persons (determined under the principles of Section 856(a)(5) of the Code);

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subject to certain exceptions, beneficially or constructively owning shares of our capital stock to the extent such beneficial or constructive ownership would cause us to constructively own ten percent or more of the ownership interests in a tenant (other than a TRS) of our real property within the meaning of Section 856(d)(2)(B) of the Code; or

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beneficially or constructively owning or transferring shares of our capital stock if such beneficial or constructive ownership or transfer would otherwise cause us to fail to qualify as a REIT under the Code, including, but not limited to, as a result of any hotel management companies failing to qualify as an “eligible independent contractor” under the REIT rules.

Our board of directors, in its sole discretion, may prospectively or retroactively exempt a person from certain of the limits described in the paragraph above and may establish or increase an exempted holder percentage limit for that person. The person seeking an exemption or to have established or increased an exempted holder percentage limit must provide to our board of directors any representations, covenants and undertakings that our board of directors may deem appropriate in order to conclude that granting the exemption will not cause us to lose our status as a REIT. Our board of directors may not grant an exemption to any person or establish or increase an exempted holder percentage limit if taking such action would result in our failing to qualify as a REIT. Our board of directors may require a ruling from the IRS or an opinion of counsel, in either case in form and substance satisfactory to our board of directors, in its sole discretion, in order to determine or ensure our status as a REIT.
In connection with exempting a person from certain of the limits described above or establishing or increasing an exempted holder percentage limit or at any other time, our board of directors may from time to time increase or decrease the stock ownership limit for all other persons, unless, after giving effect to such increase, five or fewer individuals could beneficially own, in the aggregate, more than 49.9% in value of our outstanding stock. A reduced ownership limit will not apply to any person whose percentage ownership of our stock is, at the effective time of such reduction, in excess of such decreased ownership limit until such time as such person’s percentage ownership of our stock equals or falls below the decreased ownership limit, but any further acquisition of shares of our stock will violate the decreased ownership limit.
Any attempted transfer of shares of our capital stock which, if effective, would violate any of the restrictions described above will result in the number of shares of our capital stock causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, except that any transfer that results in the violation of the restriction relating to shares of our capital stock being beneficially owned by fewer than 100 persons will be void ab initio. In either case, the proposed transferee will not acquire any rights in those shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the purported transfer or other event that results in the transfer to the trust. Shares held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares held in the trust, will have no rights to dividends or other distributions and will have no rights to vote or other rights attributable to the shares held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or other distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.
Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person, designated by the trustee, whose ownership of the shares will not violate the above ownership and transfer limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other such transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price per share received by the trustee (net of any commission and other expenses of sale) from the sale or other disposition of the shares. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends or other distributions paid to the proposed transferee and owed by the proposed transferee to the trustee. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that our shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he or she was entitled to receive, the excess shall be paid to the trustee upon demand.
Shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer, which we may reduce by the amount of dividends and distributions paid to the proposed transferee and owed by the proposed transferee to the trustee. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and any dividends or other distributions held by the trustee will be paid to the charitable beneficiary.
If a transfer to a charitable trust, as described above, would be ineffective for any reason to prevent a violation of a restriction, the transfer that would have resulted in a violation will be void ab initio, and the proposed transferee shall acquire no rights in those shares.
Any certificate representing shares of our capital stock, and any notices delivered in lieu of certificates with respect to the issuance or transfer of uncertificated shares, will bear a legend referring to the restrictions described above.
Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned shares of our capital stock that resulted in a transfer of shares to a charitable trust, is required to give written notice immediately to us, or in the case of a proposed or attempted transaction, to give at least 15 days’ prior written notice, and provide us with such other information as we may request in order to determine the effect of the transfer on our status as a REIT.
Every owner of more than 5% (or any lower percentage as required by the Code or the regulations promulgated thereunder) in number or value of the outstanding shares of our capital stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his or her name and address, the number of shares of each class and series of shares of our capital stock that he or she beneficially owns and a description of the manner in which the shares are held. Each of these owners must provide us with additional information that we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with the ownership limit. In addition, any person that is a beneficial or constructive owner of shares of our stock and each person (including the stockholders of record) who is holding shares of our stock for a beneficial or constructive owner will upon demand be required to provide us with information that we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine our compliance with the ownership limit.
The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.
These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for our shares of common stock or otherwise be in the best interest of our stockholders.

DESCRIPTION OF DEBT SECURITIES
General
The debt securities offered by this prospectus will be our direct unsecured general obligations. This prospectus describes certain general terms of the debt securities offered through this prospectus. In the following discussion, we refer to any of our direct unsecured general obligations as the “Debt Securities.” When we offer to sell a particular series of Debt Securities, we will describe the specific terms of that series in a prospectus supplement or any free writing prospectus. The Debt Securities will be issued under an open-ended Indenture (for Debt Securities) between us and a trustee to be selected by us at or about the time we offer our Debt Securities. The open-ended Indenture (for Debt Securities) is incorporated by reference into the registration statement of which this prospectus is a part. In this prospectus we refer to the Indenture (for Debt Securities) as the “Debt Securities Indenture.” We refer to the trustee under any Debt Securities Indenture as the “Debt Securities Trustee.”
The prospectus supplement or any free writing prospectus applicable to a particular series of Debt Securities may state that a particular series of Debt Securities will be our subordinated obligations. The form of Debt Securities Indenture referred to above includes optional provisions (designated by brackets (“[      ]”)) that we would expect to appear in a separate indenture for subordinated debt securities in the event we issue subordinated debt securities. In the following discussion, we refer to any of our subordinated obligations as the “Subordinated Debt Securities.” Unless the applicable prospectus supplement or any free writing prospectus provides otherwise, we will use a separate Debt Securities Indenture for any Subordinated Debt Securities that we may issue. Our Debt Securities Indenture will be, qualified under the Trust Indenture Act of 1939, as amended, and you should refer to the Trust Indenture Act for the provisions that apply to the Debt Securities.
We have summarized selected provisions of the Debt Securities Indenture below. Each Debt Securities Indenture will be independent of any other Debt Securities Indenture unless otherwise stated in a prospectus supplement or any free writing prospectus. The summary that follows is not complete and the summary is qualified in its entirety by reference to the provisions of the applicable Debt Securities Indenture. You should consult the applicable Debt Securities, Debt Securities Indenture, any supplemental indentures, officers’ certificates and other related documents for more complete information on the Debt Securities. These documents appear as exhibits to, or are incorporated by reference into, the registration statement of which this prospectus is a part, or will appear as exhibits to other documents that we will file with the Commission, which will be incorporated by reference into this prospectus.
Ranking
Our Debt Securities that are not designated Subordinated Debt Securities will be effectively subordinated to all secured indebtedness that we have outstanding from time to time to the extent of the value of the collateral securing such secured indebtedness. Our Debt Securities that are designated Subordinated Debt Securities will be subordinate to all outstanding secured indebtedness as well as Debt Securities that are not designated Subordinated Debt Securities. As of September 30, 2020, we had outstanding approximately $450.0 million principal amount in unsecured term loans, $154.9 million of indebtedness secured by first priority mortgage liens, $345.0 million in borrowings under our $600.0 million senior unsecured revolving credit facility and $141.5 million in borrowings under our $200.0 million joint venture credit facility. The Debt Securities Indenture does not limit the amount of secured indebtedness that we may issue or incur.
We conduct substantially all of our operations, and make substantially all of our investments, through our operating partnership, Summit Hotel O.P, L.P., or our subsidiary REITs. Our ability to meet our financial obligations with respect to any future Debt Securities, and cash needs generally, is dependent on our operating cash flow, our ability to access various sources of short- and long-term liquidity, including our bank facilities, the capital markets and distributions from our subsidiaries. Holders of our Debt Securities will effectively have a junior position to claims of creditors of our subsidiaries, including trade creditors, debt holders, secured creditors, taxing authorities and guarantee holders.

Provisions of a Particular Series
The Debt Securities may from time to time be issued in one or more series. You should consult the prospectus supplement or free writing prospectus relating to any particular series of Debt Securities for the following information:
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the title of the Debt Securities;

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any limit on aggregate principal amount of the Debt Securities or the series of which they are a part;

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the date(s), or method for determining the date(s), on which the principal of the Debt Securities will be payable;

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the rate, including the method of determination if applicable, at which the Debt Securities will bear interest, if any, and

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the date from which any interest will accrue;

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the dates on which we will pay interest;

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our ability to defer interest payments and any related restrictions during any interest deferral period; and

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the record date for any interest payable on any interest payment date;

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the place where:

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the principal of, premium, if any, and interest on the Debt Securities will be payable;

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you may register transfer of the Debt Securities;

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you may exchange the Debt Securities; and

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you may serve notices and demands upon us regarding the Debt Securities;

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the security registrar for the Debt Securities and whether the principal of the Debt Securities is payable without presentment or surrender of them;

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the terms and conditions upon which we may elect to redeem any Debt Securities, including any replacement capital or similar covenants limiting our ability to redeem any Subordinated Debt Securities;

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the denominations in which we may issue Debt Securities, if other than $1,000 and integral multiples of $1,000;

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the terms and conditions upon which the Debt Securities must be redeemed or purchased due to our obligations pursuant to any sinking fund or other mandatory redemption or tender provisions, or at the holder’s option, including any applicable exceptions to notice requirements;

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the currency, if other than United States currency, in which payments on the Debt Securities will be payable;

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the terms according to which elections can be made by us or the holder regarding payments on the Debt Securities in currency other than the currency in which the Debt Securities are stated to be payable;

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if payments are to be made on the Debt Securities in securities or other property, the type and amount of the securities and other property or the method by which the amount shall be determined;

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the manner in which we will determine any amounts payable on the Debt Securities that are to be determined with reference to an index or other fact or event ascertainable outside the applicable indenture;

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if other than the entire principal amount, the portion of the principal amount of the Debt Securities payable upon declaration of acceleration of their maturity;

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any addition to the events of default applicable to any Debt Securities and any additions to our covenants for the benefit of the holders of the Debt Securities;

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the terms applicable to any rights to convert Debt Securities into or exchange them for other of our securities or those of any other entity;

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whether we are issuing Debt Securities as global securities, and if so,

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any limitations on transfer or exchange rights or the right to obtain the registration of transfer;

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any limitations on the right to obtain definitive certificates for the Debt Securities; and

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any other matters incidental to the Debt Securities;

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whether we are issuing the Debt Securities as bearer securities;

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any limitations on transfer or exchange of Debt Securities or the right to obtain registration of their transfer, and the terms and amount of any service charge required for registration of transfer or exchange;

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any exceptions to the provisions governing payments due on legal holidays, or any variations in the definition of business day with respect to the Debt Securities;

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any collateral security, assurance, guarantee or other credit enhancement applicable to the Debt Securities;

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any other terms of the Debt Securities not in conflict with the provisions of the applicable Debt Securities Indenture; and

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the material federal income tax consequences applicable to the Debt Securities.

Debt Securities may be sold at a substantial discount below their principal amount. You should consult the applicable prospectus supplement or free writing prospectus for a description of certain material federal income tax considerations that may apply to Debt Securities sold at an original issue discount or denominated in a currency other than dollars.
Unless the applicable prospectus supplement or free writing prospectus states otherwise, the covenants contained in the applicable indenture will not afford holders of Debt Securities protection in the event we have a change in control or are involved in a highly-leveraged transaction.
Subordination
The applicable prospectus supplement or free writing prospectus may provide that a series of Debt Securities will be Subordinated Debt Securities, subordinate and junior in right of payment to all of our Senior Indebtedness, as defined below. If so, we will issue these securities under a separate Debt Securities Indenture for Subordinated Debt Securities. For more information, see Article XV of the form of Debt Securities Indenture.
Unless the applicable prospectus supplement or free writing prospectus states otherwise, no payment of principal of, including redemption and sinking fund payments, or any premium or interest on, the Subordinated Debt Securities may be made if:
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there occur certain acts of bankruptcy, insolvency, liquidation, dissolution or other winding up of our company;

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any Senior Indebtedness is not paid when due;

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any applicable grace period with respect to other defaults with respect to any Senior Indebtedness has ended, the default has not been cured or waived and the maturity of such Senior Indebtedness has been accelerated because of the default; or

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the maturity of the Subordinated Debt Securities of any series has been accelerated because of a default and Senior Indebtedness is then outstanding.

Upon any distribution of our assets to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and any premium and interest due or to become due on, all outstanding Senior

Indebtedness must be paid in full before the holders of the Subordinated Debt Securities are entitled to payment. The rights of the holders of the Subordinated Debt Securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Subordinated Debt Securities are paid in full.
Unless the applicable prospectus supplement or free writing prospectus states otherwise, the term “Senior Indebtedness” means all obligations (other than non-recourse obligations and the indebtedness issued under the Subordinated Debt Securities Indenture) of, or guaranteed or assumed by, us:
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for borrowed money (including both senior and subordinated indebtedness for borrowed money, but excluding the Subordinated Debt Securities);

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for the payment of money relating to any lease that is capitalized on our consolidated balance sheet in accordance with generally accepted accounting principles; or

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indebtedness evidenced by bonds, debentures, notes or other similar instruments.

In the case of any such indebtedness or obligations, Senior Indebtedness includes amendments, renewals, extensions, modifications and refundings, whether existing as of the date of the Subordinated Debt Securities Indenture or subsequently incurred by us.
The Subordinated Debt Securities Indenture does not limit the aggregate amount of Senior Indebtedness that we may issue.
Form, Exchange and Transfer
Unless the applicable prospectus supplement or free writing prospectus states otherwise, we will issue Debt Securities only in fully registered form without coupons and in denominations of $1,000 and integral multiples of that amount.
Holders may present Debt Securities for exchange or for registration of transfer, duly endorsed or accompanied by a duly executed instrument of transfer, at the office of the security registrar or at the office of any transfer agent we may designate. Exchanges and transfers are subject to the terms of the applicable indenture and applicable limitations for global securities. We may designate ourselves the security registrar.
No charge will be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that the holder must pay in connection with the transaction. Any transfer or exchange will become effective upon the security registrar or transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request.
The applicable prospectus supplement or free writing prospectus will state the name of any transfer agent, in addition to the security registrar initially designated by us, for any Debt Securities. We may at any time designate additional transfer agents or withdraw the designation of any transfer agent or make a change in the office through which any transfer agent acts. We must, however, maintain a transfer agent in each place of payment for the Debt Securities of each series.
We will not be required to:
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issue, register the transfer of, or exchange any Debt Securities or any tranche of any Debt Securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any Debt Securities called for redemption and ending at the close of business on the day of mailing; or

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register the transfer of, or exchange any Debt Securities selected for redemption except the unredeemed portion of any Debt Securities being partially redeemed.

Payment and Paying Agents
Unless the applicable prospectus supplement or free writing prospectus states otherwise, we will pay interest on a Debt Security on any interest payment date to the person in whose name the Debt Security is registered at the close of business on the regular record date for the interest payment.

Unless the applicable prospectus supplement or free writing prospectus provides otherwise, we will pay principal and any premium and interest on Debt Securities at the office of the paying agent whom we will designate for this purpose. Unless the applicable prospectus supplement or free writing prospectus states otherwise, the corporate trust office of the Debt Securities Trustee in New York City will be designated as our sole paying agent for payments with respect to Debt Securities of each series. Any other paying agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement or free writing prospectus. We may at any time add or delete paying agents or change the office through which any paying agent acts. We must, however, maintain a paying agent in each place of payment for the Debt Securities of a particular series.
All money we pay to a paying agent for the payment of the principal and any premium or interest on any Debt Security that remains unclaimed at the end of two years after payment is due will be repaid to us. After that date, the holder of that Debt Security shall be deemed an unsecured general creditor and may look only to us for these payments.
Redemption
You should consult the applicable prospectus supplement or free writing prospectus for any terms regarding optional or mandatory redemption of Debt Securities. Except for any provisions in the applicable prospectus supplement or free writing prospectus regarding Debt Securities redeemable at the holder’s option, Debt Securities may be redeemed only upon notice by mail not less than 30 nor more than 60 days prior to the redemption date. Further, if less than all of the Debt Securities of a series, or any tranche of a series, are to be redeemed, the Debt Securities to be redeemed will be selected by the method provided for the particular series. In the absence of a selection provision, the Debt Securities Trustee will select a fair and appropriate method of selection.
A notice of redemption we provide may state:
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that redemption is conditioned upon receipt by the paying agent on or before the redemption date of money sufficient to pay the principal of and any premium and interest on the Debt Securities; and

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that if the money has not been received, the notice will be ineffective and we will not be required to redeem the Debt Securities.

Consolidation, Merger and Sale of Assets
We may not consolidate with or merge into any other person, nor may we transfer or lease substantially all of our assets and property to any person, unless:
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the corporation formed by the consolidation or into which we are merged, or the person that acquires by conveyance or transfer, or that leases, substantially all of our property and assets:

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is organized and validly existing under the laws of any domestic jurisdiction; and

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expressly assumes by supplemental indenture our obligations on the Debt Securities and under the applicable indentures;

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immediately after giving effect to the transaction, no event of default, and no event that would become an event of default, has occurred and is continuing; and

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we have delivered to the Debt Securities Trustee an officer’s certificate and opinion of counsel as provided in the applicable indentures.

Events of Default
Unless the applicable prospectus supplement or free writing prospectus states otherwise, “event of default” under the applicable indenture with respect to Debt Securities of any series means any of the following:
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failure to pay any interest due on any Debt Security of that series within 30 days after it becomes due;

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failure to pay principal or premium, if any, when due on any Debt Security of that series;

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failure to make any required sinking fund payment on any Debt Securities of that series;

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breach of or failure to perform any other covenant or warranty in the applicable indenture with respect to Debt Securities of that series for 60 days (subject to extension under certain circumstances for another 120 days) after we receive notice from the Debt Securities Trustee, or we and the Debt Securities Trustee receive notice from the holders of at least 33% in principal amount of the Debt Securities of that series outstanding under the applicable indenture according to the provisions of the applicable indenture;

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certain events of bankruptcy, insolvency or reorganization; and

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any other event of default set forth in the applicable prospectus supplement or free writing prospectus.

An event of default with respect to a particular series of Debt Securities does not necessarily constitute an event of default with respect to the Debt Securities of any other series issued under the applicable indenture.
If an event of default with respect to a particular series of Debt Securities occurs and is continuing, either the Debt Securities Trustee or the holders of at least 33% in principal amount of the outstanding Debt Securities of that series may declare the principal amount of all of the Debt Securities of that series to be due and payable immediately. If the Debt Securities of that series are discount securities or similar Debt Securities, only the portion of the principal amount as specified in the applicable prospectus supplement or free writing prospectus may be immediately due and payable. If an event of default occurs and is continuing with respect to all series of Debt Securities issued under a Debt Securities Indenture, including all events of default relating to bankruptcy, insolvency or reorganization, the Debt Securities Trustee or the holders of at least 33% in principal amount of the outstanding Debt Securities of all series issued under that Debt Securities Indenture, considered together, may declare an acceleration of the principal amount of all series of Debt Securities issued under that Debt Securities Indenture. There is no automatic acceleration, even in the event of our bankruptcy or insolvency.
The applicable prospectus supplement or free writing prospectus may provide, with respect to a series of Debt Securities to which a credit enhancement is applicable, that the provider of the credit enhancement may, if a default has occurred and is continuing with respect to the series, have all or any part of the rights with respect to remedies that would otherwise have been exercisable by the holder of that series.
At any time after a declaration of acceleration with respect to the Debt Securities of a particular series, and before a judgment or decree for payment of the money due has been obtained, the event of default giving rise to the declaration of acceleration will, without further action, be deemed to have been waived, and the declaration and its consequences will be deemed to have been rescinded and annulled, if:
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we have paid or deposited with the Debt Securities Trustee a sum sufficient to pay:

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all overdue interest on all Debt Securities of the particular series;

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the principal of and any premium on any Debt Securities of that series that have become due otherwise than by the declaration of acceleration and any interest at the rate prescribed in the Debt Securities;

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interest upon overdue interest at the rate prescribed in the Debt Securities, to the extent payment is lawful; and

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all amounts due to the Debt Securities Trustee under the applicable indenture; and

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any other event of default with respect to the Debt Securities of the particular series, other than the failure to pay the principal of the Debt Securities of that series that has become due solely by the declaration of acceleration, has been cured or waived as provided in the applicable indenture.

The applicable Debt Securities Indenture includes provisions as to the duties of the Debt Securities Trustee in case an event of default occurs and is continuing. Consistent with these provisions, the Debt Securities Trustee will be under no obligation to exercise any of its rights or powers at the request or direction of any of the holders unless those holders have offered to the Debt Securities Trustee reasonable indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction. Subject to these provisions for indemnification, the holders of a majority in principal amount of the outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Debt Securities Trustee, or exercising any trust or power conferred on the Debt Securities Trustee, with respect to the Debt Securities of that series.
No holder of Debt Securities may institute any proceeding regarding the applicable indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the applicable indenture unless:
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the holder has previously given to the Debt Securities Trustee written notice of a continuing event of default of that particular series;

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the holders of a majority in principal amount of the outstanding Debt Securities of all series with respect to which an event of default is continuing have made a written request to the Debt Securities Trustee, and have offered reasonable indemnity to the Debt Securities Trustee, to institute the proceeding as trustee; and

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the Debt Securities Trustee has failed to institute the proceeding, and has not received from the holders of a majority in principal amount of the outstanding Debt Securities of that series a direction inconsistent with the request, within 60 days after notice, request and offer of reasonable indemnity.

The preceding limitations do not apply, however, to a suit instituted by a holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on the Debt Securities on or after the applicable due date stated in the Debt Securities.
We must furnish annually to the Debt Securities Trustee a statement by an appropriate officer as to that officer’s knowledge of our compliance with all conditions and covenants under each of the indentures for Debt Securities. Our compliance is to be determined without regard to any grace period or notice requirement under the respective indenture.
Modification and Waiver
We and the Debt Securities Trustee, without the consent of the holders of the Debt Securities, may enter into one or more supplemental indentures for any of the following purposes:
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to evidence the assumption by any permitted successor of our covenants in the applicable indenture and the Debt Securities;

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to add one or more covenants or other provisions for the benefit of the holders of outstanding Debt Securities or to surrender any right or power conferred upon us by the applicable indenture;

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to add any additional events of default;

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to change or eliminate any provision of the applicable indenture or add any new provision to it, but if this action would adversely affect the interests of the holders of any particular series of Debt Securities in any material respect, the action will not become effective with respect to that series while any Debt Securities of that series remain outstanding under the applicable indenture;

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to provide collateral security for the Debt Securities;

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to establish the form or terms of Debt Securities according to the provisions of the applicable indenture;

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to evidence the acceptance of appointment of a successor Debt Securities Trustee under the applicable indenture with respect to one or more series of the Debt Securities and to add to or change any of the provisions of the applicable indenture as necessary to provide for trust administration under the applicable indenture by more than one trustee;

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to provide for the procedures required to permit the use of a non-certificated system of registration for any series of Debt Securities;

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to change any place where:

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the principal of and any premium and interest on any Debt Securities are payable;

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any Debt Securities may be surrendered for registration of transfer or exchange; or

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notices and demands to or upon us regarding Debt Securities and the applicable indentures may be served; or

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to cure any ambiguity or inconsistency, but only by means of changes or additions that will not adversely affect the interests of the holders of Debt Securities of any series in any material respect.

The holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of any series may waive:
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compliance by us with certain provisions of the applicable indenture; and

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any past default under the applicable indenture, except a default in the payment of principal, premium, or interest and certain covenants and provisions of the applicable indenture that cannot be modified or amended without consent of the holder of each outstanding Debt Security of the series affected.

The Trust Indenture Act of 1939 may be amended after the date of the applicable indenture to require changes to the indenture. In this event, the indenture will be deemed to have been amended so as to effect the changes, and we and the Debt Securities Trustee may, without the consent of any holders, enter into one or more supplemental indentures to evidence or effect the amendment.
Except as provided in this section, the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities issued pursuant to a Debt Securities Indenture, considered as one class, is required to change in any manner the applicable indenture pursuant to one or more supplemental indentures. If less than all of the series of Debt Securities outstanding under a Debt Securities Indenture are directly affected by a proposed supplemental indenture, however, only the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all series directly affected, considered as one class, will be required. Furthermore, if the Debt Securities of any series have been issued in more than one tranche and if the proposed supplemental indenture directly affects the rights of the holders of one or more, but not all, tranches, only the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all tranches directly affected, considered as one class, will be required. In addition, an amendment or modification:
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may not, without the consent of the holder of each outstanding Debt Security affected:

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change the maturity of the principal of, or any installment of principal of or interest on, any Debt Securities;

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reduce the principal amount or the rate of interest, or the amount of any installment of interest, or change the method of calculating the rate of interest;

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reduce any premium payable upon the redemption of the Debt Securities;

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reduce the amount of the principal of any Debt Security originally issued at a discount from the stated principal amount that would be due and payable upon a declaration of acceleration of maturity;

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change the currency or other property in which a Debt Security or premium or interest on a Debt Security is payable; or

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impair the right to institute suit for the enforcement of any payment on or after the stated maturity, or in the case of redemption, on or after the redemption date, of any Debt Securities;

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may not reduce the percentage of principal amount requirement for consent of the holders for any supplemental indenture, or for any waiver of compliance with any provision of or any default under the applicable indenture, or reduce the requirements for quorum or voting, without the consent of the holder of each outstanding Debt Security of each series or tranche affected; and

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may not modify provisions of the applicable indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Debt Securities of any series, or any tranche of a series, without the consent of the holder of each outstanding Debt Security affected.

A supplemental indenture will be deemed not to affect the rights under the applicable indenture of the holders of any series or tranche of the Debt Securities if the supplemental indenture:
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changes or eliminates any covenant or other provision of the applicable indenture expressly included solely for the benefit of one or more other particular series of Debt Securities or tranches thereof; or

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modifies the rights of the holders of Debt Securities of any other series or tranches with respect to any covenant or other provision.

If we solicit from holders of the Debt Securities any type of action, we may at our option by board resolution fix in advance a record date for the determination of the holders entitled to vote on the action. We shall have no obligation, however, to do so. If we fix a record date, the action may be taken before or after the record date, but only the holders of record at the close of business on the record date shall be deemed to be holders for the purposes of determining whether holders of the requisite proportion of the outstanding Debt Securities have authorized the action. For that purpose, the outstanding Debt Securities shall be computed as of the record date. Any holder action shall bind every future holder of the same security and the holder of every security issued upon the registration of transfer of or in exchange for or in lieu of the security in respect of anything done or permitted by the Debt Securities Trustee or us in reliance on that action, whether or not notation of the action is made upon the security.
Defeasance
Unless the applicable prospectus supplement or free writing prospectus provides otherwise, any Debt Security, or portion of the principal amount of a Debt Security, will be deemed to have been paid for purposes of the applicable indenture, and, at our election, our entire indebtedness in respect of the Debt Security, or portion thereof, will be deemed to have been satisfied and discharged, if we have irrevocably deposited with the Debt Securities Trustee or any paying agent other than us, in trust money, certain eligible obligations, as defined in the applicable indenture, or a combination of the two, sufficient to pay principal of and any premium and interest due and to become due on the Debt Security or portion thereof. For this purpose, unless the applicable prospectus supplement or free writing prospectus provides otherwise, eligible obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States, entitled to the benefit of full faith and credit of the United States, and certificates, depositary receipts or other instruments that evidence a direct ownership interest in those obligations or in any specific interest or principal payments due in respect of those obligations.
Resignation, Removal of Debt Securities Trustee; Appointment of Successor
The Debt Securities Trustee may resign at any time by giving written notice to us or may be removed at any time by an action of the holders of a majority in principal amount of outstanding Debt Securities delivered to the Debt Securities Trustee and us. No resignation or removal of the Debt Securities Trustee and no appointment of a successor trustee will become effective until a successor trustee accepts appointment in accordance with the requirements of the applicable indenture. So long as no event of default or event that would become an event of default has occurred and is continuing, and except with respect to a Debt Securities Trustee appointed by an action of the holders, if we have delivered to the Debt Securities Trustee a resolution of our board of directors appointing a successor trustee and the successor trustee has accepted the appointment in accordance with the terms of the applicable indenture, the Debt Securities Trustee will be deemed to have resigned and the successor trustee will be deemed to have been appointed as trustee in accordance with the applicable indenture.
Notices
We will give notices to holders of Debt Securities by mail to their addresses as they appear in the Debt Security Register.

Title
The Debt Securities Trustee and its agents, and we and our agents, may treat the person in whose name a Debt Security is registered as the absolute owner of that Debt Security, whether or not that Debt Security may be overdue, for the purpose of making payment and for all other purposes.
Governing Law
The Debt Securities Indentures and the Debt Securities, including any Subordinated Debt Securities Indentures and Subordinated Debt Securities, will be governed by, and construed in accordance with, the law of the State of New York.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of shares of our common stock or shares of our preferred stock. Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified in the prospectus supplement governing the offering of any warrants.
The warrant agent will act solely for us in connection with the warrants and will not act for or on behalf of any warrant holders.
The prospectus supplement governing the issuance of any series of warrants will include specific terms relating to the offering, including, if applicable:
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the title of the warrants;

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the aggregate number of warrants;

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the price or prices at which the warrants will be issued;

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the currencies in which the price or prices of the warrants may be payable;

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the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

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the designation and terms of the other offered securities, if any, with which the warrants are issued and the number of warrants issued with the security;

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if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

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the price or prices at which, and currency or currencies in which, the offered securities purchasable upon exercise of the warrants may be purchased;

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the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

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the minimum or maximum amount of the warrants which may be exercised at any one time;

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information with respect to book-entry procedures, if any;

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any listing of warrants on any securities exchange;

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if appropriate, a discussion of any material federal income tax considerations applicable to the warrants; and

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any other material term of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Except as provided in the applicable prospectus supplement, the exercise price and the number of shares of our common stock or shares of our preferred stock purchasable upon the exercise of each warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to the holders of the underlying common stock or preferred stock or a stock split, reverse stock split, combination, subdivision or reclassification of the underlying common stock or preferred stock, as the case may be. In lieu of adjusting the number of shares purchasable upon exercise of each warrant, we may elect to adjust the number of warrants. Unless otherwise provided in the applicable prospectus supplement, no adjustments in the number of shares purchasable upon exercise of the warrants will be required until all cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, except as otherwise provided in the applicable prospectus supplement, in case of any consolidation, merger or sale or conveyance of our assets as an entirety or substantially as an entirety, the holder of each outstanding warrant will have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of our common stock or shares of our preferred stock into which each warrant was exercisable immediately prior to the particular triggering event.
Each warrant will entitle the holder to purchase for cash such number of shares of our common stock or shares of our preferred stock, at such exercise price as shall, in each case, be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at any time up to 5:00 p.m. New York City time on the expiration date set forth in applicable prospectus supplement. After 5:00 p.m. New York City time on the expiration date, unexercised warrants will be void.
Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants that are represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.
Additionally, in order to enable us to preserve our status as a REIT, our capital stock is subject to certain restrictions on ownership and transfer, as described in “Description of Common and Preferred Stock — Restrictions on Ownership and Transfer.” These ownership limitations will also apply to ownership of any warrants we offer. The prospectus supplement related to the offering of any warrants will specify any additional ownership limitation relating to the warrants being offered thereby.

DESCRIPTION OF UNITS
We may issue units consisting of one or more shares of our common stock, shares of our preferred stock, debt securities, warrants or any combination of such securities. These units may be issuable as, and for a specified period of time may be transferrable only as, a single security, rather than as the separate constituent securities comprising such units.
The prospectus supplement governing the issuance of any units will specify the following terms in respect of which this prospectus is being delivered:
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the terms of the units and of any of the shares of our common stock, shares of our preferred stock, debt securities or warrants constituting the units, including whether and under what circumstances the securities comprising the units may be traded separately;

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the terms of any unit agreement governing the units;

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if appropriate, a discussion of any material federal income tax considerations applicable to the units; and

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the provisions for the payment, settlement, transfer or exchange of the units.

Additionally, in order to enable us to preserve our status as a REIT, our capital stock is subject to certain restrictions on ownership and transfer, as described in “Description of Common and Preferred Stock — Restrictions on Ownership and Transfer.” These ownership limitations will also apply to ownership of any units we offer. The prospectus supplement related to the offering of any units will specify any additional ownership limitation relating to the units being offered thereby.

LEGAL OWNERSHIP OF SECURITIES
We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.
Book-Entry Holders
We may issue securities in book-entry form only, as we will specify in the accompanying prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.
Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.
As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.
Street Name Holders
We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.
For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.
Legal Holders
Our obligations run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form. For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders
If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:
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how it handles securities payments and notices;

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whether it imposes fees or charges;

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how it would handle a request for the holders’ consent, if ever required;

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whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

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how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

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if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities
A global security is a security held by a depositary that represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms.
Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the accompanying prospectus supplement, The Depository Trust Company (“DTC”), New York, New York, will be the depositary for all securities issued in book-entry form.
A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “— Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.
If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.
Special Considerations for Global Securities
As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.
If securities are issued only in the form of a global security, an investor should be aware of the following:
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An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

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An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities;

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An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

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An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

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The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

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The depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

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Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security will be Terminated
In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.
The global security will terminate when the following special situations occur:
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if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

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if we notify any applicable trustee that we wish to terminate that global security; or

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if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF
OUR CHARTER AND BYLAWS
The following summary of certain provisions of Maryland law and of our charter and bylaws is qualified in its entirety by reference to Maryland law and our charter and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”
Our Board of Directors
Our charter and bylaws provide that the number of directors of our company may be increased or decreased by a majority of our entire board of directors, but may not be less than the minimum number required under the MGCL, which is one, or, unless our bylaws are amended, more than fifteen.
Each member of our board of directors is elected by our stockholders to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Holders of shares of our common stock have no right to cumulative voting in the election of directors. In contested elections, directors are elected by a plurality of the votes cast. In uncontested elections, directors are elected by a majority of the total votes cast for and votes cast against as to each director nominee. An election will be considered to be contested if our secretary has received notice that a stockholder has nominated one or more persons for election as a director, which notice complies with the requirements for advance notice of stockholder nominations set forth in our bylaws, and the nomination has not been withdrawn at least 10 days prior to the date that our proxy statement is filed with the SEC, and, as a result of which, the number of nominees exceeds the number of directors to be elected at the meeting. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of our common stock may elect all of our directors.
Our board of directors has adopted a policy pursuant to which at any meeting of stockholders at which members of the board of directors are to be elected by the stockholders in an uncontested election, any nominee for director who receives a greater number of votes “against” from his or her election than votes “for” his or her election must submit to our board of directors a written offer to resign from our board of directors no later than two weeks after the certification of the voting results. The Nominating and Corporate Governance Committee of our board of directors will consider any such resignation offer and, within 60 days after the certification of the voting results, recommend to our board of directors whether to accept or reject the resignation offer. Our board of directors will act on the committee’s recommendation, which will not be binding, no later than 90 days after the certification of the voting results.
Removal of Directors
Our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed only for cause (as defined in our charter) and only by the affirmative vote of holders of shares entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of directors. This provision may preclude stockholders from removing incumbent directors except for cause and by a substantial affirmative vote.
Business Combinations
Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (i.e., any person who beneficially (other than the corporation or any subsidiary) owns 10% or more of the voting power of the corporation’s outstanding voting stock after the date on which the corporation had 100 or more beneficial owners of its stock, or an affiliate or associate of the corporation who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation after the date on which the corporation had 100 or more beneficial owners of its stock) or an affiliate of an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. The board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by it.
As permitted by the MGCL, our board of directors has adopted a resolution exempting any business combination between us and any other person from the provisions of this statute, provided that the business combination is first approved by our board of directors (including a majority of directors who are not affiliates or associates of such persons). However, our board of directors may repeal or modify this resolution at any time in the future, in which case the applicable provisions of this statute will become applicable to business combinations between us and interested stockholders.
Control Share Acquisitions
The MGCL provides that a holder of “control shares” of a Maryland corporation acquired in a “control share acquisition” has no voting rights with respect to those shares except to the extent approved by the affirmative vote of at least two-thirds of the votes entitled to be cast by stockholders entitled to vote generally in the election of directors, excluding votes cast by (1) the person who makes or proposes to make a control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (1) one-tenth or more but less than one-third, (2) one-third or more but less than a majority or (3) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.
The control share acquisition statute does not apply to, among other things, (1) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) acquisitions approved or exempted by the charter or bylaws of the corporation.
Our bylaws contain a provision exempting from the control share acquisition statute any acquisition by any person of shares of our stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future by our board of directors.

Subtitle 8
Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions of the MGCL which provide, respectively, that:
•
the corporation’s board of directors will be divided into three classes;

•
the affirmative vote of two-thirds of the votes cast in the election of directors generally is required to remove a director;

•
the number of directors may be fixed only by vote of the directors;

•
a vacancy on its board of directors be filled only by the remaining directors and that directors elected to fill a vacancy will serve for the remainder of the full term of the class of directors in which the vacancy occurred; and

•
the request of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting is required for stockholders to require the calling of a special meeting of stockholders.

Our charter prohibits us from electing to be subject to each of the other provisions of Subtitle 8. The prohibition to elect to be subject to the other provisions of Subtitle 8 may not be repealed unless a proposal to repeal such prohibition with respect to any section of Subtitle 8 is approved by the affirmative vote of at least a majority of the votes cast on the matter by our stockholders entitled to vote generally in the election of our directors. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) require the affirmative vote of holders of shares entitled to cast at least two-thirds of all the votes entitled to be cast generally in the election of directors to remove a director from our board of directors, which removal must be for cause, (2) vest in our board of directors the exclusive power to fix the number of directors, by vote of a majority of the entire board and (3) require, unless called by our chairman, our president and chief executive officer or our board of directors, the request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting to call a special meeting. Our board of directors is not currently classified.
Meetings of Stockholders
Pursuant to our bylaws, an annual meeting of our stockholders for the purpose of the election of directors and the transaction of any business will be held on a date and at the time and place set by our board of directors. Each of our directors is elected by our stockholders to serve until the next annual meeting and until his or her successor is duly elected and qualifies under Maryland law. In addition, our chairman, our president and chief executive officer or our board of directors may call a special meeting of our stockholders. Subject to the provisions of our bylaws, a special meeting of our stockholders to act on any matter that may properly be considered by our stockholders will also be called by our secretary upon the written request of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting on such matter, accompanied by the information required by our bylaws. Our secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including our proxy materials), and the requesting stockholder must pay such estimated cost before our secretary may prepare and mail the notice of the special meeting.
Amendments to Our Charter and Bylaws
Except for certain amendments related to the removal of directors and the restrictions on ownership and transfer of our stock and the vote required to amend those provisions (which must be declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast not less than two-thirds of all the votes entitled to be cast on the matter), our charter generally may be amended only if the amendment is declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. Certain amendments to our charter, whether by merger or consolidation or otherwise, that would materially and adversely affect the terms of our Series D Preferred Stock or Series E Preferred Stock must in certain instances be approved by the holders of the outstanding shares of our Series D Preferred Stock or Series E Preferred Stock, as the case may be, entitled to cast at least two-thirds of the votes entitled to be cast on the matter, voting as a separate class.
Our board of directors, with the approval of a majority of the entire board, and without any action by our stockholders, may also amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series we are authorized to issue.
Our board of directors has the power to adopt, alter or repeal any provision of our bylaws and to make new bylaws. In addition, our stockholders have the power, by the affirmative vote of the holders of a majority of the outstanding shares of common stock, to alter or repeal any provision of our bylaws and to adopt new bylaws pursuant to a proposal that is submitted to the stockholders for approval at an annual meeting or special meeting by a stockholder that satisfies the requirements set forth in our bylaws, including certain ownership and information requirements. Notwithstanding the foregoing, our stockholders do not have the power to alter or repeal, or adopt any provision inconsistent with, provisions of our bylaws related to (a) the indemnification of and advancement of expenses for our directors or officers or (b) the amendment of our bylaws without the approval of our board of directors.
Extraordinary Transactions
Under the MGCL, a Maryland corporation generally cannot dissolve, merge, convert, sell all or substantially all of its assets, engage in a statutory share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. As permitted by the MGCL, our charter provides that any of these actions may be approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. Our operating assets are held by our subsidiaries, and these subsidiaries may be able to merger or sell all or substantially all of their assets without the approval of our stockholders.
Appraisal Rights
Our charter provides that our stockholders generally will not be entitled to exercise statutory appraisal rights.
Dissolution
Our dissolution must be declared advisable by a majority of our entire board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.
Advance Notice of Director Nominations and New Business
Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of other business to be considered by our stockholders at an annual meeting of stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who was a stockholder of record both at the time of giving of notice and at the time of the meeting, who is entitled to vote at the meeting on the election of the individual so nominated or such other business and who has complied with the advance notice procedures set forth in our bylaws, including a requirement to provide certain information about the stockholder and its affiliates and the nominee or business proposal, as applicable.
With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of directors may be made at a special meeting of stockholders at which directors are to be elected only (1) by or at the direction of our board of directors or (2) provided that the special meeting has been properly called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving of notice and at the time of the meeting, who is entitled to vote at the meeting on the election of each individual so nominated and who has complied with the advance notice provisions set forth in our bylaws, including a requirement to provide certain information about the stockholder and its affiliates and the nominee.
Anti-Takeover Effect of Certain Provisions of Maryland Law and Our Charter and Bylaws
Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders, including:
•
supermajority vote and cause requirements for removal of directors;

•
requirement that stockholders holding at least a majority of our outstanding common stock must act together to make a written request before our stockholders can require us to call a special meeting of stockholders;

•
the power of our board of directors, without stockholder approval, to increase or decrease the aggregate number of authorized shares of stock or the number of shares of any class or series of stock;

•
the power of our board of directors to cause us to issue additional shares of stock of any class or series and to fix the terms of one or more classes or series of stock without stockholder approval;

•
the restrictions on ownership and transfer of our stock; and

•
advance notice requirements for director nominations and stockholder proposals.

Likewise, if the resolution opting out of the business combination provisions of the MGCL was repealed or modified or the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were rescinded, these provisions of the MGCL could have similar anti-takeover effects.
Limitation of Directors’ and Officers’ Liability and Indemnification
Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains a provision that eliminates such liability to the maximum extent permitted by Maryland law.
The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that:
•
the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•
the director or officer actually received an improper personal benefit in money, property or services; or

•
in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, and then only for expenses. In addition, the

MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon its receipt of:
•
a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•
a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us, and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of such a proceeding to:
•
any present or former director or officer of our company who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity; or

•
any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any individual who served our predecessor in any of the capacities described above and to any employee or agent of our company or our predecessor.
We have entered into indemnification agreements with each of our directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.
REIT Qualification
Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS
This section summarizes the material federal income tax considerations that you, as a holder of our securities, may consider relevant in connection with the purchase, ownership and disposition of our securities. Hunton Andrews Kurth LLP has acted as our counsel, has reviewed this summary, and is of the opinion that the discussion contained herein is accurate in all material respects. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular holders of our securities in light of their personal investment or tax circumstances, or to certain types of holders of our securities that are subject to special treatment under the federal income tax laws, such as:
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insurance companies;

•
tax-exempt organizations (except to the limited extent discussed in “— Taxation of Tax-Exempt Stockholders” below);

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financial institutions or broker-dealers;

•
non-U.S. individuals, foreign partnerships and foreign corporations (except to the limited extent discussed in “— Taxation of Non-U.S. Securityholders” below);

•
U.S. expatriates;

•
persons who mark-to-market our securities;

•
subchapter S corporations;

•
U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

•
regulated investment companies (“RICs”) and REITs;

•
trusts and estates;

•
holders who receive our securities through the exercise of employee share options or otherwise as compensation;

•
persons holding our securities as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•
persons subject to the alternative minimum tax provisions of the Code; and

•
persons holding our securities through a partnership or similar pass-through entity.

This summary assumes that holders of our securities hold our securities as capital assets for federal income tax purposes, which generally means property held for investment.
The statements in this section are not intended to be, and should not be construed as, tax advice. The statements in this section are based on the Code, current, temporary and proposed Treasury regulations, the legislative history of the Code, current administrative interpretations and practices of the IRS, and court decisions. The reference to IRS interpretations and practices includes the IRS practices and policies endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the ruling. In each case, these sources are relied upon as they exist on the date of this discussion. Future legislation, Treasury regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law on which the information in this section is based. Any such change could apply retroactively. We have not received any rulings from the IRS concerning our qualification as a REIT. Accordingly, even if there is no change in the applicable law, no assurance can be provided that the statements made in the following discussion, which do not bind the IRS or the courts, will not be challenged by the IRS or will be sustained by a court if so challenged.
WE URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND SALE OF OUR SECURITIES AND OF OUR ELECTION TO BE TAXED AS A REIT. SPECIFICALLY, YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of Our Company
We elected to be taxed as a REIT for federal income tax purposes commencing with our taxable year ended December 31, 2011. We believe that, commencing with such taxable year, we have been organized and have operated in such a manner as to qualify for taxation as a REIT under the Code, and we intend to continue to operate in such a manner, but no assurances can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. This section discusses the laws governing the federal income tax treatment of a REIT and the holders of its securities. These laws are highly technical and complex.
In the opinion of Hunton Andrews Kurth LLP, we qualified to be taxed as a REIT for our taxable years ended December 31, 2016 through December 31, 2019, and our organization and current and proposed method of operation will enable us to continue to satisfy the requirements for qualification and taxation as a REIT under the federal income tax laws for our taxable year ended December 31, 2020 and subsequent taxable years. Investors should be aware that Hunton Andrews Kurth LLP’s opinion is based upon customary assumptions, is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the conduct of our business, is not binding upon the IRS, or any court, and speaks as of the date issued. In addition, Hunton Andrews Kurth LLP’s opinion is based on existing federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal income tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our stock ownership, and the percentage of our earnings that we distribute. Hunton Andrews Kurth LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. Hunton Andrews Kurth LLP’s opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which would require us to pay an excise or penalty tax (which could be material) in order for us to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see “— Failure to Qualify.”
If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our stockholders. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation. However, we will be subject to federal tax in the following circumstances:
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We will pay federal income tax on any taxable income, including undistributed net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.

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We will pay income tax at the highest corporate rate on:

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net income from the sale or other disposition of property acquired through foreclosure or after a default on a lease of the property (“foreclosure property”) that we hold primarily for sale to customers in the ordinary course of business, and

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other non-qualifying income from foreclosure property.

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We will pay a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

•
If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under “— Gross Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in either case, multiplied by a fraction intended to reflect our profitability.

•
If we fail to distribute during a calendar year at least the sum of (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for the year, and (iii) any undistributed taxable income required to be distributed from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the sum of (A) the amount we actually distributed plus (B) retained amounts on which corporate-level tax was paid by us.

•
We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we made a timely designation of such gain to the stockholders) and would receive a credit or refund for its proportionate share of the tax we paid.

•
We will be subject to a 100% excise tax on transactions with Summit TRS, or any other TRS, that are not conducted on an arm’s-length basis.

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If we fail any of the asset tests, other than a de minimis failure of the 5% asset test, the 10% vote test or the 10% value test, as described below under “— Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we file a description of each asset that caused such failure with the IRS, and we dispose of such assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or the highest federal income tax rate then applicable to U.S. corporations on the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

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If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

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If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the five-year period after we acquire the asset provided no election is made for the transaction to be taxable on a current basis. The amount of gain on which we will pay tax is the lesser of:

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the amount of gain that we recognize at the time of the sale or disposition, and

•
the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

•
We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “— Recordkeeping Requirements.”

•
The earnings of our lower-tier entities that are subchapter C corporations, including Summit TRS, and any other TRS we form in the future, will be subject to federal corporate income tax.

In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for federal income tax purposes. Moreover, as further described below, TRSs will be subject to federal, state and local corporate income tax on their taxable income.
Requirements for Qualification
A REIT is a corporation, trust or association that meets each of the following requirements:
1.
It is managed by one or more directors or trustees.

2.
Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.

3.
It would be taxable as a domestic corporation, but for the REIT provisions of the federal income tax laws.

4.
It is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws.

5.
At least 100 persons are beneficial owners of its shares or ownership certificates.

6.
Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the Code defines to include certain entities, during the last half of any taxable year.

7.
It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status.

8.
It meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions to stockholders.

9.
It uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the federal income tax laws.

We must meet requirements 1 through 4, 7, 8 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Requirements 5 and 6 applied to us beginning with our 2012 taxable year. If we comply with all the requirements for ascertaining the ownership of our outstanding stock in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set apart or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the Code, and beneficiaries of such a trust will be treated as holding our stock in proportion to their actuarial interests in the trust for purposes of requirement 6.
Our charter provides restrictions regarding the transfer and ownership of our stock. See “Description of Common and Preferred Stock — Restrictions on Ownership and Transfer.” We believe that we have issued sufficient stock with sufficient diversity of ownership to allow us to satisfy requirements 5 and 6 above. The restrictions in our charter are intended (among other things) to assist us in continuing to satisfy requirements 5 and 6 described above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy such stock ownership requirements. If we fail to satisfy these stock ownership requirements, our qualification as a REIT may terminate.
In addition, we must satisfy all relevant filing and other administrative requirements established by the IRS that must be met to maintain REIT status and comply with the recordkeeping requirements of the Code and regulations promulgated thereunder.
Qualified REIT Subsidiaries.   A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A “qualified REIT subsidiary” is a corporation, other than a TRS, all of the stock of which is owned by a REIT. Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.
Other Disregarded Entities and Partnerships.   An unincorporated domestic entity, such as a limited liability company that has a single owner for federal income tax purposes, generally is not treated as an entity separate from its owner for federal income tax purposes. An unincorporated domestic entity with two or more owners generally is treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its proportionate share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Thus, our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we acquire an equity interest, directly or indirectly, are treated as our assets and gross income for purposes of applying the various REIT qualification requirements. Our proportionate share of the assets of a partnership for purposes of the 10% value test (see “— Asset Tests”) is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership.
We have control of our operating partnership and intend to control any subsidiary partnerships and limited liability companies, and we intend to operate them in a manner consistent with the requirements for our qualification as a REIT. We may from time to time be a limited partner or non-managing member in some of our partnerships and limited liability companies. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action that could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.
Taxable REIT Subsidiaries.   A REIT may own up to 100% of the capital stock of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation (other than a REIT) of which a TRS directly or indirectly owns more than 35% of the voting power or value of the outstanding securities will automatically be treated as a TRS. However, an entity will not qualify as a TRS if it directly or indirectly operates or manages a lodging or health care facility or, generally, provides to another person under a franchise, license, or otherwise, rights to any brand name under which any lodging facility or health care facility is operated, unless such rights are provided to an “eligible independent contractor” (as defined below under “— Gross Income Tests — Rents from Real Property”) to operate or manage a lodging facility or health care facility and such lodging facility or health care facility is either owned by the TRS or leased to the TRS by its parent REIT. Additionally, a TRS that employs individuals working at a qualified lodging facility located outside the United States will not be considered to operate or manage a qualified lodging facility as long as an “eligible independent contractor” is responsible for the daily supervision and direction of such individuals on behalf of the TRS pursuant to a management agreement or similar service contract.
We are not treated as holding the assets of a TRS or as receiving any income that the TRS earns. Rather, the stock issued by a TRS to us is an asset in our hands, and we treat the distributions paid to us from such TRS, if any, as dividend income to the extent of the TRS’s current and accumulated earnings and profits. This treatment may affect our compliance with the gross income and asset tests. Because we do not include the assets and income of TRSs in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. Overall, no more than 20% (25% for taxable years beginning prior to January 1, 2018) of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.
A TRS will pay income tax at regular corporate rates on any income that it earns. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. In addition, overall limitations on the deductibility of net interest expense by businesses could apply to a TRS of ours. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis. Our TRSs’ wholly owned subsidiaries are the lessees of our hotel properties. To reduce the risk of incurring a prohibited transaction tax, we may conduct certain selective sales of our properties through one of our TRSs.
Gross Income Tests
We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:
•
rents from real property;

•
interest on debt secured by mortgages on real property, or on interests in real property (and interest on debt secured by mortgages on both real and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property);

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dividends or other distributions on, and gain from the sale of, shares in other REITs;

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gain from the sale of real estate assets;

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income and gain from foreclosure property; and

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income derived from the temporary investment in stock and debt investments purchased with the proceeds from the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

Although a debt instrument issued by a “publicly offered REIT” (i.e., a REIT that is required to file annual and periodic reports with the SEC under the Exchange Act) is treated as a “real estate asset” for the asset tests, the interest income and gain from the sale of such debt instrument is not treated as qualifying income for the 75% gross income test unless the debt instrument is secured by real property or an interest in real property.
Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities, or any combination of these. Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, income and gain from “hedging transactions” that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of both of the gross income tests. In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. See “— Foreign Currency Gain” below. Finally, gross income attributable to cancellation of indebtedness income will be excluded from both the numerator and denominator for purposes of both of the gross income tests. The following paragraphs discuss the specific application of the gross income tests to us.
Rents from Real Property.   Rent that we receive from our real property will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:
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First, the rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.

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Second, neither we nor a direct or indirect owner of 10% or more of our stock may own, actually or constructively, 10% or more of a tenant from whom we receive rent, other than a TRS. If the tenant is a TRS and the property is a “qualified lodging facility,” such TRS may not directly or indirectly operate or manage such property. Instead, the property must be operated on behalf of the TRS by a person who qualifies as an “independent contractor” and who is, or is related to a person who is, actively engaged in the trade or business of operating lodging facilities for any person unrelated to us and the TRS (such operator, an “eligible independent contractor”). See
“— Requirements for Qualification — Taxable REIT Subsidiaries.”

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Third, if the rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property. However, if the 15% threshold is exceeded, the rent attributable to personal property will not qualify as rents from real property.

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Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than services provided to tenants through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. Furthermore, we may own up to 100% of the stock of a TRS which may provide customary and noncustomary services to our tenants without tainting our rental income from the leased properties. However, we need not provide services through an “independent contractor” or a TRS, but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of services not described in the prior sentence to the tenants of a property, other than through an independent contractor or a TRS, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property. See “— Requirements for Qualification — Taxable REIT Subsidiaries.”
All of our TRS lessees lease from our operating partnership and its subsidiaries the land (or leasehold interest), buildings, improvements, furnishings and equipment comprising our hotel properties. In order for the rent paid under the leases to constitute “rents from real property,” the leases must be respected as true leases for federal income tax purposes and not treated as service contracts, joint ventures or some other type of arrangement. The determination of whether our leases are true leases depends on an analysis of all the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following:
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the intent of the parties;

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the form of the agreement;

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the degree of control over the property that is retained by the property owner (for example, whether the lessee has substantial control over the operation of the property or whether the lessee was required simply to use its best efforts to perform its obligations under the agreement); and

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the extent to which the property owner retains the risk of loss with respect to the property (for example, whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property) or the potential for economic gain with respect to the property.

In addition, federal income tax law provides that a contract that purports to be a service contract or a partnership agreement is treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors. Since the determination of whether a service contract should be treated as a lease is inherently factual, the presence or absence of any single factor may not be dispositive in every case.
We believe that our leases are structured so that they qualify as true leases for federal income tax purposes. Our belief is based on the following with respect to each lease:
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our operating partnership and the lessee intend for their relationship to be that of a lessor and lessee, and such relationship is documented by a lease agreement;

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the lessee has the right to exclusive possession and use and quiet enjoyment of the hotels covered by the lease during the term of the lease;

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the lessee bears the cost of, and is responsible for, day-to-day maintenance and repair of the hotels other than the cost of certain capital expenditures, and dictates through hotel managers that are eligible independent contractors, who work for the lessee during the terms of the lease, how the hotels are operated and maintained;

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the lessee bears all of the costs and expenses of operating the hotels, including the cost of any inventory used in their operation, during the term of the lease, other than real estate and personal property taxes and the cost of certain furniture, fixtures and equipment, and certain capital expenditures;

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the lessee benefits from any savings and bears the burdens of any increases in the costs of operating the hotels during the term of the lease;

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in the event of damage or destruction to a hotel, the lessee will be at economic risk because it will bear the economic burden of the loss in income from operation of the hotels subject to the right, in certain circumstances, to terminate the lease if the lessor does not restore the hotel to its prior condition;

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the lessee generally indemnifies the lessor against all liabilities imposed on the lessor during the term of the lease by reason of (i) injury to persons or damage to property occurring at the hotels or (ii) the lessee’s use, management, maintenance or repair of the hotels;

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the lessee is obligated to pay, at a minimum, substantial base rent for the period of use of the hotels under the lease;

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the lessee stands to incur substantial losses or reap substantial gains depending on how successfully it, through the hotel managers, who work for the lessees during the terms of the leases, operates the hotels;

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each lease that we have entered into, at the time we entered into it (or at any time that any such lease is subsequently renewed or extended) enables the tenant to derive a meaningful profit, after expenses and taking into account the risks associated with the lease, from the operation of the hotels during the term of its leases; and

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upon termination of each lease, the applicable hotel is expected to have a substantial remaining useful life and substantial remaining fair market value.

We expect that the leases we enter into in the future with our TRS lessees will have similar features.
Investors should be aware that there are no controlling Treasury regulations, published rulings or judicial decisions involving leases with terms substantially the same as our leases that discuss whether such leases constitute true leases for federal income tax purposes. If our leases are characterized as service contracts or partnership agreements, rather than as true leases, or disregarded altogether for tax purposes, part or all of the payments that our operating partnership and its subsidiaries receive from the TRS lessees may not be considered rent or may not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we would not be able to satisfy either the 75% or 95% gross income test and, as a result, would lose our REIT status unless we qualify for relief, as described below under “— Failure to Satisfy Gross Income Tests.”
As described above, in order for the rent that we receive to constitute “rents from real property,” several other requirements must be satisfied. One requirement is that percentage rent must not be based in whole or in part on the income or profits of any person. Percentage rent, however, will qualify as “rents from real property” if it is based on percentages of receipts or sales and the percentages:
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are fixed at the time the percentage leases are entered into;

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are not renegotiated during the term of the percentage leases in a manner that has the effect of basing percentage rent on income or profits; and

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conform with normal business practice.

More generally, percentage rent will not qualify as “rents from real property” if, considering the leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the percentage rent on income or profits.
We must not own, actually or constructively, 10% or more of the stock or the assets or net profits of any lessee (a “related party tenant”), other than a TRS. The constructive ownership rules generally provide that, if 10% or more in value of our stock is owned, directly or indirectly, by or for any person, we are considered as owning the stock owned, directly or indirectly, by or for such person. We anticipate that all of our hotels will be leased to TRS lessees. In addition, our charter prohibits transfers of our stock that would cause us to own actually or constructively, 10% or more of the ownership interests in any non-TRS lessee. Based on the foregoing, we should never own, actually or constructively, 10% or more of any lessee other than a TRS. However, because the constructive ownership rules are broad and it is not possible to monitor continually direct and indirect transfers of our stock, no absolute assurance can be given that such transfers or other events of which we have no knowledge will not cause us to own constructively 10% or more of a lessee (or a subtenant, in which case only rent attributable to the subtenant is disqualified) other than a TRS at some future date.
As described above, we may own up to 100% of the capital stock of one or more TRSs. A TRS is a fully taxable corporation that generally may engage in any business, including the provision of customary or noncustomary services to tenants of its parent REIT, except that a TRS may not directly or indirectly operate or manage any lodging facilities or health care facilities or provide rights to any brand name under which any lodging or health care facility is operated, unless such rights are provided to an “eligible independent contractor” to operate or manage a lodging or health care facility if such rights are held by the TRS as a franchisee, licensee, or in a similar capacity and such hotel is either owned by the TRS or leased to the TRS by its parent REIT. A TRS will not be considered to operate or manage a qualified lodging facility solely because the TRS directly or indirectly possesses a license, permit, or similar instrument enabling it to do so. Additionally, a TRS that employs individuals working at a qualified lodging facility outside the United States will not be considered to operate or manage a qualified lodging facility located outside of the United States, as long as an “eligible independent contractor” is responsible for the daily supervision and direction of such individuals on behalf of the TRS pursuant to a management agreement or similar service contract. However, rent that we receive from a TRS with respect to any property will qualify as “rents from real property” as long as the property is a “qualified lodging facility” and such property is operated on behalf of the TRS by a person from whom we derive no income who is adequately compensated, who does not, directly or through its stockholders, own more than 35% of our stock, taking into account certain ownership attribution rules, and who is, or is related to a person who is, actively engaged in the trade or business of operating “qualified lodging facilities” for any person unrelated to us and the TRS lessee (an “eligible independent contractor”). A “qualified lodging facility” is a hotel, motel, or other establishment more than one-half of the dwelling units in which are used on a transient basis, unless wagering activities are conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. A “qualified lodging facility” includes customary amenities and facilities operated as part of, or associated with, the lodging facility as long as such amenities and facilities are customary for other properties of a comparable size and class owned by other unrelated owners. See “— Requirements for Qualification — Taxable REIT Subsidiaries.”
All of our TRS lessees lease our hotel properties, which we believe constitute qualified lodging facilities. Our TRS lessees engaged third-party managers to operate our hotels on behalf of the TRS lessees. We believe that each of those third-party hotel managers qualifies as an “eligible independent contractor.” Our TRS lessees may engage other hotel managers in the future. Our TRS lessees will only engage hotel managers that qualify as “eligible independent contractors.”
The rent attributable to the personal property leased in connection with the lease of a hotel must not be greater than 15% of the total rent received under the lease. The rent attributable to the personal property contained in a hotel is the amount that bears the same ratio to total rent for the taxable year as the average of the fair market values of the personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property contained in the hotel at the beginning and at the end of such taxable year (the “personal property ratio”). To comply with this limitation, a TRS lessee may acquire furnishings, equipment and other personal property. With respect to each hotel in which the TRS lessee does not own the personal property, we believe either that the personal property ratio is less than 15% or that any rent attributable to excess personal property, when taken together with all of our other nonqualifying income, does not jeopardize our ability to qualify as a REIT. There can be no assurance, however, that the IRS would not challenge our calculation of a personal property ratio, or that a court would not uphold such assertion. If such a challenge were successfully asserted, we could fail to satisfy the 75% or 95% gross income test and thus potentially lose our REIT qualification.
We generally cannot furnish or render services to the tenants of our hotels, or manage or operate our properties, other than through an independent contractor who is adequately compensated and from whom we do not derive or receive any income. Furthermore, our TRSs may provide customary and noncustomary services to our tenants without tainting our rental income from such properties. However, we need not provide services through an “independent contractor” or TRS but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “noncustomary” services to the tenants of a property, other than through an independent contractor or a TRS, as long as our income from the services does not exceed 1% of our income from the related property. We will not perform any services other than customary ones for our lessees, unless such services are provided through independent contractors or TRSs or would not otherwise jeopardize our tax status as a REIT.
If a portion of the rent that we receive from a hotel does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT qualification. If, however, the rent from a particular hotel does not qualify as “rents from real property” because either (i) the percentage rent is considered based on the income or profits of the related lessee, (ii) the lessee either is a related party tenant or fails to qualify for the exception to the related party tenant rule for qualifying TRSs or (iii) we furnish noncustomary services to the tenants of the hotel, or manage or operate the hotel, other than through a qualifying independent contractor or a TRS, none of the rent from that hotel would qualify as “rents from real property.” In that case, we might lose our REIT qualification because we might be unable to satisfy either the 75% or 95% gross income test. In addition to the rent, the lessees will be required to pay certain additional charges. To the extent that such additional charges represent either (i) reimbursements of amounts that we are obligated to pay to third parties, such as a lessee’s proportionate share of a property’s operational or capital expenses, or (ii) penalties for nonpayment or late payment of such amounts, such charges should qualify as “rents from real property.” However, to the extent that such charges do not qualify as “rents from real property,” they instead may be treated as interest that qualifies for the 95% gross income test, but not the 75% gross income test, or they may be treated as nonqualifying income for purposes of both gross income tests. We believe that we have structured our leases in a manner that will enable us to satisfy the REIT gross income tests.
Interest.   The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, interest generally includes the following:
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an amount that is based on a fixed percentage or percentages of receipts or sales; and

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an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.
We have invested in mortgage debt and may invest in mortgage debt in the future. Interest on debt secured by a mortgage on real property or on interests in real property, including, for this purpose, discount points, prepayment penalties, loan assumption fees, and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. However, except to the extent described below, if a loan is secured by real property and other property and the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan or on the date the REIT modifies the loan (if the modification is treated as “significant” for federal income tax purposes), a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. In the case of a loan that is secured by both real property and personal property, if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property securing the loan, then the personal property securing the loan will be treated as real property for purposes of determining whether the interest on such loan is qualifying income for purposes of the 75% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property — that is, the amount by which the loan exceeds the value of the real estate that is security for the loan. IRS guidance provides that we do not need to redetermine the fair market value of the real property securing a loan in connection with a loan modification that is occasioned by a borrower default or made at a time when we reasonably believe that the modification to the loan will substantially reduce a significant risk of default on the original loan. We intend to invest in mortgage debt in a manner that will enable us to continue to satisfy the gross income and asset tests.
We have also selectively invested in mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. IRS Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests described below, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, our mezzanine loans may not meet all of the requirements for reliance on this safe harbor. We have invested, and intend to continue to invest in, mezzanine loans in a manner that will enable us to continue to satisfy the gross income and asset tests.
Dividends.   Our share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest, if any, will be qualifying income for purposes of both gross income tests.
Other Income.   In connection with a terminated contract for the sale of a hotel portfolio, we were entitled under the related sales contract to receive, and did receive, a forfeited deposit made by the prospective purchaser as compensation for the termination of the sale. The treatment of a termination payment of this type for purposes of the 95% gross income test is not entirely clear. The IRS has issued private letter rulings to other taxpayers addressing similar payments received by REITs as a form of damages indicating that such income will be ignored for purposes of the REIT gross income tests. There are also revenue rulings reaching the same conclusion in the context of RICs, which Congress and the IRS have indicated are analogous to REITs. Based on these rulings, we have taken the position that the termination payment should be ignored for purposes of the 95% gross income test. We believe we also have reasonable cause for this position based on the private letter rulings, the published rulings in the RIC area and the common practice of forfeitable deposits in real estate transactions. There can be no assurance, however, that the IRS would not challenge our treatment of the termination payment for purposes of the 95% gross income test, or that a court would not uphold such assertion. Furthermore, private letter rulings are not binding on the IRS, except with respect to the taxpayer that receives the ruling. If such challenge by the IRS was successfully asserted, we could fail to satisfy the 95% gross income test, and would have to comply with certain relief provisions under the federal income tax laws to maintain our REIT qualification as discussed below under “— Failure to Qualify.”
Prohibited Transactions.   A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our assets will be held primarily for sale to customers and that a sale of any of our assets will not be in the ordinary course of our business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:
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the REIT has held the property for not less than two years;

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the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;

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either (i) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or sales to which Section 1031 or 1033 of the Code applies, (ii) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year, (iii) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year, (iv) (a) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 20% of the aggregate adjusted bases of all property of the REIT at the beginning of the year and (b) the 3-year average percentage of properties sold by the REIT compared to all the REIT’s properties (measured by adjusted bases) taking into account the current and two prior years did not exceed 10% or (v) (a) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 20% of the aggregate fair market value of all property of the REIT at the beginning of the year and (b) the 3-year average percentage of properties sold by the REIT compared to all the REIT’s properties (measured by fair market value) taking into account the current and two prior years did not exceed 10%;
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in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and

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if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income or a TRS.

We have selectively disposed of certain of our properties in the past and intend to make additional dispositions in the future. Although we will attempt to comply with the terms of the safe-harbor provision in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction, certain of our past dispositions have not qualified for that safe harbor. Moreover, we cannot assure you that we can comply with the safe-harbor provision or that we will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business” in the future. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to the corporation at regular corporate income tax rates. To reduce the risk of incurring a prohibited transaction tax, we may conduct certain selective sales of our properties through a TRS.
Foreclosure Property.   We will be subject to tax at the maximum corporate rate on any net income from foreclosure property, which includes certain foreign currency gains and related deductions, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:
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that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

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for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

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for which the REIT makes a proper election to treat the property as foreclosure property.

A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. However, this grace period terminates and foreclosure property ceases to be foreclosure property on the first day:
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on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

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on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

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which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income or a TRS.

Hedging Transactions.   From time to time, we or our operating partnership have entered and may in the future enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests provided we satisfy the identification requirements discussed below. A “hedging transaction” means any of (i) any transaction entered into in the normal course of our or our operating partnership’s trade or business primarily to manage the risk of interest rate changes, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, (ii) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain) or (iii) any transaction entered into to “offset” a transaction described in (i) or (ii) if a portion of the hedged indebtedness is extinguished or the related property disposed of. We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired or entered into and to satisfy other identification requirements. We believe we have structured our hedging transactions in a manner that does not jeopardize our qualification as a REIT.
Foreign Currency Gain.   Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interests in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.
Failure to Satisfy Gross Income Tests.   We may have gross income that fails to constitute qualifying income for purposes of one or both of the gross income tests. Taking into account our anticipated sources of non-qualifying income, however, we expect that our aggregate gross income will allow us to continue to satisfy the 75% and 95% gross income tests applicable to REITs. If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the federal income tax laws. Those relief provisions are available if:
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our failure to meet those tests is due to reasonable cause and not to willful neglect; and

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following such failure for any taxable year, we file a schedule of the sources of our income in accordance with regulations prescribed by the Secretary of the U.S. Treasury.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “— Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test multiplied, in either case, by a fraction intended to reflect our profitability.

Asset Tests
To maintain our qualification as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year.
First, at least 75% of the value of our total assets must consist of:
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cash or cash items, including certain receivables, money market funds and, in certain circumstances, foreign currencies;

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U.S. government securities;

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interests in real property, including leaseholds, options to acquire real property and leaseholds, and personal property to the extent such personal property is leased in connection with real property and rents attributable to such personal property are treated as “rents from real property”;

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interests in mortgage loans secured by real property or real property and personal property if the fair value of such personal property does not exceed 15% of the total fair market value of such property;

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stock in other REITs and debt instruments issued by “publicly offered REITs”; and

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investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term.

Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets (the “5% asset test”).
Third, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power of any one issuer’s outstanding securities (the “10% vote test”) or 10% of the value of any one issuer’s outstanding securities (the “10% value test”).
Fourth, no more than 20% (25% for taxable years beginning prior to January 1, 2018) of the value of our total assets may consist of the securities of one or more TRSs.
Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test (the “25% securities test”).
Sixth, no more than 25% of the value of our total assets may consist of debt instruments issued by “publicly offered REITs” to the extent such debt instruments are not secured by real property or interests in real property.
For purposes of the 5% asset test, the 10% vote test and the 10% value test, the term “securities” does not include stock in another REIT, debt of “publicly offered REITs,” equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership. The term “securities,” however, generally includes debt securities issued by a partnership or another REIT that is not a “publicly offered REIT,” except that for purposes of the 10% value test, the term “securities” does not include:
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“straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into equity, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock) hold non-”straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

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a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1.0 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and
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a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice;

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any loan to an individual or an estate;

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any “Section 467 rental agreement,” other than an agreement with a related party tenant;

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any obligation to pay “rents from real property”;

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certain securities issued by governmental entities;

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any security issued by a REIT;

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any debt instrument issued by an entity treated as a partnership for federal income tax purposes in which we are a partner to the extent of our proportionate interest in the equity and debt securities of the partnership; and

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any debt instrument issued by an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “— Gross Income Tests.”

For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.
As described above, we have selectively invested, and may invest from time to time, in mortgage debt and mezzanine loans. Mortgage loans generally will qualify as real estate assets for purposes of the 75% asset test to the extent that they are secured by real property. However, if a loan is secured by real property and other property and the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date we agreed to acquire the loan, then a portion of such loan likely will not be a qualifying real estate asset. IRS Revenue Procedure 2014-51 provides a safe harbor under which the IRS has stated that it will not challenge a REIT’s treatment of a loan as being, in part, a real estate asset for purposes of the 75% asset test if the REIT treats the loan as being a qualifying real estate asset in an amount equal to the lesser of (i) the fair market value of the loan on the date of the relevant quarterly REIT asset testing date or (ii) the greater of (a) the fair market value of the real property securing the loan on the date of the relevant quarterly REIT asset testing date or (b) the fair market value of the real property securing the loan determined as of the date the REIT committed to acquire the loan. It is unclear how the safe harbor in Revenue Procedure 2014-51 is affected by the recent legislative changes regarding the treatment of loans secured by both real property and personal property where the fair market value of the personal property does not exceed 15% of the sum of the fair market values of the real property and personal property securing the loan. We intend to invest in mortgage debt in a manner that will enable us to continue to satisfy the asset and gross income test requirements.
Although our mezzanine loans may not meet all the requirements of the safe harbor in IRS Revenue Procedure 2003-65, we intend to treat our investments in mezzanine loans as real estate assets. We have invested, and intend to continue to invest, in mezzanine loans in a manner that we believe will enable us to continue to satisfy the asset and gross income test requirements. However, no assurance can be provided that the IRS will not challenge our treatment of mezzanine loans as real estate assets.
We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. However, there is no assurance that we will not inadvertently fail to comply with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:
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we satisfied the asset tests at the end of the preceding calendar quarter; and

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the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.
If we violate the 5% asset test, the 10% vote test or the 10% value test described above, we will not lose our REIT qualification if (i) the failure is de minimis (up to the lesser of 1% of our assets or $10.0 million) and (ii) we dispose of the assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of the asset tests (other than de minimis failures described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (i) dispose of the assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure, (ii) file a description of each asset causing the failure with the IRS and (iii) pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.
We believe that the assets that we hold satisfy the foregoing asset test requirements. However, we will not obtain independent appraisals to support our conclusions as to the value of our assets and securities, or the real estate collateral for the mortgage or mezzanine loans that support our investments. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our ownership of securities and other assets violates one or more of the asset tests applicable to REITs.
Distribution Requirements
Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:
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the sum of

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90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss; and

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90% of our after-tax net income, if any, from foreclosure property, minus

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the excess of the sum of certain items of non-cash income over 5% of our “REIT taxable income.”

We must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (i) we declare the distribution before we timely file our federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (ii) we declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. The distributions under clause (i) are taxable to the stockholders in the year in which paid, and the distributions in clause (ii) are treated as paid on December 31st of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.
If we cease to be a “publicly offered REIT”, then in order for our distributions to be counted as satisfying the annual distribution requirement for REITs and to provide us with the REIT-level tax deduction, such distributions must not have been “preferential dividends.” A dividend is not a preferential dividend if that distribution is (i) pro rata among all outstanding shares within a particular class of stock and (ii) in accordance with the preferences among different classes of stock as set forth in our charter.
We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:
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85% of our REIT ordinary income for such year,

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95% of our REIT capital gain income for such year, and

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any undistributed taxable income from prior periods,

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute.
We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.
It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, we may not deduct recognized net capital losses from our “REIT taxable income.” Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to distribute taxable income sufficient to avoid corporate income tax and the excise tax imposed on certain undistributed income or even to meet the 90% distribution requirement. In such a situation, we may need to borrow funds or, if possible, pay taxable dividends of our stock or debt securities. We have no current intention to make a taxable dividend payable in our stock.
We may satisfy the 90% distribution test with taxable distributions of our stock or debt securities. The IRS has issued a revenue procedure authorizing publicly offered REITs to treat certain distributions that are paid partly in cash and partly in stock as dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for federal income tax purposes. Under IRS Revenue Procedure 2017-45, as a publicly offered REIT, as long as at least 20% of the total dividend is available in cash and certain other requirements are satisfied, the IRS will treat the stock distribution as a dividend (to the extent applicable rules treat such distribution as being made out of our earnings and profits). We currently do not intend to pay taxable dividends in cash and stock.
Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.
Recordkeeping Requirements
We must maintain certain records in order to maintain our qualification as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with these requirements.
Failure to Qualify
If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests (for which the cure provisions are described above), we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “— Gross Income Tests” and “— Asset Tests.”
If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to federal income tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders. In fact, we would not be required to distribute any amounts to stockholders in that year. In such event, to the extent of our current and accumulated earnings and profits, distributions to stockholders generally would be taxable as ordinary dividend income, whether or not attributable to capital gains. Subject to certain limitations, corporate stockholders may be eligible for the dividends received deduction and stockholders taxed at individual rates may be eligible for a reduced federal income tax rate on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.
Taxation of Taxable U.S. Securityholders
As used herein, the terms “U.S. securityholder” or “U.S. stockholder” mean a beneficial owner of our securities or shares of capital stock, respectively, that for federal income tax purposes is:
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a citizen or resident of the United States;

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a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;

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an estate whose income is subject to federal income taxation regardless of its source; or

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any trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for federal income tax purposes holds our securities, the federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our securities, you are urged to consult your tax advisor regarding the consequences of the ownership and disposition of our securities by the partnership.
Taxation of U.S. Stockholders on Distributions on Capital Stock.   As long as we qualify as a REIT, a taxable U.S. stockholder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. For purposes of determining whether a distribution is made out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our preferred stock dividends and then to our common stock dividends. Our dividends will not qualify for the dividends received deduction generally available to corporations.
Under the Tax Cuts and Jobs Act (the “TCJA”) for taxable years prior to January 1, 2026, individuals, trusts and estates may deduct a portion of certain pass-through income, including ordinary REIT dividends that are not “capital gain dividends” or “qualified dividend income,” subject to complex limitations.
Dividends paid to a U.S. stockholder generally will not qualify for a preferential tax rate for “qualified dividend income.” Qualified dividend income generally includes dividends paid to U.S. stockholders taxed at individual rates by domestic C corporations and certain qualified foreign corporations. Because we generally are not subject to federal income tax on the portion of our REIT taxable income distributed to our stockholders (see “— Taxation of Our Company” above), our dividends generally will not be eligible for the preferential tax rate on qualified dividend income. As a result, our ordinary REIT dividends generally will be taxed at the ordinary income tax rates for individuals. However, the preferential tax rate for qualified dividend income will apply to our ordinary REIT dividends (i) attributable to dividends received by us from non-REIT corporations, such as our TRS and (ii) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a U.S. stockholder must hold our stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our common stock becomes ex-dividend with respect to the relevant distribution.
A U.S. stockholder generally will take into account as long-term capital gain any distributions that we designate as capital gain dividends without regard to the period for which the U.S. stockholder has held our stock. We generally will designate our capital gain dividends as either from the sale or exchange of “Section 1250 property,” or depreciable real property, or distributions from the sale or exchange of all other capital assets. See “— Capital Gains and Losses.” A corporate U.S. stockholder, however, may be required to treat a portion of its capital gain dividends as ordinary income.
We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we designate such amount in a timely notice to such stockholder, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.
A U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. stockholder’s stock. Instead, the distribution will reduce the adjusted basis of such shares of stock. A U.S. stockholder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted tax basis in his or her stock as long-term capital gain, or short-term capital gain if the stock has been held for one year or less, assuming the stock is a capital asset in the hands of the U.S. stockholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.
Stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses generally are carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the stockholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of our stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.
Taxation of U.S. Stockholders on the Disposition of Capital Stock.   A U.S. stockholder who is not a dealer in securities must generally treat any gain or loss realized upon a taxable disposition of our stock as long-term capital gain or loss if the U.S. stockholder has held our stock for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. stockholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis. A stockholder’s adjusted tax basis generally will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital. However, a U.S. stockholder must treat any loss upon a sale or exchange of stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of our stock may be disallowed if the U.S. stockholder purchases other stock within 30 days before or after the disposition.
Taxation of U.S. Stockholders on a Conversion of Preferred Stock.   Except as provided below, (i) a U.S. stockholder generally will not recognize gain or loss upon the conversion of preferred stock into our common stock, and (ii) a U.S. stockholder’s basis and holding period in our common stock received upon conversion generally will be the same as those of the converted preferred stock (but the basis will be reduced by the portion of the adjusted tax basis allocated to any fractional share exchanged for cash). Any shares of our common stock received in a conversion that are attributable to accumulated and unpaid dividends on the converted preferred stock will be treated as a distribution that is potentially taxable as a dividend. Cash received upon conversion in lieu of a fractional share generally will be treated as a payment in a taxable exchange for such fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. stockholder has held the preferred stock for more than one year at the time of conversion. U.S. stockholders are urged to consult with their tax advisors regarding the federal income tax consequences of any transaction by which such holder exchanges shares of our common stock received on a conversion of preferred stock for cash or other property.
Taxation of U.S. Stockholders on a Redemption of Preferred Stock.   A redemption of preferred stock will be treated under Section 302 of the Code as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale of the preferred stock (in which case the redemption will be treated in the same manner as a sale described above in “— Taxation of U.S. Stockholders on the Disposition of Capital Stock”). The redemption will satisfy such tests if it (i) is “substantially disproportionate” with respect to the U.S. stockholder’s interest in our stock, (ii) results in a “complete termination” of the U.S. stockholder’s interest in all of our classes of stock or (iii) is “not essentially equivalent to a dividend” with respect to the stockholder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, stock considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as stock actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular U.S. stockholder of preferred stock depends upon the facts and circumstances at the time that the determination must be made, prospective investors are urged to consult their tax advisors to determine such tax treatment. If a redemption of preferred stock does not meet any of the three tests described above, the redemption proceeds will be treated as a taxable dividend, as described above in “— Taxation of Taxable U.S. Securityholders.” In that case, a U.S. stockholder’s adjusted tax basis in the redeemed preferred stock will be transferred to such U.S. stockholder’s remaining shareholdings in us. If the U.S. stockholder does not retain any of our stock, such basis could be transferred to a related person that holds our stock or it may be lost.
Taxation of U.S. Securityholders of Convertible Notes.   The following is a summary of the general federal income tax consequences that generally will apply to you if you are a “U.S. securityholder” of notes that are convertible into shares of our common stock, cash, or a combination of shares of our common stock and cash. Certain consequences to “non-U.S. securityholders” of convertible notes are described under “— Taxation of Non-U.S. Securityholders of Convertible Notes” below.
Stated interest on convertible notes generally will be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for federal income tax purposes.
You generally will recognize gain or loss upon the sale, exchange, repurchase or other taxable disposition of a convertible note (other than a conversion into a combination of cash or shares of our common stock as further described below) equal to the difference (if any) between the amount realized on such disposition (other than amounts attributable to accrued but unpaid stated interest, which, if not previously taxed, will be taxable as ordinary interest income) and your tax basis in the note. Your tax basis in a note generally will be the purchase price paid therefor, adjusted for any constructive distributions (as described below). Gain or loss recognized on the disposition of a note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, your holding period for the note is more than one year. Certain non-corporate U.S. securityholders (including individuals) are eligible for reduced rates of taxation in respect of long-term capital gain. The deductibility of capital losses is subject to certain limitations.
A conversion of a convertible note in exchange solely for cash will be treated as a taxable sale or exchange of the note.
Upon the conversion of convertible notes into shares of our common stock, you generally will not recognize gain or loss on the conversion, except with respect to cash received in lieu of a fractional share of our common stock, and other than amounts attributable to accrued interest which will be taxable as such. Your initial tax basis in shares of our common stock received upon conversion of the notes will equal your tax basis in the corresponding note (reduced by any basis allocable to a fractional share), except that the tax basis of shares of our common stock that are attributable to accrued interest will equal the fair market value of such shares that will be the amount of such accrued interest. Your holding period for shares of our common stock received generally will include the holding period for the corresponding note surrendered in the conversion, except that the holding period of shares of our common stock received with respect to accrued interest will commence the day after the date of receipt. Cash received in lieu of a fractional share upon conversion of the notes generally will be treated as a payment in exchange for the fractional share.
If you convert your convertible notes between a record date for an interest payment and the interest payment date and consequently are required to pay upon surrender of your notes for conversion an amount equal to the amount of the interest payment to be received by you, you should consult your tax advisors concerning the appropriate treatment of such payments.
The tax treatment of a conversion of a convertible note into cash and shares of our common stock is uncertain and subject to different characterizations.
If we satisfy the conversion obligation in part cash and part shares of our common stock, and the exchange is properly characterized as a recapitalization under Section 368(a)(1)(E) of the Code, you will recognize any gain realized in the conversion to the extent of the cash received (excluding any cash received attributable to accrued but unpaid interest, which would be taxable as such), but will not recognize any loss realized in the conversion (except with respect to cash received in lieu of a fractional share of our common stock). Your initial tax basis in the shares of our common stock received in the recapitalization (excluding any shares attributable to accrued but unpaid interest, the tax basis of which would equal the amount of such accrued interest) will equal your tax basis in the corresponding note (reduced by any basis allocable to a fractional share), less the amount of cash received (excluding cash received in lieu of a fractional share), plus the amount of any taxable gain recognized on the conversion. Your holding period for the shares of our common stock received will include the holding period for the corresponding note surrendered in the conversion. Cash received in lieu of a fractional share of our common stock upon conversion of the notes will generally be treated as a payment in exchange for the fractional share. Accordingly, the receipt of cash in lieu of a fractional share generally will result in the recognition of capital gain or loss measured by the difference between the cash received for the fractional share and the portion of your tax basis allocable to the fractional share. Any gain or loss you recognize on conversion of a convertible note generally would be capital gain or loss and would be long-term capital gain or loss if, at the time of the conversion, the note has been held for more than one year.
Alternatively, if the federal income tax treatment of the conversion is governed by Revenue
Ruling 72-265 1972-1 C.B-1 222, it might instead be viewed as consisting of a nontaxable exchange of a portion of each note for shares of our common stock (except any shares received with respect to accrued but unpaid interest) and a taxable exchange of the remaining portion of each note for cash, with either gain or loss recognized on the portion of the transaction treated as a taxable exchange. Your basis in the shares of common stock received would equal a proportionate part (based on the fair market value of our common stock and the amount of cash you receive in the conversion) of the basis of the corresponding note surrendered in the conversion and the holding period of the shares of our common stock received would include the period during which you held such note.
Securityholders are urged to consult their own advisors concerning the tax treatment to them if the notes are converted for a combination of shares of our common stock and cash.
The conversion rate of convertible notes may be subject to adjustment under certain circumstances. Certain adjustments (or the absence of such adjustments) to the conversion rate of the notes that increase a U.S. securityholder’s proportionate interest in our assets or earnings and profits may result in a taxable constructive distribution to the securityholder without the receipt of any cash, whether or not the securityholder ever converts the notes. Any such taxable deemed distribution would not be eligible for a dividends-received deduction or the preferential tax rates applicable to dividends. A deemed distribution would arise, for example, if the applicable conversion rate were adjusted to compensate you for certain distributions of cash or property to our stockholders. However, a change in the applicable conversion rate that simply prevents the dilution of your interests upon a change in capital structure, if made under a bona fide, reasonable adjustment formula that has the effect of preventing dilution of the interests of the holders of the notes, would not be treated as a taxable constructive distribution. Any taxable deemed distribution will be taxable as a dividend to the extent of our current and accumulated earnings and profits, with any excess treated as a tax-free return of capital or as capital gain. Generally, your adjusted tax basis in a note will be increased to the extent any such constructive distribution is treated as a dividend, and reduced to the extent any such constructive distribution is treated as a return of capital. You are urged to consult your tax advisor with respect to the tax consequences of any adjustment (or the absence of any adjustment) to the conversion rate and any resulting deemed distribution.
The tax consequences of owning and disposing of shares of our common stock received upon conversion of convertible notes are described above, see “— Taxation of Taxable U.S. Securityholders,” and below, see “— Information Reporting Requirements and Withholding.”
Capital Gains and Losses.   A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss, which generally entitles the taxpayer to a preferential rate on such gain. The tax rate on gain from the sale or exchange of “Section 1250 property” applies to the lesser of the total amount of the gain or the accumulated depreciation on the Section 1250 property.
With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is from the sale or exchange of “Section 1250 property” or of other capital assets in order to determine which individual tax rate applies. The tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a certain maximum annual amount. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.
FATCA Withholding.   Under the Foreign Account Tax Compliance Act (“FATCA”) a U.S. withholding tax will be imposed on dividends and interest paid to certain U.S. securityholders who own our securities through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. We will not pay any additional amounts in respect of any amounts withheld.
Additional Medicare Tax.   Certain U.S. stockholders, including individuals, estates and trusts, will be subject to an additional tax, which, for individuals, applies to the lesser of (i) “net investment income” or (ii) the excess of “modified adjusted gross income” over a certain threshold amount. “Net investment income” generally equals the taxpayer’s gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as interest, dividends, annuities, royalties, rents and capital gains. It is unclear whether the deduction that individuals may take with respect to ordinary dividends received from us is available to reduce the taxpayer’s gross investment income for these purposes.
Taxation of Tax-Exempt Stockholders
Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income (“UBTI”). Although many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute UBTI. However, if a tax-exempt stockholder were to finance (or be deemed to finance) its acquisition of capital stock with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the “debt-financed property” rules. Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our stock only if:
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the percentage of our dividends that the tax-exempt trust must treat as UBTI is at least 5%;

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we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust; and

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either:

   one pension trust owns more than 25% of the value of our stock; or
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a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

Taxation of Non-U.S. Securityholders
The terms “non-U.S. securityholder” or “non-U.S. stockholder” mean a beneficial owner of our securities or capital stock, respectively, that is not a U.S. securityholder, a U.S. stockholder or a partnership (or entity treated as a partnership for federal income tax purposes). The rules governing federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders are complex. This section is only a summary of such rules. We urge non-U.S. securityholders to consult their tax advisors to determine the impact of federal, state, and local income tax laws on the purchase, ownership and sale of our capital stock, including any reporting requirements.
Taxation of Non-U.S. Stockholders on Distributions on Capital Stock.   A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of a “United States real property interest” (“USRPI”), as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. The withholding tax applicable to “fixed or determinable annual or periodic” (“FDAP”) payments under the Code ordinarily will be withheld on the gross amount of such distribution unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business (conducted through a U.S. permanent establishment, where applicable), the non-U.S. stockholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distribution, and a non-U.S. stockholder that is a corporation also may be subject to the branch profits tax with respect to that distribution. Except with respect to certain distributions attributable to the sale of USRPIs described below, we plan to withhold U.S. income tax at the rate applicable to FDAP payments on the gross amount of any such distribution paid to a non-U.S. stockholder unless either:
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a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN or IRS Form W-8BEN-E evidencing eligibility for that reduced rate with us; or

•
the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.

A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its capital stock. Instead, the excess portion of such distribution will reduce the adjusted basis of that stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its capital stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its capital stock, as described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. stockholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits. In addition, because we generally cannot determine whether a non-U.S. stockholder is subject to tax on gain from the sale or disposition of our capital stock, we intend to withhold on any distribution that exceeds our current and accumulated earnings and profits at the applicable withholding rate under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), as discussed below. Consequently, although we intend to withhold at the rate applicable to FDAP payments on the entire amount of any distribution, to the extent that we do not do so, we will withhold at the applicable FIRPTA rate on any portion of a distribution not subject to FDAP withholding.

For any year in which we qualify as a REIT, a non-U.S. stockholder will incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under FIRPTA. A USRPI includes certain interests in real property and stock in certain corporations at least 50% of whose assets consist of USRPIs. Under FIRPTA, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the branch profits tax on such a distribution. We would be required to withhold on any distribution that we could designate as a capital gain dividend at the applicable FIRPTA rate. A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold.
However, if a class of our capital stock is regularly traded on an established securities market in the United States, capital gain distributions on that class of capital stock that are attributable to our sale of real property will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as (i) the non-U.S. stockholder did not own more than 10% of that class of capital stock at any time during the one-year period preceding the distribution or (ii) the non-U.S. stockholder was treated as a “qualified shareholder” or “qualified foreign pension fund” as described below. As a result, non-U.S. stockholders holding 10% or less of the applicable class of our capital stock generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. We believe our common stock, Series D Preferred Stock and Series E Preferred Stock are regularly traded on an established securities market in the United States. If a class of our capital stock is not regularly traded on an established securities market in the United States or the non-U.S. stockholder owned more than 10% of the applicable class of capital stock at any time during the one-year period preceding the distribution, capital gain distributions that are attributable to our sale of real property would be subject to tax under FIRPTA, as described in the preceding paragraph. Moreover, if a non-U.S. stockholder disposes of shares of our capital stock during the 30-day period preceding the ex-dividend date of a dividend, and such non-U.S. stockholder (or a person related to such non-U.S. stockholder) acquires or enters into a contract or option to acquire that capital stock within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. stockholder, then such non-U.S. stockholder shall be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.
Although the law is not clear on the matter, it appears that amounts we designate as retained capital gains in respect of our capital stock held by U.S. stockholders generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions by us of capital gain dividends. Under this approach, a non-U.S. stockholder would be able to offset as a credit against its federal income tax liability resulting from its proportionate share of the tax paid by us on such retained capital gains, and to receive from the IRS a refund to the extent of the non-U.S. stockholder’s proportionate share of such tax paid by us exceeds its actual federal income tax liability, provided that the non-U.S. stockholder furnishes required information to the IRS on a timely basis.
Taxation of Non-U.S. Stockholders on the Disposition of Capital Stock.    Non-U.S. stockholders could incur tax under FIRPTA with respect to gain realized upon a disposition of our capital stock if we are a United States real property holding corporation during a specified testing period. If at least 50% of a REIT’s assets are USRPIs, then the REIT will be a United States real property holding corporation. We believe that we are and will continue to be a United States real property holding corporation based on our investment strategy. However, despite our status as a United States real property holding corporation, a non-U.S. stockholder generally would not incur tax under FIRPTA on gain from the sale of our capital stock if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its stock is held directly or indirectly by non-U.S. stockholders. We cannot assure you that this test will be met. If a class of our capital stock is regularly traded on an established securities market, an additional exception to the tax under FIRPTA is available with respect to that class of our capital stock, even if we do not qualify as a domestically controlled qualified investment entity at the time the non-U.S. stockholder sells shares of that class of our capital stock. Under that exception, the gain from such a sale by such a non-U.S. stockholder will not be subject to tax under FIRPTA if:

•
that class of our capital stock is treated as being regularly traded under applicable Treasury regulations on an established securities market; and

•
the non-U.S. stockholder owned, actually or constructively, 10% or less of that class of our capital stock at all times during a specified testing period.

As noted above, we believe our common stock, Series D Preferred Stock and Series E Preferred Stock are regularly traded on an established securities market.
If the gain on the sale of our shares of capital stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a non-U.S. stockholder generally will incur tax on gain not subject to FIRPTA if:
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the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain; or

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the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the United States.

Taxation of Non-U.S. Stockholders on a Conversion of Preferred Stock.   The conversion of our preferred stock into our common stock may be a taxable exchange for a non-U.S. stockholder if our preferred stock constitutes a USRPI. Even if our preferred stock constitutes a USRPI, provided our common stock also constitutes a USRPI, a non-U.S. stockholder generally will not recognize gain or loss upon a conversion of preferred stock into our common stock so long as certain FIRPTA-related reporting requirements are satisfied. If our preferred stock constitutes a USRPI and such requirements are not satisfied, however, a conversion will be treated as a taxable exchange of preferred stock for our common stock. Such a deemed taxable exchange will be subject to tax under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type (e.g., a corporate or a non-corporate stockholder, as the case may be) on the excess, if any, of the fair market value of such non-U.S. stockholder’s common stock received over such non-U.S. stockholder’s adjusted tax basis in its preferred stock. Collection of such tax will be enforced by a refundable withholding tax at the applicable FIRPTA rate on the value of the common stock.
Non-U.S. stockholders are urged to consult with their tax advisors regarding the federal income tax consequences of any transaction by which such non-U.S. stockholder exchanges shares of our common stock received on a conversion of preferred stock for cash or other property.
Taxation of Non-U.S. Stockholders on a Redemption of Preferred Stock.   For a discussion of the treatment of a redemption of preferred stock, see “— Taxation of U.S. Stockholders on a Redemption of Preferred Stock.”
Taxation of Non-U.S. Securityholders of Convertible Notes.   The following is a summary of the general federal income tax consequences that will apply to you if you are a “non-U.S. securityholder” of the notes. The discussion is based on current law and is for general information only.
Subject to the discussion of backup withholding and FATCA below, if you are a non-U.S. securityholder, you generally will not be subject to the federal withholding tax applicable to FDAP payments on interest paid on the notes under the “portfolio interest rule,” provided that:
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you do not actually or constructively own 10% or more of the total combined voting power of all classes of our shares that are entitled to vote within the meaning of Section 871(h)(3) of the Code and the Treasury Regulations thereunder;

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you are not a controlled foreign corporation for federal income tax purposes that is actually or constructively related to us through sufficient stock ownership (as provided in the Code);

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you are not a bank whose receipt of interest on a note is described in Section 881(c)(3)(A) of the Code; and

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you provide the applicable withholding agent with, among other things, your name and address, and certify, under penalties of perjury, that you are not a U.S. person within the meaning of the Code (which certification may be made on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form)).

The applicable Treasury Regulations provide alternative methods for satisfying the certification requirement described in this section. In addition, under these Treasury Regulations, special rules apply to pass-through entities and this certification requirement may also apply to beneficial owners of pass-through entities.
If you cannot satisfy the requirements described above, payments of interest generally will be subject to the federal withholding tax applicable to FDAP payments, unless you provide the applicable withholding agent with a properly executed (1) IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under an applicable income tax treaty or (2) IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to federal withholding tax because it is effectively connected with your conduct of a trade or business in the United States.
Subject to the discussion below regarding backup withholding and FATCA, you generally will not be subject to federal income or withholding tax on any gain recognized on the sale or other taxable disposition of a note (including a retirement or repurchase), unless:
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you are an individual non-U.S. securityholder, you are present in the United States for at least 183 days in the taxable year of such disposition and certain other conditions are met;

•
that gain is effectively connected with the conduct by you of a trade or business within the United States, (and, if required under an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by you in the United States); or

•
the note is treated as a USRPI under the FIRPTA.

If you are described in the first bullet point above, gain you recognize upon disposition generally will be subject to federal income tax, but may be offset by U.S.-source capital losses recognized in the same taxable year (provided you have timely filed federal income tax returns with respect to such losses), except as otherwise required by an applicable income tax treaty.
If you are described in the second bullet point, see the discussion below regarding interest or gain that is effectively connected with a U.S. trade or business.
As described above under “— Taxation of Non-U.S. Securityholders — Taxation of Non-U.S. Stockholders on the Disposition of Capital Stock,” non-U.S. stockholders could incur tax under FIRPTA with respect to gain realized upon a disposition of our shares if we are a United States real property holding corporation during a specified testing period. If at least 50% of a REIT’s assets are USRPIs, then the REIT will be a United States real property holding corporation. We believe that we are a United States real property holding corporation based on our investment strategy. However, despite our status as a United States real property holding corporation, a non-U.S. stockholder generally would not incur tax under FIRPTA on gain from the sale of our shares if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. stockholders. We cannot assure you that this test will be met.
Even if 50% or more of our assets consist of interests in real property located in the United States and we are not a domestically controlled qualified investment entity, so long as our common stock continues to be regularly traded on an established securities market in the United States, a note will not be a United States real property interest and a non-U.S. securityholder will not be subject to federal income tax on the disposition of notes under FIRPTA (i) if the notes are considered to be regularly traded on an established securities market and the non-U.S. securityholder has not held (at any time during the shorter of the five-year period preceding the date of disposition or its holding period) more than 10% (actually or constructively) of the total fair market value of the notes outstanding or (ii) if the notes are not considered to be regularly traded on an established securities market and on the date the non-U.S. securityholder’s notes were acquired they had a fair market value less than or equal to 10% of the fair market value of our common stock outstanding. It is uncertain whether the notes will be considered to be regularly traded for purposes of the tests described in (i) and (ii) above. If you are a non-U.S. securityholder, you should consult your tax advisor as to whether the sale, exchange, repurchase, or other disposition of a note is exempt from federal income tax under FIRPTA.
If a non-U.S. securityholder exceeds the limits described in the above paragraph (and the notes are otherwise subject to FIRPTA), such non-U.S. securityholder would be subject to federal income tax at the regular graduated rates generally applicable to U.S. securityholders on gain, if any, recognized in connection with its disposition of notes. If a non-U.S. securityholder is subject to the tax described in the preceding sentence, it will be required to file a federal income tax return with the IRS.
To the extent that the amount realized on any disposition of notes is attributable to accrued but unpaid interest, such amount generally will be treated in the same manner as payments of interest as described above.
If you are engaged in a trade or business in the United States and interest on a note or gain recognized from the sale, exchange, repurchase, or other taxable disposition of a note is effectively connected with the conduct of that trade or business (and, if required under an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by you in the United States), you generally will be subject to federal income tax (but not the federal withholding tax applicable to FDAP payments if you provide an IRS Form W-8ECI with respect to interest, as described above) on that interest or gain on a net income basis in the same manner as if you were a U.S. person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to the branch profits tax (as potentially reduced by an applicable income tax treaty) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with your conduct of a trade or business in the United States. For this purpose, interest or gain effectively connected with your trade or business in the United States will be included in your earnings and profits.
To the extent you recognize any gain as a result of the receipt of cash in the conversion (including the receipt of cash in lieu of a fractional share upon conversion), such gain would be subject to the rules with respect to the sale or exchange of a note described above. Under FIRPTA, in the event that the notes were to be treated as USRPIs, then a non-U.S. securityholder generally would need to comply with certain reporting and other requirements to avoid being subject to tax as a result of the conversion even in situations where the conversion would otherwise be subject to non-recognition for U.S. securityholders, and no assurance can be given that a non-U.S. securityholder would be able to satisfy such requirements if they were to apply.
To the extent that any cash or shares of our common stock received upon the conversion of the notes by a non-U.S. securityholder is subject to federal withholding tax and is not sufficient to comply with our federal withholding obligations, we may withhold from any amounts owed to such non-U.S. securityholder, including, but not limited to, any actual cash dividends or distributions subsequently made with respect to such shares of our common stock.
The applicable conversion rate on the convertible notes may be subject to adjustment in certain circumstances. Any such adjustment (or failure to make an adjustment) could, in certain circumstances, give rise to a deemed distribution to non-U.S. securityholders of the notes without the receipt of any cash. See “— Taxation of U.S. Securityholders of Convertible Notes,” above. Any taxable deemed distribution to the extent of our current and accumulated earnings and profits would be subject to the rules described under “— Taxation of Non-U.S. Securityholders — Taxation of Non-U.S. Stockholders on Distributions on Capital Stock” and any taxable deemed distribution in excess of our current and accumulated earnings and profits would be subject to the rules under “— Taxation of Non-U.S. Securityholders — Taxation of Non-U.S. Stockholders on the Disposition of Capital Stock.” Because such deemed distributions will not give rise to any cash from which any applicable federal withholding tax can be satisfied, we may set off any withholding tax that we are required to collect with respect to any such deemed distribution against cash payments of interest or from shares of our common stock or cash payments for fractional shares otherwise deliverable to a securityholder. Until such time as judicial, legislative, or regulatory guidance becomes available that would, in our reasonable determination, permit us to treat such deemed distributions as other than deemed dividend distributions treated as ordinary income, we generally intend to withhold on such distributions the rate applicable to FDAP payments or whatever treaty rate is applicable to ordinary income dividends from REITs, to the extent such dividends are made out of our current or accumulated earnings and profits. A non-U.S. securityholder who is subject to withholding tax under such circumstances is urged to consult its tax advisor as to whether it can obtain a refund for all or a portion of the withholding tax.
The tax consequences of owning and disposing of shares of common stock received upon conversion of the notes are described under “— Taxation of Non-U.S. Securityholders” and “— Information Reporting Requirements and Withholding.”
Qualified Shareholders.   Subject to the exception discussed below, any distribution to a “qualified shareholder” who holds REIT stock directly or indirectly (through one or more partnerships) will not be subject to federal income tax under FIRPTA and thus will not be subject to special withholding rules under FIRPTA. While a “qualified shareholder” will not be subject to FIRPTA withholding on REIT distributions, the portion of REIT distributions attributable to certain investors of a “qualified shareholder” (i.e., non-U.S. persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor), and directly or indirectly hold more than 10% of the stock of such REIT (whether or not by reason of the investor’s ownership in the “qualified shareholder”)) may be subject to FIRPTA withholding. REIT distributions received by a “qualified shareholder” that are exempt from FIRPTA withholding may still be subject to regular U.S. withholding tax.
In addition, a sale of our capital stock by a “qualified shareholder” who holds such stock directly or indirectly (through one or more partnerships) generally will not be subject to federal income taxation under FIRPTA. As with distributions, the portion of amounts realized attributable to certain investors of a “qualified shareholder” (i.e., non-U.S. persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor), and directly or indirectly hold more than 10% of the stock of such REIT (whether or not by reason of the investor’s ownership in the “qualified shareholder”)) may be subject to federal income taxation and FIRPTA withholding on a sale of our capital stock.
A “qualified shareholder” is a foreign person that (i) either is eligible for the benefits of a comprehensive income tax treaty which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the NYSE or Nasdaq markets, (ii) is a qualified collective investment vehicle (defined below), and (iii) maintains records on the identity of each person who, at any time during the foreign person’s taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (i), above.
A qualified collective investment vehicle is a foreign person that (i) would be eligible for a reduced rate of withholding under the comprehensive income tax treaty described above, even if such entity holds more than 10% of the stock of such REIT, (ii) is publicly traded, is treated as a partnership under the Code, is a withholding foreign partnership, and would be treated as a “United States real property holding corporation” if it were a domestic corporation, or (iii) is designated as such by the Secretary of the Treasury and is either (a) fiscally transparent within the meaning of Section 894 of the Code, or (b) required to include dividends in its gross income, but is entitled to a deduction for distributions to its investors.
Qualified Foreign Pension Funds.   Any distribution to a “qualified foreign pension fund” (or an entity all of the interests of which are held by a “qualified foreign pension fund”) who holds REIT stock directly or indirectly (through one or more partnerships) will not be subject to U.S. federal income taxation under FIRPTA and thus will not be subject to special withholding rules under FIRPTA. REIT distributions received by a “qualified foreign pension fund” that are exempt from FIRPTA withholding may still be subject to regular U.S. withholding tax. In addition, a sale of our shares by a “qualified foreign pension fund” that holds such shares directly or indirectly (through one or more partnerships) will not be subject to federal income taxation under FIRPTA.
A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (i) which is created or organized under the law of a country other than the United States, (ii) which is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (iii) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) which is subject to government regulation and with respect to which annual information reporting about its beneficiaries is provided or otherwise made available to the relevant tax authorities in the country in which it is established or operates, and (v) with respect to which, under the laws of the country in which it is established or operates, (a) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate, or (b) taxation of any investment income of such organization or arrangement is deferred or such income is taxed at a reduced rate.
FATCA Withholding.   Under FATCA, a U.S. withholding tax will be imposed on dividends and interest paid on our securities received by certain non-U.S. securityholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. securityholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect to such dividends or interest will be required to seek a refund from the IRS to obtain the benefit or such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.
Information Reporting Requirements and Withholding
We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding with respect to distributions unless the holder:
•
is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

•
provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us.
Backup withholding generally will not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder provided that the non-U.S. stockholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption effected outside the U.S. by a non-U.S. stockholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition by a non-U.S. stockholder of stock made by or through the U.S. office of a broker generally is subject to information reporting and backup withholding unless the non-U.S. stockholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder’s federal income tax liability if certain required information is furnished to the IRS. Stockholders are urged consult their tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

Under FATCA, whether or not non-U.S. stockholders are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes, a U.S. withholding tax at a 30% rate will be imposed on dividends paid to U.S. stockholders who own their shares through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. We will not pay any additional amounts in respect of any amounts withheld.
Other Tax Consequences
Tax Aspects of Our Investments in Our Operating Partnership and Subsidiary Partnerships.   Substantially all of our investments are owned indirectly through our operating partnership, which owns the hotel properties either directly or through certain subsidiaries. The following discussion summarizes certain federal income tax considerations applicable to our direct or indirect investments in our operating partnership and any subsidiary partnerships or limited liability companies that we form or acquire (each individually a “Partnership” and, collectively, the “Partnerships”). The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.
We are entitled to include in our income our distributive share of each Partnership’s income and to deduct our distributive share of each Partnership’s losses only if such Partnership is classified for federal income tax purposes as a partnership (or an entity that is disregarded for federal income tax purposes if the entity has only one owner or member) rather than as a corporation or an association taxable as a corporation. An unincorporated entity with at least two owners or members will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it:
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is treated as a partnership under the Treasury regulations relating to entity classification (the “check-the-box regulations”); and

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is not a “publicly traded” partnership.

Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership (or an entity that is disregarded for federal income tax purposes if the entity has only one owner or member) for federal income tax purposes. Each Partnership intends to be classified as a partnership for federal income tax purposes, and no Partnership will elect to be treated as an association taxable as a corporation under the check-the-box regulations.
Hunton Andrews Kurth LLP is of the opinion that our operating partnership will be treated as a partnership, and not an association or publicly traded partnership taxable as a corporation, for federal income tax purposes. Investors should be aware, however, that advice of counsel is not binding upon the IRS, or any court. Therefore, no assurances can be given that our operating partnership will be treated as a partnership for federal income tax purposes. A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. There is a risk that the IRS may contend that the right of a holder of common units in our operating partnership to redeem the units for cash or, at our election, our common stock could cause the common units to be considered readily tradable on the substantial equivalent of a secondary market. A publicly traded partnership will not, however, be treated as a corporation for any taxable year if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly traded partnership, 90% or more of the partnership’s gross income for such year consists of certain passive-type income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends (the “90% passive income exception”). Treasury regulations (the “PTP regulations”) provide limited safe harbors from the definition of a publicly traded partnership. Pursuant to one of those safe harbors (the “private placement exception”), interests in a partnership will not be treated as readily tradable on a secondary market or a substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act and (ii) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. Pursuant to another safe harbor (the “limited trading exception”), interests in a partnership will not be treated as readily traded on a secondary market or a substantial equivalent thereof if the sum of the percentage interests in the partnership capital or profits transferred during the taxable year of the partnership does not exceed two percent of the total interests in the partnership capital or profits, excluding certain “private transfers” and transfers made under certain redemption or repurchase agreements.
For tax purposes, our operating partnership is treated as a continuation of our predecessor, which merged into our operating partnership in connection with our initial public offering (“IPO”). We believe our predecessor qualified for the limited trading exception in each of its prior taxable years, but did not qualify for the 90% passive income exception because its income primarily arose from the active business of operating hotels. For its 2011 taxable year, we believe that our operating partnership qualified for the limited trading exception unless the IRS successfully contends that the payment of certain accrued and unpaid priority distributions on our predecessor’s Class A and Class A-1 membership interests in connection with the formation transactions related to our IPO is recharacterized as a “disguised sale” for federal income tax purposes. Although we have been advised by counsel that the payment of the accrued and unpaid priority returns in connection with the formation transactions should not be a “disguised sale,” no assurance can be given that the IRS will not successfully challenge that position, in which case we would not satisfy the limited trading exceptions. If treated as a publicly traded partnership, our operating partnership would not have qualified for the 90% passive income exception during its 2011 taxable year because of the active hotel business income our predecessor earned in 2011 prior to the closing of our IPO. However, during our operating partnership’s 2011 taxable year, no common unit holder was eligible to redeem common units for cash or, at our election, our common stock. Accordingly, even if our operating partnership did not qualify for the limited trading exception, we believe that our operating partnership was not treated as a publicly traded partnership during its 2011 taxable year because interests in our operating partnership were not readily tradable on a secondary market or the substantial equivalent thereof. Because we believe that neither our predecessor nor our operating partnership has been classified as a publicly traded partnership in prior taxable years, we believe that the 90% passive income exception will be available, if necessary, to prevent our operating partnership from being taxed as a corporation should it be classified as a publicly traded partnership. We believe that our operating partnership has had, and will have, sufficient qualifying rental income to satisfy the 90% passive income exception and may qualify for the limited trading exception in certain years. We expect that any other Partnership that we form in the future will qualify for the private placement exception.
We have not requested, and do not intend to request, a ruling from the IRS that our operating partnership will be classified as a partnership for federal income tax purposes. If for any reason our operating partnership were taxable as a corporation, rather than as a partnership, for federal income tax purposes, most, if not all, of the tax consequences described herein would be inapplicable. In particular, we would not qualify as a REIT unless we qualified for certain relief provisions, because the value of our ownership interest in our operating partnership exceeds 5% of our assets and we would be considered to hold more than 10% of the voting securities (and more than 10% of the value of the outstanding securities) of another corporation. See “— Gross Income Tests” and “— Asset Tests.” In addition, any change in our operating partnership’s status for federal income tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See “— Distribution Requirements.” Further, items of income and deduction of our operating partnership would not pass through to its partners, and its partners would be treated as stockholders for federal income tax purposes. Consequently, our operating partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing our operating partnership’s taxable income.
Partners, Not the Partnerships, Subject to Tax.   A partnership is not a taxable entity for federal income tax purposes. Rather, we are required to take into account our allocable share of each Partnership’s income, gains, losses, deductions, and credits for any taxable year of such Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distribution from such Partnership. For taxable years after December 31, 2017, however, the tax liability for adjustments to a Partnership’s tax returns made as a result of an audit by the IRS will be imposed on the Partnership itself in certain circumstances absent an election to the contrary.
Partnership Allocations.   Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the federal income tax laws governing partnership allocations. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership’s allocations of taxable income, gain, and loss are intended to comply with the requirements of the federal income tax laws governing partnership allocations.
Tax Allocations with Respect to Our Properties.   Income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. When cash is contributed to a partnership in exchange for a partnership interest, such as our contribution of the proceeds of any offering to our operating partnership in exchange for common or preferred units, similar rules apply to ensure that the existing partners in the partnership are charged with, or benefit from, respectively, the unrealized gain or unrealized loss associated with the partnership’s existing properties at the time of the cash contribution. In the case of a contribution of property, the amount of the unrealized gain or unrealized loss (“built-in gain” or “built-in loss”) generally is equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). In the case of a contribution of cash, a book-tax difference may be created because the fair market value of the properties of the partnership on the date of the cash contribution may be higher or lower than the partnership’s adjusted tax basis in those properties. Any property purchased for cash initially will have an adjusted tax basis equal to its fair market value, resulting in no book-tax difference.
The contribution of the cash proceeds of our IPO and other stock offerings to our operating partnership created book-tax differences, and our contribution of the proceeds of any future offering to our operating partnership may also create a book-tax difference. Furthermore, our operating partnership may admit partners in the future in exchange for a contribution of appreciated or depreciated property, resulting in book-tax differences and our operating partnership succeeded to the book-tax differences with respect to properties contributed to our predecessor. Allocations with respect to book-tax differences are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The U.S. Treasury Department has issued regulations requiring partnerships to use a “reasonable method” for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods. Under certain available methods, our operating partnership’s existing tax basis in our initial properties at the time we contributed the cash proceeds of the IPO and the carryover basis in the hands of our operating partnership of properties contributed in the future could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all our properties were to have a tax basis equal to their fair market value at the time of the contribution of cash or property. We have decided to use the remedial method prescribed in Treasury Regulation 1.704-3(d) to account for book-tax differences caused by the contribution of the cash proceeds of our stock offerings to our operating partnership or the future acquisition of properties by our operating partnership.
Basis in Partnership Interest.   Our adjusted tax basis in our partnership interest in our operating partnership generally is equal to:
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the amount of cash and the basis of any other property contributed by us to our operating partnership;

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increased by our allocable share of our operating partnership’s income and our allocable share of indebtedness of our operating partnership; and

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reduced, but not below zero, by our allocable share of our operating partnership’s loss and the amount of cash distributed to us, and by constructive distributions resulting from a reduction in our share of indebtedness of our operating partnership.

If the allocation of our distributive share of our operating partnership’s loss would reduce the adjusted tax basis of our partnership interest below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce our adjusted tax basis below zero. To the extent that our operating partnership’s distributions, or any decrease in our share of the indebtedness of our operating partnership, which is considered a constructive cash distribution to the partners, reduce our adjusted tax basis below zero, such distributions will constitute taxable income to us. Such distributions and constructive distributions normally will be characterized as long-term capital gain.
Depreciation Deductions Available to Our Operating Partnership.   Our operating partnership’s tax basis in our initial properties was generally not affected by the formation transactions and our IPO. However, if the IRS successfully contends that the payment of certain accrued and unpaid priority returns on our predecessor’s Class A and Class A-1 membership interests in connection with the formation transactions is recharacterized as a “disguised sale” for federal income tax purposes, our basis in our operating partnership’s assets may be adjusted to account for the difference between the deemed purchase price of the interests we are treated as having acquired in the “disguised sale” and the proportionate share of our operating partnership’s basis in the assets that is attributable to such interests. Such adjustments will only affect tax allocations made to us. To the extent that our operating partnership acquires hotels in exchange for cash, its initial basis in such hotels for federal income tax purposes generally will be equal to the purchase price paid by our operating partnership. Our operating partnership’s initial basis in hotels acquired in exchange for units in our operating partnership should be the same as the transferor’s basis in such hotels on the date of acquisition by our operating partnership. Although the law is not entirely clear, our operating partnership generally will depreciate such depreciable hotel property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors. Our operating partnership’s tax depreciation deductions will be allocated among the partners in accordance with their respective interests in our operating partnership, except to the extent that our operating partnership is required under the federal income tax laws governing partnership allocations to use a method for allocating tax depreciation deductions that are attributable either to (i) properties held by our operating partnership at the time we contributed the cash proceeds of our stock offerings to our operating partnership in exchange for units (except to the extent of the portion of the properties attributable to membership interests in our predecessor that we are treated as having acquired with the cash proceeds of our IPO) or (ii) properties contributed to our operating partnership in the future in exchange for common units. Those special allocations could result in our receiving a disproportionate share of such deductions.
Sale of a Partnership’s Property.   Generally, any gain realized by a Partnership on the sale of property held by the Partnership for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain or loss recognized by a Partnership on the disposition of contributed properties will be allocated first to the partners of the Partnership who contributed such properties to the extent of their built-in gain or loss on those properties for federal income tax purposes. The partners’ built-in gain or loss on such contributed properties will equal the difference between the partners’ proportionate share of the book value of those properties and the partners’ tax basis allocable to those properties at the time of the contribution, subject to certain adjustments. Any remaining gain or loss recognized by the Partnership on the disposition of the contributed properties, and any gain or loss recognized by the Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in the Partnership. Similar allocation rules apply with respect to the built-in gain attributable to the difference between the fair market value of our hotel properties at the closing of our IPO and our predecessor’s adjusted tax basis in those properties.
Our share of any gain realized by a Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for REIT status. See “— Gross Income Tests.” We do not presently intend to acquire or hold or to allow any Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or such Partnership’s trade or business.
Legislative or Other Actions Affecting REITs
The present federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. We cannot predict the long-term effect of any recent changes or any future law changes on REITs and their security holders. Prospective securityholders are urged to consult with their tax advisors regarding the effect of potential changes to the federal income tax laws on an investment in our securities.
State, Local and Foreign Taxes
We and/or you may be subject to taxation by various states, localities and foreign jurisdictions, including those in which we or a stockholder transacts business, owns property or resides. The state, local and foreign tax treatment may differ from the federal income tax treatment described above. Consequently, you are urged to consult your tax advisors regarding the effect of state, local and foreign tax laws upon an investment in our securities.

PLAN OF DISTRIBUTION
We may sell the securities being offered hereby in one or more of the following ways from time to time:
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through agents to the public or to investors;

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to underwriters or dealers for resale to the public or to investors;

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directly to agents;

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in “at-the-market” offerings, within the meaning of Rule 415 of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise;

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directly to investors;

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through a combination of any of these methods of sale; or

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in any manner, as provided in the accompanying prospectus supplement.

We may also effect a distribution of the securities offered hereby through the issuance of derivative securities, including without limitation, warrants, forward delivery contracts and the writing of options.
In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:
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a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

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purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

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ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

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privately negotiated transactions.

Subject to maintaining our qualification as a REIT, we may also enter into hedging transactions. For example, we may:
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enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of securities offered pursuant to this prospectus, in which case such broker-dealer or affiliate may use securities issued pursuant to this prospectus close out its short positions;

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sell securities short and redeliver such shares to close out our short positions;

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enter into option or other types of transactions that require us to deliver securities to a broker-dealer or an affiliate thereof, who will then resell or transfer securities under this prospectus; or

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loan or pledge securities to a broker-dealer or an affiliate thereof, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus.

We will set forth in a prospectus supplement the terms of the offering of securities, including:
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the name or names of any agents or underwriters;

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the purchase price of the securities being offered and the proceeds we will receive from the sale;

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the terms of the securities offered;

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any over-allotment options under which underwriters or agents may purchase or place additional securities;

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any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

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any public offering price;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchanges on which such securities may be listed.

Agents
We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell the securities being offered hereby on a continuing basis, unless otherwise provided in a prospectus supplement.
We may from time to time engage a broker-dealer to act as our offering agent for one or more offerings of our securities. If we reach agreement with an offering agent with respect to a specific offering, including the number of securities and any minimum price below which sales may not be made, then the offering agent will try to sell such common stock on the agreed terms. The offering agent could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the NYSE, or sales made to or through a market maker other than on an exchange. The offering agent will be deemed to be an “underwriter” within the meaning of the Securities Act, with respect to any sales effected through an “at-the-market” offering.
Underwriters
If we use underwriters for a sale of securities, the underwriters will acquire the securities, and may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.
Institutional Purchasers
We may authorize underwriters, dealers or agents to solicit certain institutional investors, approved by us, to purchase our securities on a delayed delivery basis or pursuant to delayed delivery contracts provided for payment and delivery on a specified future date. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. We will describe in the prospectus supplement details of any such arrangement, including the offering price and applicable sales commissions payable on such solicitations.
Direct Sales
We may also sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the accompanying prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses from time to time.
Underwriting Compensation
Any underwriting compensation paid by us to underwriters, dealers or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum compensation to be paid to underwriters participating in any offering made pursuant to this prospectus will not exceed 8% of the gross proceeds from that offering. In the event that FINRA Rule 5121 applies to any such offering due to the presence of a

“conflict of interest” (as that term is defined in FINRA Rule 5121), the prospectus supplement for that offering will contain prominent disclosure with respect to such conflict of interest as required by that rule. Underwriters, dealers and agents may be entitled, under agreements entered into with us and our operating partnership, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act. We will describe any indemnification agreement in the applicable prospectus supplement.
Trading Markets and Listing of Securities
Unless otherwise specified in the accompanying prospectus supplement, each class or series of securities covered by this prospectus will be a new issue with no established trading market, other than our common stock, our Series D Preferred Stock or our Series E Preferred Stock, each of which is listed on the NYSE. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.
Stabilization Activities
In accordance with Regulation M under the Exchange Act, underwriters may engage in over-allotment, stabilizing or short covering transactions or penalty bids in connection with an offering of our securities. Over-allotment transactions involve sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than they would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

LEGAL MATTERS
Certain matters of Maryland law, including the validity of the securities covered by this prospectus, will be passed upon for us by Venable LLP. Certain tax matters will be passed upon for us by Hunton Andrews Kurth LLP.
EXPERTS
The consolidated financial statements of Summit Hotel Properties, Inc. appearing in Summit Hotel Properties, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2019, and the effectiveness of Summit Hotel Properties, Inc.’s internal control over financial reporting as of December 31, 2019 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

$250,000,000
1.50% Convertible Senior Notes Due 2026
January 7, 2021
Joint Book-Running Managers
BofA Securities
Deutsche Bank Securities
Senior Co-Managers
KeyBanc Capital Markets
Regions Securities LLC
US Bancorp
Co-Managers
Capital One Securities
PNC Capital Markets LLC
Raymond James
BMO Capital Markets
RBC Capital Markets
Baird
Bancroft Capital